Prospectus Supplement (Sales Report) No. 5 dated September 1, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 65426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
65426	$4,000	$4,000	11.14%	1.00%	August 28, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 65426. Member loan 65426 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Infotrieve, Inc.	Debt-to-income ratio:	11.08%
Length of employment:	6 months	Location:	Ann Arbor, MI

Home town:	Ann Arbor
Current & past employers:	Infotrieve, Inc., University of Michigan
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

We currently have one car that is 19 years old and one that is 8 years old. The 19 year old car, which is the car my husband drives to his job at a local university, was just given about a month to live by our mechanic. We've gotten an amazing amount of use out of it but we will need to be sure to get a reliable vehicle before that one gives out. We hope to be able to donate it with some life left in it to a local non-profit. That is what we have done in the past with our old cars. Our mechanic will help us find a used car in great shape for around $10,000. We have saved about half of that but we really need to make a purchase soon. It would be fabulous to get a loan for a lower percentage rate than what our credit union offers. Currently that is probably about 11% for older vehicles. Thanks for considering us.

A credit bureau reported the following information about this borrower member on January 15, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	0
Revolving Credit Balance:	$24,220.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	0
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The loan stated here is 11.14% Are you still willing to go through with the loan? I ask because if I invest in your loan my funds are tied up until either the loan is funded or you cancel. Other investors are probably leary of making the commitment for the same reason. Also have you submitted information to Lending club to have your income verified? Again, investors like to see this assurance and helps fund this loan quicker. Thanks	Yes, the loan is okay at this interest rate.

Member Payment Dependent Notes Series 372947

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372947	$5,000	$5,000	12.18%	1.00%	August 26, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372947. Member loan 372947 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,458 / month
Current employer:	The Evergreen Corporation dba Evergreen Construction	Debt-to-income ratio:	17.64%
Length of employment:	1 year 6 months	Location:	Atlanta, GA

Home town:	Florence
Current & past employers:	The Evergreen Corporation dba Evergreen Construction
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

This loan will payoff the balance left on the engagement ring as well as the rehearsal dinner and honeymoon package. I would rather get the loan from Lending Club than carry it on my credit card for the next couple of years or so.

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,398.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Position/breif job description at Evergreen Construction Corp is? 2. Monthly rent AND usual living expenses are $ ? Good luck with loan request.	1. Assistant Project Manager (estimating/forecasting/project supervision). Graduated from Auburn with a building science degree in 2006. 2. I live with my fiance. She owns our townhome. I pay her $900/mo for "rent."
Could you please verify your income with lending club? Could you please detail your monthly expenses?	My income has already been verified.
When income is verified, there is an asterisk next to the income amount (there isn't one at the moment). Income verification is an extra step that involves contacting lending club and forwarding them the necessary documents to verify it. Could you also detail your monthly expenses?	Where do I verify my income, I can't find it on the website. I can also email you a scanned copy of my check stub if that would work. Dustin
I think from what I've read from other borrowers, if you call lending club they can let you know what documents you need to send them to verify it. Thanks for being willing to send to me but I think it is best to send to lending club!	Thanks.

Member Payment Dependent Notes Series 380310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380310	$6,000	$6,000	14.61%	1.00%	September 1, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380310. Member loan 380310 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	FCI Ray Brook	Debt-to-income ratio:	18.98%
Length of employment:	14 years 1 month	Location:	Plattsburgh, NY

Home town:	Tupper lake
Current & past employers:	FCI Ray Brook
Education:	Paul Smiths College of Arts and Science

This borrower member posted the following loan description, which has not been verified:

Would like to consolidate my bills to one payment and with a earlier payoff of 3 years.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	73
Revolving Credit Balance:	$2,725.00	Public Records On File:	1
Revolving Line Utilization:	38.90%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $500 of your requested $20K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $4,583 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. 6. Loan description is Home Improvement Project but description appears to be consolidate credit cards at lower interest rate. What is correct ? Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto	I work at the Federal Correctional Institution at Ray Brook N.Y. as a supervising workers producing textile products. I earn $4,583 monthly gross income only. I live with my girlfriend so household, living expences are split. I have a car payment that is mine. Loan description was for Home improvment at first but changed it to Debt consolidation but I see it says both still. I will e-mail for verification of job and income today. Thank You
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also why does your loan say "Consolidation of bills" but your Loan purpose say "Home improvement project"? Thank you.	I contacted Lending Club yesturday about verifing employment and income. I changed from Home Improvment to Consolidate Bills but both still show so I missed something somewhere.

Member Payment Dependent Notes Series 384157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384157	$5,000	$5,000	7.40%	1.00%	August 27, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384157. Member loan 384157 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,150 / month
Current employer:	Luck Brothers Inc	Debt-to-income ratio:	7.92%
Length of employment:	12 years	Location:	Champlain, NY

Home town:	Platte
Current & past employers:	Luck Brothers Inc
Education:	Postdam College

This borrower member posted the following loan description, which has not been verified:

Consolidate one loan and one credit card balance

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,874.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello trbone61, could you provided more info on the other loans. Your record shows only revolving credit balance of $1,874.00. You have requested $5,000. Thank you.	I have a balance of approximately $2300 with Capital One on a personal loan. When I approached them about possibly refinancing, I was told I'd have to wait for an offer in the mail from them. This balance will get paid off with this $5000. The remainder is a balance on a Chase credit card.

Member Payment Dependent Notes Series 386188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386188	$9,500	$9,500	16.35%	1.00%	August 27, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386188. Member loan 386188 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Snohomish Fire & Rescue	Debt-to-income ratio:	9.51%
Length of employment:	4 years 8 months	Location:	Snohomish, WA

Home town:
Current & past employers:	Snohomish Fire & Rescue
Education:

This borrower member posted the following loan description, which has not been verified:

Support American Family Farms! We just signed a lease for an additional 480 acres. We will be growing barley, wheat, canola, corn, and mustard. We have all the money for the lease, we just need a little extra to help pay for seed, fuel, etc. Our family has been farming at this loaction for 85 years, so we already haved the equipment, know-how, etc. We have a contract in place for half of our crops, and buyers lined up for everything we produce. I also have a job as a full-time firefighter, so no matter what, we will make the loan payments.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	35
Revolving Credit Balance:	$17,105.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Position and brief job description at SFR? 2. You work full-time at SFR. When do you plan to have time to farm 480 acres? 3. Are you farming solo? Or are family helping with farming duties? 3. Monhtly rent and usual living expenes are $? Good luck with loan request.	I have been a full time firefighter since Feb. 1. I volunteered for 4 years before that. My rank is Firefighter, and I am still on probation, but since I have worked there for a while previously, I was already an EMT, Fire Apparatus Engineer, etc. So I was able to change status and perform all the normal duties right away. We just switched to a 48/96 schedule. I work 2 days straight, then get 4 days off. So I have some free time. I also have my family, and a friend or 2 who have been very willing to help me. My rent is $850/mo. At this point in life, I am living pretty simply, I am not too fond of debt, so I am spending $ only on what I really need. Thanks!
To my understanding, farming income is generally made after harvest. Will the monthly payment for this loan be a burden until that time? Do you intend to pay the loan off early?	I will have no problem making the monthly payment. I have several income sources other than farming. This year I just needed a little extra cash due to the increase in acreage we are farming. I would like to pay off, or at least greatly pay down this debt before spring comes. Thanks!
Hello, May I ask whether you will be buying any Monsanto/other GM seeds, or using your own seed stock?	The mustard is grown from the local seed company. Same for the Barley, since this is our first Barley crop in several years, we bought it, but we will keep enough to plant next years crop.
Do you have insurance in case of crop loss? Thanks.	I do not have crop insurance. We have never suffered a full loss since I've been alive. We grow different crops that are harvested at different times. We just harvested 20 acres of organic wheat, for example.

Member Payment Dependent Notes Series 402791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
402791	$11,975	$11,975	13.92%	1.00%	August 26, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 402791. Member loan 402791 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Merrill Lynch	Debt-to-income ratio:	23.14%
Length of employment:	2 years 4 months	Location:	Jacksonville, FL

Home town:	Jacksonville
Current & past employers:	Merrill Lynch, Keith V Holland DDS
Education:	FCCJ

This borrower member posted the following loan description, which has not been verified:

I will use the loan to avoid paying the high interest rates on 3 cards. Would like to have 1 monthly payment instead of 3.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,481.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $15,481.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Merrill Lynch? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The entire loan will go to debt and put at a more manageable level. I do have 2 1/2 more years on a car loan. I provide 2nd level desktop and server support at Merrill. Like most Americans, I am not a big saver but am going to once I correct this credit mistake. A rough estimate of my expenses a month is around $1500. Depending on the payments, a loan for the entire revolving balance would also be of interest. When submitting request with Lending Club, I selected box to authorize income verification.

Member Payment Dependent Notes Series 414608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414608	$3,000	$3,000	8.94%	1.00%	August 26, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414608. Member loan 414608 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Caterpillar Inc.	Debt-to-income ratio:	1.80%
Length of employment:	2 years 5 months	Location:	Groveland, IL

Home town:	Seoul, South Korea
Current & past employers:	Caterpillar Inc.
Education:	Bradley University

This borrower member posted the following loan description, which has not been verified:

I would like to have all of my debt in one easy place to pay off.

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,087.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Position/brief job description at CAT? 2. Mortgage (PITI) and usual living expenses $? 3. Student loans? Balance $? Good luck with loan request.	I am an Inventory Records Analyst at Caterpillar. I provide logistical support to the CAT distribution centers located globally. Right now, I am living with my parents to cut down on expenses and save money. Currently I only have one student loan totaling $4000.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $2,087.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Caterpillar Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, the loan will be used to pay off my all of my credit cards. The only other loan I have is a small student loan totaling $4000. Right now I live with my parents to cut down on expenses so I spend less than $300 on miscellaneous activities. I am an Inventory Records Analyst at Caterpillar. I provide logistical support to the CAT distribution centers located globally. I have a savings fund as well as many stocks. I would be willing to verify my income with Lending Club.

Member Payment Dependent Notes Series 422008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422008	$10,000	$10,000	12.18%	1.00%	September 1, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422008. Member loan 422008 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	FELE	Debt-to-income ratio:	24.70%
Length of employment:	3 years 7 months	Location:	Oklahoma City, OK

Home town:
Current & past employers:	FELE, Franklin Electric
Education:	University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to finance my wife's education My financial situation: I am a good candidate for this loan because I am a Mechanical Engineer (MS) and a full time employee with a reputed firm for last three years and seven months. My annual income before taxes is about $62,000 excluding bonus. I am working towards my PE (Professional Engineer) license after which I hope will to be earning at least $70,000. My biggest drain for now is supporting my younger brother's dental school expenses and supporting my parents. I send them about $1300 pm which leaves me with $250-$350 of savings for emergency fund after all monthly expenses (let me know if you want to know the details). My wife is dependent on me for now. She has got admission in an excellent MS course at a great school which is ranked # 25. She also got scholarship of about $13,000. I hope that by next fall she will be able to help me in paying off this loan. I foresee that within a year, I'll be better off financially. As my brother is about to graduate and also my wife will be working.It???ll be really great if I could get a rate less than 10%. Let me know if you need any additional information. Please help me with whatever capacity you can. Thank you all for your help.

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,809.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $500 of your requested $10K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $5,000 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto	1. I work as Project (Design Engineer) at a pump manufacturing company. My job involves designing the water-transfer (pumps) and related products. 2. The income before taxes is $62000 and after taxes $3800 pm and 3. its 1 wage-earner. 4. I pay rent of $600 and utilities (electricity,cable,cell-phone) of $300. (5). My grocery and other entertainment expenses are around $400. My EMI for car is $350 + $100 for insurance (car/aptment). I've credit card payments (average APR 4%) for $280. Around $1200 goes to my family and my brother for medical school and I save about $700 for now which I'll use to pay off this loan. Also by next summer I hope that my wife will be working and also my brother will be practicing. So I should have at least $1000 extra saved. Let me know if you have any question.
Can you please talk about your $17k of revolving debt? Thanks.	I used most of the $17K credit card debt during my wedding in 2007. A part of that was also used to cover my educational expenses when I was doing my Masters. It's split among two cards and I am making a payment of about $400 to both cards. I've 2% APR on Chase and 6% on Citi.
How long are the introductory reate on the cards valid till? What if the credit card companies raise the rates? Will you have to take another consolidation loan?	I've closed the accounts with credit cards. That means I still have to pay the loan but can't use the rest of the credit limit on my credit cards which I wasn't using anyways. The rates are good till I pay off the loans. They have fixed the monthly payment based on 60 months pay off time. I try to make payments more than that.

Member Payment Dependent Notes Series 422630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422630	$10,000	$10,000	11.14%	1.00%	August 28, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422630. Member loan 422630 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,800 / month
Current employer:	Hartford Financial Services Group	Debt-to-income ratio:	8.28%
Length of employment:	2 years 9 months	Location:	Enfield, CT

Home town:	Enfield
Current & past employers:	Hartford Financial Services Group
Education:	Branford Hall Career Institute-Windsor Campus

This borrower member posted the following loan description, which has not been verified:

I would like an apr of 7.99% for 36 months.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,328.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Also, would you provide a more specific Loan Description? Thank you.	This loan is just to consolidate my bills. I can afford them just fine, but I would rather be paying one bill each month then various ones. I have 2 assets. One is an Oppenheimer retirement fund worth $250,000.00. The second fund is through Prudential. That fund is worth about $6,000.00. I have a savings and checking account as well through Webster Bank.
Greetings - I have a few questions. The first is about the rate. Lending Club is offering the loan at 11.14% but you have stated you want a 7.99% loan. Are you still interested? Also, what do you plan on using the $10,000 for? Lastly, what is it that you do at Hartford? Best of luck on your loan; Art	I am still interested in this loan. I was hoping for a lower interest rate, but I am happy to receive a loan for this interest rate after looking around. I am using this loan to consolidate my bills. I have no trouble with my bills, and I have no outstanding debt, but I would just like to have one large payment to a loan each month then 7 different bill payments each month.
08.22.2009 2. What is purpose of requested loan? (Nothing is mentioned but it appears to be debt consolidation at cheaper interest rate.) 2. Position/brief job description at HFSG is ? 4. Total mortgage (PITI) AND usual living epenses per month are $ ? 4. Lending Club priced loan at 11.14% but you want 7.99%. Are you still interested in this loan? Good luck with loan request.	I do plan on using this loan for debt consolidation. I have no trouble paying my bills, but I would rather have one large payment to a loan each month then several payments to various bills. I work at The Hartford doing processing for the Annuity Contact Center in Windsor CT. I manage various clients accounts, and help them get the paperwork and information they need reguarding their contracts. I am still interested in this loan even though it is 11.14%. After looking around, there are not many companies with a cheaper interest rate than this. Thank you
I would like to help fund your loan, but have a few questions. Can you provide any additional information on the purpose or reason for this loan? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Hartford Financial Services Group? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a car loan which I plan on paying with this loan. It is only about $2000.00 worth, and the 11.14% interest that you are offering is cheaper then what I am paying on most of my bills that I want to consolidate with this loan. I am a processer for the Annuity Contact Center at The Hartford, in Windsor CT. I make net about $1600.00 a month, and I spend about $700.00 on bills each month. I am inerested in this loan because I wish to have one large payment each month to a loan rather then several high interest rate bills each month that I am making payments to.

Member Payment Dependent Notes Series 425961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425961	$12,000	$12,000	13.22%	1.00%	September 1, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425961. Member loan 425961 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	n/a	Debt-to-income ratio:	20.91%
Length of employment:	2 years 3 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

Hello, My name is Michael and I have just recently bought my first home. When looking for houses, I picked a house that was selling for a discount in a good neighborhood; because it needed remodeling. I have put together a budget and plans for the remodel so far, the only thing that I lack is the cash up front to make things happen. I have a background in Construction with a Bachelors Degree in Construction Management and am currently working as a Commercial General Contractor in the Houston area. I appreciate you taking the time to consider this loan for me.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	74
Revolving Credit Balance:	$4,114.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Self-employed? Name of busines? 2. Monthly mortgage payment? (PITI) 3. Normal monthly living expenses? 4. Explain why 4 credit inquiries within last 6 months? (I assume obtaining financing for home purchase.) Good luck with loan.	Thanks for taking the time to look at my listing. 1. I am a W2 Employee 2. I work for W Turner Construction they are a national company and I typically focus on TX projects. 3. I have the typical expenses of having a home, 1 year left of car payments, Student Loans and misc. credit card balances that I plan on paying off within the year by renting out rooms in the house after remodel complete. 4. The credit inquiries are basically from the mortgage, I got quotes from two companies for the process. I spent about four months searching for homes due to first home deals falling through because of getting fha financing for homes that need to be remodeled. The final lender had to rerun my credit before the final processing they also sent it out to a third party to help process the loan which also ran the credit again. I appreciate you taking the time to consider me for this loan.
Please tell me your monthly morgage pmt and normal monthly living expenses. Also, what was the purchase price ofyour home and the size of your mortgage.	The mortgage payment is $1300 and the purchase price was $154,000. The monthly payment is split by me and another person. I have a car payment that i will pay off this year, cell, insurance, Utilities, student loans. Typically all combined comes out to around $900. I also qualify for the $8,000 tax credit at the end of the year for first time homebuyers.

Member Payment Dependent Notes Series 426389

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426389	$11,000	$11,000	8.94%	1.00%	August 31, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426389. Member loan 426389 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,667 / month
Current employer:	Naval Air Systems Command	Debt-to-income ratio:	7.14%
Length of employment:	29 years 4 months	Location:	Solomons, MD

Home town:	Philadelphia
Current & past employers:	Naval Air Systems Command
Education:	University of Maryland-University College, Johns Hopkins University

This borrower member posted the following loan description, which has not been verified:

Balance originally $16,000 it is now down to ~$11,000. Credit Card company gave me a term of 3.99% balance for life of balance. Never, ever late; always paid more than the minimum. Credit Card company unexpectedly changed the rate. Very unhappy with the company - they do not deserve my business. Request a loan to pay off cc company.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,162.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income with lending club (if you contact them, they can tell you how to do it)? Could you please detail your major monthly expenses?	Brief Job Description - Acquisition Manager buying major weapon systems for the Navy. No chance of retirement. Don't have the age for another 5 years. Other debts include a small loan, cc balance and line of credit. Have a checking account, several savings accounts, cds, and sharebuilder investments. Monthly rent and usual living expenses: ~$4500 I am willing to verify my income with Lending Tree. I will find out how to do this on 25 Aug.

Member Payment Dependent Notes Series 427342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427342	$7,000	$7,000	12.87%	1.00%	August 31, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427342. Member loan 427342 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Compellent Technologies	Debt-to-income ratio:	16.06%
Length of employment:	7 months	Location:	EDEN PRAIRIE, MN

Home town:
Current & past employers:	Compellent Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to re-finance my high-interest Credit Cards that are impossible to pay off. I have never missed a payment, and always pay on time. Absolutely no bad marks on my credit history, and it will continue to stay that way. I have a 100% stable job - Looking to pay off debts from while I was in college.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,609.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to refinance? (Your credit history shows a revolving credit balance of $19,609.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Compellent Technologies? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi, yes the revolving balance is just over $19,000. I am taking care of a portion of that that is around 19% APR which is hard to make progress on when the interest rate is so high. I do have student loans, but the payments are only $200/month at very low interest, so not my top priority is getting rid of the revolving debt first. No car loan. I am a support engineer. I help users with our SAN storage system via phone/email/on site support. I do have a couple thousand stashed away for an emergency fund. Total monthly expenses are approximately $1900.
Hi, You are requesting $7000, but credit balance shows $19,609.00. Can you explain the difference? What do you do at Compellent Technologies? Thank you!	I am taking care of some of the debt that is at 19% APR. This loan would be to refinance my higher interest rated debts. I am a support engineer that helps with SAN storage via email/phone/on-site support.
Hi, I have a few questions that will help me, and probably others, decide whether to invest in your loan: 1) What is Compellent Technologies exactly and what do you do there? 2) You have a relatively short employment history with this company. Could you share what makes you believe that your job is 100% stable? 3) Could you please explain the 2 credit inquiries over the past 6 months? 4) Are you still charging amounts to these or other credit cards? Thank you and good luck with your loan application.	1) They are a SAN vendor, and I am a support engineer that helps support the product. 2) I am a recent college graduate which explains my short employment with the company. Anything is possible, but we have hired 12 new employees after me, and our company is growing faster than we have anticipated. I do good work, and have never had issues with my job performance. 3) The two credit inquiries were most likely shopping around to find a low % APR to refinance my revolving debt. I do not need additional money, I am just trying to refinance at a lower APR to make more progress on my debts. 4) These credit cards are not being used, nor are any others. I use my debit (checking) account for all purchases. The cards were only used during college.
Can you please talk in a little more detail about how you accumulated your $19 k of debt? Thanks.	Sure - I am a double bachelors who went to school for 6 years. I worked a lot, but when you are taking 18+ credits each semester, it doesn't leave a lot of extra time to make money. Unfortunately, my student loans only paid for a portion of my tuition as I'm middle class, and I had to come up with the rest. I wanted to finish school and get into the 'work-world' quickly, so I went into debt. However, now that I am fully employed, and done with school, I want to do just the opposite and pay down & get out of debt.

Member Payment Dependent Notes Series 428204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428204	$15,000	$15,000	11.83%	1.00%	August 28, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428204. Member loan 428204 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	Cablevision	Debt-to-income ratio:	16.26%
Length of employment:	8 years 10 months	Location:	KINGS PARK, NY

Home town:	Huntington
Current & past employers:	Cablevision, Verizon
Education:	New York Institute of Technology-Old Westbury

This borrower member posted the following loan description, which has not been verified:

Getting rid of Credit cards once and for all!!! Help!

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$273,853.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Verify your income, please.	$189,000 Salary, Bonus and Alimony received by my wife. Hope this helps! Thanks
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also what do you do for a living, and how did you get into so much debt? Can you break down what your debt is? Thank you.	I will submit my W2 and paystub thanks! first time! I have a HELOC that is the lion share. I made major improvements to my home and the market dropped. I have had trouble getting a better deal then the rate I have with the value of my home dropping. As soon as the market comes bake I will pull this into my primary mortgage.

Member Payment Dependent Notes Series 429311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429311	$12,000	$12,000	15.31%	1.00%	August 26, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429311. Member loan 429311 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,130 / month
Current employer:	Grossmont Schools FCU	Debt-to-income ratio:	10.39%
Length of employment:	3 years	Location:	San Diego, CA

Home town:
Current & past employers:	Grossmont Schools FCU
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I have been in business for 3 years now and will be expanding. Base on our experience, and demand from our customers I would need some investment funds to purchase equipment and build a kiosk. I am very reliable and responsible. One outstanding loan was paid in full in early August.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,577.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 431035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431035	$14,075	$14,075	11.48%	1.00%	August 31, 2009	August 30, 2012	August 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431035. Member loan 431035 was requested on August 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Sovereign Bank	Debt-to-income ratio:	16.33%
Length of employment:	2 years 3 months	Location:	BRICK, NJ

Home town:	Bridgewater
Current & past employers:	Sovereign Bank, FedEx, Medex EMSI, Boscov's, Wawa, Best Buy Co. Inc., Pathmark Stores
Education:	Brookdale Community College

This borrower member posted the following loan description, which has not been verified:

Always pay bills on time. Just need to consolidate my debt down in order to lower monthly payments and pay debt off in a reasonable timeframe

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,496.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $18,496.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Sovereign Bank? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The only debts I have are credit card bills and those are the debts I would like to consolidate. My problem isnt with making any payments its just that sending $800 a month spread out to five cards isnt going to lower my premium anytime soon and with this loan I will finally be able to see a light at the end of the line and allow me to be able to start saving for a home with my fiancee. I own my car and I have no student loans . Not including my credit card bills I split rent, cable, and electric with my fiancee and those are my only bills along with day-to-day expenses. At Sovereign Bank I am what is considered a Customer Service Representicve III and am next in line for a promotion to Head Teller with comes with a 40 percent pay increase. This loan would really help me in the present and allow me to prepare for my future. Thank You for your consideration.
To follow up on the last post: Are you willing to have Lending Club verify your income? ((You have to contact them to find out how since lenders don't know - I believe it involves W2's and paystubs. We know it's done when the notation shows up on your listing.))	I am willing to have Lending Club verify my income. I just have to figure out how this is done.

Member Payment Dependent Notes Series 431113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431113	$4,000	$4,000	7.40%	1.00%	August 27, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431113. Member loan 431113 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,583 / month
Current employer:	Walker County Board of Education	Debt-to-income ratio:	4.93%
Length of employment:	3 years 2 months	Location:	Dora, AL

Home town:	Boynton Beach
Current & past employers:	Walker County Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to apply for a personal loan because I have had surgery on my neck and I have gotten a little bit behind on a few of my regular monthly bills.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,331.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 431170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431170	$5,000	$5,000	13.92%	1.00%	September 1, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431170. Member loan 431170 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,250 / month
Current employer:	Darden Enterprises	Debt-to-income ratio:	4.00%
Length of employment:	2 years	Location:	ALLIANCE, OH

Home town:	Alliance
Current & past employers:	Darden Enterprises, Airtran Airlines
Education:	Stark State College of Technology

This borrower member posted the following loan description, which has not been verified:

I will be using the loan for a advanced music enginering certificate at a highly recommended technical school,This certificate will be used as a add on to my business degree so I can get in the music production, sound engineering and advertising business. I also will be working during this time to pay my loan payments, so it wont be a problem. I do not have any other payments my 2007 car is paid for. Thank you for your consideration. Amber

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	20
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.26.2009 Hi, I'm interested funding $250 of your requested $5K loan. I have questions requiring answers: 1. Current position and very brief job description are ? 2. Is reported $1,250 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	I am sorry for not responding sooner I worked a double yesterday. My position is a server at Olive garden. My income is for 1 Wage earner I live at home and have minimal expenses Appx 350.00 per month. I hope I answered all your questions if you have additional questions let me know. Thanks for your interest
How long will you be going to school? Also, do you have any sort of savings or emergency fund? Thanks	The School program is 8 weeks, I do not have alot saved about 200-300, but I have credit cards available for use if needed and my monthly expenses like car insurance have been prepaid while in school.

Member Payment Dependent Notes Series 431198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431198	$2,000	$2,000	16.00%	1.00%	August 27, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431198. Member loan 431198 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	US National Central Bureau - Interpol	Debt-to-income ratio:	12.58%
Length of employment:	4 years 8 months	Location:	Lake Villa, IL

Home town:	Kansas City
Current & past employers:	US National Central Bureau - Interpol, US Navy
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I will be leaving the military next year and will be expanding my current side business to a full time job. I currently run Layer Four Solutions (www.layerfour.net), where I install wired and wireless internet access systems in hotels, apartment buildings and other multi-tenant buildings. The business is doing great right now and is profitable. I am looking for additional capital to expand so that I can continue full time once I leave the military. The break down is: $900 - additional equipment. $600 - startup costs for three new sites. $500 - Labor costs for on site equipment installation.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,047.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1. Position/brief job description USN is ? 2. Mortgage AND usual living expenses are per month $ ? Good luck with loan requst, but I think you should ask for more $$ as there is tendency to undereatimate start-uo business costs. j	I am an O-3/LT in the Navy, currently on Shore Duty and am getting out in February. My mortgage is $1,200 per month and expenses are about $1,000 a month. I am only requesting a small amount as my business is up and running already but I need the additional capital to bring three new buildings online.
08.22.2009 Lt, It's me again. Thanks for your quick reply. I'll be funding $100 of your requested $2,000 business start-up loan. Semper Fidelis, Master Sergeant USMC (Retired) Disbursing ("Remington Raider")	Thanks Master Sergeant!

Member Payment Dependent Notes Series 431454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431454	$10,000	$10,000	12.87%	1.00%	August 31, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431454. Member loan 431454 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	northern trust	Debt-to-income ratio:	20.69%
Length of employment:	1 year 6 months	Location:	KATY, TX

Home town:	Houston
Current & past employers:	northern trust, Citigroup Inc.
Education:	Trinity University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my credit card debt. I would like a loan with a rate no higher than 15% and a monthly payment in the 350 range. I would also liek the term of the loan to be 3-5 years

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,053.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please verify your income with lending club?	I believe I have verified my income of roughly 50K a year
Maybe it takes a while to show up?? When you verify your income with Lending Club, there will be an asterisk net to the line: "Gross Income $4,167 / month"	Then ill find out how, but I have been contacted by them to verify info.
What do you do at Northern Trust? What did you do at Citigroup? What liquid assests you currently have that can be used in the event of a crisis?	Trader/analyst is what I did at citi and analyst in asset mgmt at northern. I have a brokerage account with sufficient funds in case of an emergency. I am paying off debt collected from school and a wedding

Member Payment Dependent Notes Series 432184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432184	$2,200	$2,200	12.53%	1.00%	August 27, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432184. Member loan 432184 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,292 / month
Current employer:	Morale Rec & Welfare Naval Support Activity	Debt-to-income ratio:	23.26%
Length of employment:	4 years 9 months	Location:	mechanicsburg, PA

Home town:	BUCYRUS
Current & past employers:	Morale Rec & Welfare Naval Support Activity, HOLY SPIRIT HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

With current interest rates, i just cant seem to get anywhere with paying off credit cards. I hope to get consolidated, with lower interest and lower payment so im not scraping by and can get out of debt sooner. When my car payment was late, i got a second job to pay it off.All other accounts report as paid/never late.I am recieving half the amount of child support entitled to after receiving $0 the first year after divorce.My credit score dropped 100 pts since divorce and i want to build it back up.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	7
Revolving Credit Balance:	$15,225.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1. Position/brief job description at MRW, Mechanicsburg are ? 2. Total monthly rent AND usual living expenses are $ ? Good luck with loan request. Master Sergeant USMC Retired	1.Administrative assistant- basically Accounting for MidAtlantic Region. 2. Rent, utilities, gas, food $1150.
Why are you only asking for $2200 when you have $15000 in debt? Is it because you could not afford that kind of payment? Could you list what your current bill amounts are also. example rent, car payment, etc. I'd like to help you out since I too am from Mechanicsburg, PA	I think i could afford the payment for $15000- I did put that in as a request, but when the next page came up, it only gave three options, the $2200 being the highest amount. There are three accounts I could close with that amount and save on interest. rent is $450, water usually $35, electric $35, phone $45, gas, in winter is about $200, car and renters insurance is $65, gas for car about $140-$160 (I have to drive my daughter to school as well as to myself to work) Groceries about $150, my daughters school lunches about $40, but i try to get her to pack.The rest of my bills are credit cards and the total payment for all of them is close to $500 a month. .I really wanted to get a consolidation loan for all my debt, with lower interest but i just dont think thats going to happen. I will just take small steps and pay off what i can no matter what happens.

Member Payment Dependent Notes Series 433409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433409	$12,800	$12,800	11.83%	1.00%	August 28, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433409. Member loan 433409 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	9.71%
Length of employment:	8 years 9 months	Location:	Winchester, VA

Home town:	Fredericksburg
Current & past employers:	Northrop Grumman
Education:	Shenandoah University

This borrower member posted the following loan description, which has not been verified:

I found the modeling portion of your loan process very helpful.

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	54
Revolving Credit Balance:	$31,280.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $500 of your requested $12.8K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $8,750 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. 6. Please describe purpose of loan. (Application only shows "Other"). Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto	Hello. I believe that the answers to most of your questions have been address in my responses to other potential investors. Based on your tip, I contacted Lending Tree customer support and they advised me to email them the member names of anyone needing income/employment verification (email sent). They inturn would contact you directly. Hope that helps. BTW....thank you for serving our country.
I would like to help fund your loan, but have a few questions. Can you provide any additional information on the purpose or reason for this loan? Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Northrop Grumman? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello. The purpose of the loan is to restructure existing debt at a lower rate. Other than my mortgage ($1500 per/mo. - includes taxes and Ins.) I have a student loan payment of 191.10 per mo. I do have a savings account as well as company 401k and pension fund. Total mo. expenses are in the 2500 per month range. The income listed is soley mine as my wife has her own $. As for my work, I am the key Infrastructure/IT engineer supporting a software/e-business development segment that generates inexcess of 100M in revenues for NG's IS sector. I am absolutely willing to verify Income with the Lending Tree investment community.
Your loan description is a comment about the Lending Club system. Please give a description of what the loan will be used for. Thank you.	This is my first experience with this type of lending system, so please excuse my initial ignorace of the process and associated nuances. The purpose of the loan is to restructure existing debt to a lower rate. Thanks.
I am prepared to invest in this after Lending Club has verified both your income and your employment. Good luck.	Thank you.
Lending club lists a delinquency 54 months ago. Can you describe this? Thank you.	No I can't. I have never been delinquit on anything. I will be look into this myself.

Member Payment Dependent Notes Series 433800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433800	$11,750	$11,750	15.31%	1.00%	August 31, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433800. Member loan 433800 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	TIAA-CREF	Debt-to-income ratio:	22.51%
Length of employment:	2 years	Location:	LITTLETON, CO

Home town:	Denver
Current & past employers:	TIAA-CREF, Charles Schwab
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

would like to pay down credit cards

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,470.00	Public Records On File:	0
Revolving Line Utilization:	87.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Position AND job description at TIAA-CREF? 2. Total rent AND normalliving expenses per month? 4. Reason for 3 inquiries within last 6 months? Good luck with loan.	brokerage analyst (open brokerage accounts and process transfers) - rent = $0 (living with relatives) - normal living expenses (food and etc approx $650 a month) - 3 inquiries, trying to find a debt consolidating loan as credit cards have increased my rate and reduced my credit limit. Credit score was 710 (equifax) 6 months ago before credit cards reduced total available balance by a total of $13,000

Member Payment Dependent Notes Series 434021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434021	$15,000	$15,000	12.18%	1.00%	August 27, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434021. Member loan 434021 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	DLW Consulting	Debt-to-income ratio:	0.01%
Length of employment:	5 years 3 months	Location:	North Hills, CA

Home town:
Current & past employers:	DLW Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to use the amount to cover for sons wedding expense. My son is entering into an adulthood, getting married and becoming a family man. By applying for this loan, I will be helping him to become a responsible man. He is the one who will be making payments on this loan, and I strongly believe that this will teach him great responsibilty life lesson. If he dont, I will take care of this loan without a problem since the same lesson was taught by my father exactly the same way.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,321.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident loaning to you if your income was verified. Please call Lending Club for the procedures. Thank you.	I will take appropriate measure to verify my income accordingly. Thank you very much for your interest.
*Whose credit information is being provided? The parent or the son's? *Please get the income verified by providing the necessary information to lending club.	Parent's information is being provided for this loan.
Also, why the 4 inquiries in the past 6 months?	I have done some changes to my investment portfolio and apparently they have placed an inquiry.
The credit score is excellent, but I'm confused, though, why the parent's first earliest credit line is from 2001. Can you provide some feedback on this?	My legal status in the United States was granted in early 2001 and that is when I was legally eligible to have a credit line.
Also, how much of the wedding is being funded with non-borrowed money? What do the bride and groom do and how much do they make each month?	Approximately $35,000 to $40,000 is being funded from savings. Also, the groom is self-employed, who runs a Brokerage Transportation business and the bride will be graduating medical school next year. Thank you for your interest.
What is the total cost of the wedding? How much of the wedding is being paid for in cash?	The total cost of the wedding is estimated between $55k to $60k for all expenses, which $35k to $40k is being used from savings. Thank you for your interest.
Anyone that spends this much on a wedding definitely doesn't need the money! Sorry	Im sorry but also understand that most people bring presents when they come to the wedding, which include money as well. So in return, expenses does get covered with presents and etc. Thank you again.

Member Payment Dependent Notes Series 434092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434092	$20,000	$20,000	13.92%	1.00%	August 28, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434092. Member loan 434092 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,642 / month
Current employer:	Unified Grocers	Debt-to-income ratio:	17.09%
Length of employment:	34 years 2 months	Location:	Newport Beach, CA

Home town:	Portland
Current & past employers:	Unified Grocers, University of California at Irvine
Education:	Orange Coast College

This borrower member posted the following loan description, which has not been verified:

In a six month period that included two heart attacks, a bout with E-coli and Toxic Shock Syndrome followed by a spinal reconstruction, my wife is finally back on the road to full strength. We had insurance, but that didn't cover the time that I lost and overtime is my bread and butter income. Now, add the companies increasing, even doubling their finance charges. We have 12% and 14% cards that are now 24.9%, and their reason why when I called? Just because they could! Now who knows what's coming down the road. If you can help we can do more than thank you, we can pay you. We have never defaulted on anything. Thank you.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,379.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please have your income verified by LC. What do you do for a living? What are your monthly expenses? When do you plan on retirement? Do you have a Pension? How much?	Arty1: I have submitted the appropriate paperwork to LC for verification, but I will give you the details. My 2008 W-2 was $83895. I am truck driver, teamster. Looking at retirement in 4 years and yes I have a pension plus 401K. My pension is not static, it grows as I continue to work. If I were to retire today it would be around $2800. and if I was old enough to collect full social security, I would be back to almost $6000., with my wife's disability SS. Monthly expenses approx. $2700. Thank you for asking.
I'm new at this. I'd like to add to your funding. Do you have kids? If yes, what type of schooling did they receive and were you able to help then?	We have four biological and two that we became the legal guardians of, so six children. All are adults in their twenties and early thirties now. They were also excellent athletes and scholarships with their SAT scores enabled them to make choices that were right for them. Not all of our children went to college right away. Two are going now, after being overseas and having their own businesses. We knew that we would be hard pressed to pay for all 6 children but we recognized their talent as natural athletes and that coupled with good test scores would help those who wished to go. I have to say I am proud of the achievements of each of my kids.

Member Payment Dependent Notes Series 434197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434197	$17,450	$17,450	16.70%	1.00%	August 28, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434197. Member loan 434197 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Stratus Group Inc.	Debt-to-income ratio:	22.06%
Length of employment:	15 years 6 months	Location:	Trenton, OH

Home town:	Hamilton
Current & past employers:	Stratus Group Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I would like this loan to pay off my high interest credit cards and some medical bills.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	28
Revolving Credit Balance:	$24,971.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Can you describe what your job is? How much of your debt is medical bills. Lendingclub shows 25K of revolving debt, of which 61% is used (about 15K). But you are requesting 20K. How come? Thank you.	Yes, I will send them income verification. My job is Finishing MGR of a printing company that produces pharrmacutical cartons and labels. I oversee just over 100 people. I have been at this company for 15 years and have a very secure job. I owe just over $4,000 in medical bills. 20K would pay off my credit cards and also my medical bills. Thank you
Could you please explain the delinquency? Lending clubs lists one 28 months ago. Thanks	That was a dispute over a hospital bill that was eventually paid by my insurance company!

Member Payment Dependent Notes Series 434239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434239	$12,000	$12,000	11.48%	1.00%	August 28, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434239. Member loan 434239 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	The Just Company	Debt-to-income ratio:	13.87%
Length of employment:	1 year 2 months	Location:	Indianapolis, IL

Home town:	Columbus
Current & past employers:	The Just Company, Enterprise Rent-a-Car
Education:	DePauw University, Butler University

This borrower member posted the following loan description, which has not been verified:

I'll use the money to pay off two credit cards that have recently dramatically increased their interest rate due to "current financial conditions," even though I've made my payments on time for more than five years for each of the cards. My goal is to completely pay off all of my non-mortgage debt and by refinancing this debt with a fixed rate I think this is completely obtainable within three years, although my goal is to pay it off more quickly. About me: I'm currently working on my MBA and work for a registered investment advisor. I have a steady paycheck, and my employer is actually expanding business. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,684.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Monthly mortgage payment? (PITI) 2. Monthly total nornmal living expenses? 3. Brief description The Just Company line of business? Good luck with your loan.	1. Approximately $1,000, including taxes although that is fluctuating a little due to property tax changes (went up, but should go back down in November.) I also have a roommate that pays $500/month plus half of the utility bills. 2.) I'm not sure exactly what your'e considering as "normal living expenses" but my monthly payment for this loan is expected to be less than $400/month. I have been paying over $500 a month for the credit cards I'm consolidating - I'm just not seeing the results I want because of the variable interest rates and because the rates keep increasing because of "current economic conditions." Even without my roommate, all of my monthly bills total approximately $2,000 and my net monthly pay is $3,000. 3. The Just Company is a Registered Investment Advisor providing fee-based financial planning. I am a Client Service Manager, so my job description is a combination of administrative work, customer service, financial calculations, and anything else the advisor needs. I'm currently working on my MBA (with a finance concentration) and hope to move into more of an advisory role.
I would like to help fund your loan, but have a few questions. Could you provide any more details on how you plan on completely paying off all of your non-mortgage debt? (Your credit history shows a revolving credit balance of $15,684.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Just Company? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Please see my answers to a previous lender's questions. Yes, I do have a car loan and some student loans. I do have $2,500 in an emergency fund.
08.20.2009 Answer you provided to my earlier Question Number 2- $2,000 per month- covered the "normal living expenses" I was asking about, i.e., car loan, gasoline, public utilities, entertainment, food, medical, miscellaneous, et al. Thanks for your quick reply. You are a good investment. Tomorrow (Friday) I'll be funding $250 of your requested $12K debt consolidation loan. Good luck with rest of your loan's funding. Semper Fidelis (U S Marine Corps motto)	Thank you.
Is your MBA full time or part time?	Part-time. I work full-time.

Member Payment Dependent Notes Series 434265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434265	$15,850	$15,850	14.26%	1.00%	August 26, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434265. Member loan 434265 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Country Kids	Debt-to-income ratio:	22.66%
Length of employment:	8 years 8 months	Location:	New Milford, CT

Home town:	Brookfield
Current & past employers:	Country Kids
Education:	Albertus Magnus College

This borrower member posted the following loan description, which has not been verified:

I am trying to get a personal loan to help me consolidate all of my debt. I am a young professional with a full time job, and I am also trying to put myself through school to further my degree. I own my own condo in New Milford but, unfortunately, today's market will not allow me to pull equity from my home in order to consolidate my debt. I am an all-around responsible individual, as I have never made a late payment, filed for bankruptcy, or defaulted on any of my loans or other financial obligations. I have tried numerous financial institutions time, and time again to try and get a personal loan; the main purpose being to consolidate my debt at a lower interest rate. Needless to say, I have had no luck...as we all know, borrowing from the banks has become increasingly difficult these days, which is why I have turned to the Lending Club. Please Help! Thank you for your time and consideration!

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,643.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $16,643.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Country Kids? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I would use this loan to pay off all of my credit card debt. I do have other outstanding debts: a car loan and school loans. My school loans are deferred until after I graduate, which will be in three years. After all of my monthly expenses are paid out, I have approximately $1000 to put into my savings account (emergency fund). I am in charge of all the marketing for Country Kids, their accounts payable, and I supervise their School Age Program. I am also willing to verify my income with the Lending Club. I hope I have answered all of your questions. Thank you!
What are your monthly expenses? Do you have enough cushion to make the monthly payment on this loan? Are you willing to have your income verified by lending club?	After all of my monthly expenses are paid out, I have approximately $1000 to put into my savings account (emergency fund). I do have enough cusion to make the monthly payment on this loan, it would just mean that I would put away slightly less into my savings/emergency fund. I am willing to verify my income with the Lending Club, and I will do that as soon as possible. I hope I have answered all of your questions. Thank you!

Member Payment Dependent Notes Series 434386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434386	$20,000	$20,000	14.61%	1.00%	August 26, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434386. Member loan 434386 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Office Associates	Debt-to-income ratio:	22.55%
Length of employment:	2 years 4 months	Location:	Cumming, GA

Home town:
Current & past employers:	Office Associates, United Online
Education:	New York Institute of Technology-Central Islip

This borrower member posted the following loan description, which has not been verified:

I'm looking to reduce my high interest rate CC balances. I have a good credit history. I want to pay off my Credit card balances and just make monthly payments on this loan.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	48	Months Since Last Delinquency:	5
Revolving Credit Balance:	$25,920.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Can you also explain, lendingclub reports 25.9K of revolving debt, and 37% utilization, which is a less than 20K you're requesting. Can you explain? Thank you.	Hello Alexander, Please find my responses for your queries: 1. Paystubs, W-2's and employment verification information was submitted to lendingclub on Aug 18th, 2009. 2.The primary reason for the loan request is to consolidate all the credit card debt thats carrying a very high APR (some of the APR changes happened with zero to short notices) and cumulatively, this sums up to 20,000, which is the amount that's being requested on my application. The remainder of the debt ($13,000) pertains to furniture/retail sector, which currently carries 0% APR till 2011, and hence not clumped with the amount on my loan request. Thanks.
Please explain your 2 delinquencies. What are your monthly expenses? What do you do for a living? Do you have an emergency/savings account? How much?	Hi, The two delinquencies were due to just one month delay on two cc payments. My monthly expenses are around 2k. I am a senior software engineer. Do have a savings a/c with a balance of couple of thousands. Thanks.

Member Payment Dependent Notes Series 434459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434459	$15,000	$15,000	14.96%	1.00%	August 26, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434459. Member loan 434459 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,333 / month
Current employer:	McDermott Will and Emery	Debt-to-income ratio:	10.49%
Length of employment:	1 year	Location:	CHICAGO, IL

Home town:	Columbus
Current & past employers:	McDermott Will and Emery
Education:	Washington University in St Louis

This borrower member posted the following loan description, which has not been verified:

Looking to but the parking spot for my condo. Putting 25K up and need a loan for 15K.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	38
Revolving Credit Balance:	$2,079.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Are you buying an additional parking space or did you originally buy the condo without a parking spot? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? What is your occupation? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I bought the condo without the parking spot a year ago and now would like to purchase an available parking spot. I am putting 25K down and need a loan for the other 15K. The only other outstanding debt I have is student loans. My total monthly expenses come to about 4K. I am an attorney at a large law firm in Chicago. I am willing to verify my income if necessary and do have an emergency fund.
Please verify income, thanks.	in the process.
What neighborhood of Chicago is the parking spot located in?	River North. Its in downtown Chicago.
What do you do at McDermott Will and Emery? Thank you.	I am an attorney there, soon to be a second year associate.

Member Payment Dependent Notes Series 434489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434489	$20,000	$20,000	13.22%	1.00%	August 26, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434489. Member loan 434489 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Beneficial Health and Life Ins. Srvcs.	Debt-to-income ratio:	24.89%
Length of employment:	6 years 6 months	Location:	Moorpark, CA

Home town:	Northridge
Current & past employers:	Beneficial Health and Life Ins. Srvcs., McBain Instruments
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

My wife and I used our credit cards to help establish our Insurance company. The company is now doing well and I'm looking to consolidate the debt into one loan at a better rate.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,861.00	Public Records On File:	0
Revolving Line Utilization:	65.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you willing to verify your income with lending club? What is the balance on the credit cards you are hoping to consolidate? What are your monthly expenses?	Yes, I will verify my income as well as my wifes (if necessary). Our monthly expenses come to around $8000.00. We have our rent and utilities as well as everyday living expenses. We only have one car payment and we will be done with daycare for our youngest daughter at the end of this school year.
samrenriljo, Is there a reason you did not fund your business through a small business loan from the bank or the SBA? Is the gross income listed the combined income of your wife as well as yourself? If it is, how do you propose to handle an additional $670/mo when your net pay will be less than your expenses by about $2,000 each month? When you say that you used credit cards to "help establish" your insurance company, what do you mean by this? Did you capitalize the reserves of the business? Did you use it to pay rent, office supplies, pay staff? Do you have other investors and equity holders in your business?	The income shown is my income alone. When I say I helped establish my business, I am referring to the cost to advertise and establish a client base. My main product is Medicare Supplements. The commissions on each case are relatively small and quantity of clients is the key to my financial success. The benefit of these types of sales are that the turnover is low and the commissions continue month after month. My company consists of only myself. Upon occassion, I will bring in outside agents as independent contractors. There are no other investors or equity holders.
How much are you paying each month now on the CCs that you want to consolidate? Is this amount included in the $8,000 of your monthly expenses? Do you have an emergency/savings account? If yes, how much? Can you please break down your monthly expenses for us?	Present payment to CCs is around $1100/month and yes, this is included in the $8,000 monthly expenses. Breakdown of monthly expenses: Rent=$2500 Utilities=$450 Cell phone=$90 Car Loan=$250 Credit Cards=$1100 Day Care=$650 Quarterly taxes on business breaks down to about $600/month Life Ins.=$80 Food=$1300 Misc=$500 Gas for cars=$300 Auto Ins.=$125 I have around $5000.00 in an emergency/savings account
Can you clarify, is your job with your insurance company? or do you have another job? Does your wife take a salary as well? Otherwise I'm not seeing how the numbers add up with 8750 in gross and 8000 in expenses.. Thank you.	My job is as an independent insurance agent with my own insurance agency. My wife is listed as a partner in the business but she has had a separate job for the past 12 years.

Member Payment Dependent Notes Series 434530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434530	$20,000	$20,000	17.39%	1.00%	August 27, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434530. Member loan 434530 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Albertsons, Inc.	Debt-to-income ratio:	0.32%
Length of employment:	11 years	Location:	Huntington Beach, CA

Home town:	Orange County
Current & past employers:	Albertsons, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Our business like many others has suffered in the past year and we are looking procure funds for working capital and to clear our vendor accounts.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$589.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Could you tell us more about the business you are in? Are there certain parts of it that have suffered more than others? If so, what are they and why? What do you plan on doing with the funds to help the business? How strong/weak a state is your business in now? Does it require a full economic recovery to pull through? I guess I am trying to get a better general sense about the overall situation that exists with your business. Thanks!	Hello, I am also an owner of a Retail Store that specializes in Professionally Licensed Apparel for Professional and Collegiate Sports Teams. This is additional income of course on top of my other job. Funds are needed for working capital and to satisfy a few vendor accounts so that we are able to increase sales and meet customer seasonal demands. While the industry is showing signs of recovery, I am still in need of assistance to be successful. Regards, Leah
First, welcome to Lending Club. A couple of questions I'd be interested in knowing: How long in business you have been in the apparel company? What do you feel is unique about your store, relative to other brick/mortar and online websites? What future goals and plans do you have for your apparel company? This would help us get a better picture of your business and to make friendly lending decisions. Thanks!	Hello, Thank you for the question. We have been in business for six years and offer many unique and out-of-market items that our competition doesn't offer. Most brick and mortar and chain stores only carry items for local teams and this is where we have a major advantage. We have plans to open up a second store in the future when our first store is healthy enough to do so. Thank you

Member Payment Dependent Notes Series 434549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434549	$20,000	$20,000	11.83%	1.00%	August 26, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434549. Member loan 434549 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Hannspree North America, Inc.	Debt-to-income ratio:	24.27%
Length of employment:	1 year 6 months	Location:	El Monte, CA

Home town:	Casper
Current & past employers:	Hannspree North America, Inc., Proview Technology, Inc.
Education:	Mount Sierra College

This borrower member posted the following loan description, which has not been verified:

I am one of the unlucky people that Chase decided to increase 5% of my total balance as my minimum fee. I have been with Chase for over 10 years and had no issue paying them more than the minimum balance fee. I never missed a payment since it is auto deducted from my checking account. I was one of the few that got suckered into their balance transfer scheme. I transferred into Chase for their 3.99% until the life of the balance. I decided to balanced transfer $25,000 and pay $750 per month so that I can finish within 3 years. Now almost 7 months into the deal, I have to pay Chase $1250 per month due to their 5% increase. They told me I have a choice, either play $1250 per month, close the account and pay in full, or take the 9.99% APR hike instead of the 3.99% APR. This is why I need your help. I want to transfer all my remaining balance and get rid of Chase and their devious plan to exploit on unfortunate consumers. This is an outage and everyone who are with Chase should file a class suit. I hope you undestand my situation and thank you for all your help and support.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,878.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
neobry, I believe you've been lied to. Under the law if you disagree to a change in terms from your credit card lender you can close the account and pay the balance off according to the prior terms, i.e. if you close your account you should be able to pay the account exactly the way you were without an increase in the minimum payment or the interest rate. I'm not a lawyer, but that is my understanding (and it is always how it has worked with my credit cards) I suggest you call them again and ask them this directly.	Hi investor01, I have asked them again and again. Within their term of agreement, they have a clause that they can amend or change the prior agreement at anytime as long as they give a notice to the end user within 30 days. At this point of the 30 days, the end user can deny and close the account and must pay the amount in full. Unfortunately, I did not get full 30 days notice in time so I am currently stuck and have to live with this dilemma for now until I can find a loan that can cover my full balance. Chase leaves a bad taste in my mouth so I will have to get rid of them and never use them again. There are many customers in the same situation as I am, and many have filed suit on others' behalf. Thank you for you support. If you still have any other questions, please don't hesitate to contact me. Best Regards, Bryan
What do you do for a living? What are your monthly expenses? Do you have an emergency fund? How much?	Question 1: I am a senior product manager. I push out products such as LCD monitors, TV, DPF, gadgets and other consumer electronics related items to major retailers. Question 2: My monthly expenses are rent = $1500, credit cards = $1250, student loan = $132, utilities and other expenses = $1100. Question 3 & 4: Yes, roughly $10,000 in CD & Savings.
How long were you at your previous employment?	My previous employment was at Proview Technology, Inc. I was the Director of Product Management for almost 8 years.

Member Payment Dependent Notes Series 434552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434552	$18,825	$18,825	19.13%	1.00%	August 27, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434552. Member loan 434552 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,833 / month
Current employer:	Western College	Debt-to-income ratio:	20.82%
Length of employment:	2 years 4 months	Location:	benicia, CA

Home town:	Long Beach
Current & past employers:	Western College, Kaiser Hospital - San Francisco
Education:	The University of Texas Medical Branch, University of Houston-Downtown, Long Beach City College

This borrower member posted the following loan description, which has not been verified:

We sell two lines of unique medical disposables. We have been working at this for two years and are at a turning point in our company. We have been using our savings first but, now we need more capital to take our business to a new level. We have an excellent opportunity to become the national distributor for a unique communication product for critical care patients and have been given an exclusive territory for a product that is doing very well around the country. We know how to keep expenses down and do all of the leg work ourselves, i.e., accounting, marketing, training, sales, customer care and relationship building. We want to keep going and we need a little more capital to do it. Thank you, Dale and Gregg Alexander

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	2
Revolving Credit Balance:	$164,324.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe, in more detail, the unique communication device for critical care patients and medical disposables.	The Vidatak Communication Boards are the only evidence-based, patient designed boards in the US. We haven't even found a comparable product anywhere in the world. We have been contacted by caregivers in the UK, Canada, Australia, India, Russia and even Tanzania. The Word Board is made in 17 languages. This board has never been sold by sales reps in the field who have relationships with hospitals and other institutions who have a need for it. The sales over the past three years have only come from on-line sales or word of mouth. We are going to do this through a network of Independant Distributors around the world starting in the US. This board was designed by nurses, doctors and patients! The studies that were done are true clinical studies that have been published by academic institutions through the peer review process. Their has been no company funded pseudo-trials manipulated to say what they want them to say. Please visit www.vidatak.com to get more information on how this was developed. Also, We just received notice of winning the 2009 New Products and Technology Silver Award, recognizing innovative products serving older adults and families.I hope this helps. Please send further questions as they come up. Thank you for supporting us.
Please be sure to get your income verified. That will make us much more agreeable to your loan. 1. Can you explain the circumstances surrounding the two delinquincies, as well as your $193K of revolving debt? 2. You say that you want to take your business to the "next level". Has it been profitable thus far? 3. What is your position at Western College? 4. If you are unable (in your territory) to repeat the national success of this product, would you still be able to pay back the loan? (I.e., can you afford the loan solely on the basis of your employment at Western College?) Thank you.	OK, we can do that. The two delinquincies came about because of dissconnects in communication between myself and my husband. I thought he was paying it and he thought I was paying it. I work 12-14 hours a day and he travels for weeks at a time working to grow Xelamed. The business has not turned a profit, sales are beginning to grow. What I mean by next level is that my husband has just signed a contract with a 22 hospital association to buy our laryngeal masks. This has taken two years of clinical trials, building a reputaion and relationships with customers, and negotiating contracts. He has secured the offer of being the master distributor for the Communication Boards, www.vidatak.com, and will begin selling to the distributors who are already selling to customers in the entire US and Canada. We have spent over $150K of our own money to get us where we are now and with todays economy, no other entities are releasing loans to a startup like us. We actually will need more money as time goes on but, we can at least set-up the distributorship for now. My position at Western College is Director of the Respiratory Therapy program. We can afford to make the payments of this loan with my income. My husband has not taken a salary in two years and would go back to work at a medical company in sales should this fail. He has over 16 years of success in the industry and is called by recruiters often. Let me know if you have further questions. Thank you.
What do you do at Western? Is the income figure a combined response of one or two salaries and/or profits from the business? Do you expect to maintain all salary income while developing the business?	I am the Prgram Director for Respiratory Therpay at the college. The income reported is NOT combined with salaries or profits from the business. My husband runs most of the business He has not taken a salary since we started this in 2007. The salary will be the same regardless of the business outcome. I do support the educational aspect of the business.
What are unique medical disposables?	The unique medical disposables that well sell have to meet certain criteria to be successful in todays helathcare market. 1. It has to improve patient outcomes. 2. It has to reduce or replace costs related to it's use. 3. It has to simplify or not intensify the learning curve for the users. 4. It has to reduce liability for the caregivers and institutions. 5. It has to be profitable enough for us while satisfying all of the previous requirements. The uniquesness of our two lines of products are: 1. The laryngeal mask airway is used to breath for you during surgery. It is placed in your throat and a silicone cuff is inflated to seal the tube so that it doesn't leak air while the anesthesia machine breaths for you whial you are asleep. The unique feature of our laryngeal mask is that there is a small cylindrical device built into every tube that shows what the pressure is in the cuff at all times. There have been medical problems associated with not monitoring this pressure because it can change during the surgery. The manufacturer is the first one to the market with this device and it is patented through 2023. No other comapny in the world has it. We have been contact by big hospital buying groups wanting us to show it to their hospitals and get a contract going. Let me know if you have any other questions or concerns. the website for the product is www.aesol.com
I had already made a minimal investment in your note before you answered my question and those sent by 8r14n and Mckenziepfs. I have experience with respiratory therapy as a patient and as a college business and health service delivery professor. If this note is not fully funded by the time my next transfer of funds is completed, I will increase my investment. I will also keep up with your website and those of your suppliers. I might be able to help with another round of financing at a better interest rate.	Please let me know if you have any further questions. I have completed a business plan which I can update and send to you. We believe that the conditions are right for these products. The Communication Board manufacturer is switching master distributors and wants us to be that distributor. this may mean buying the stock from the current master distributor. This would be as high as $36K just for the inventory. We would then be selling to other distributors around the country and start recruiting distributors around the world. We will also be attending the AARC in December and a Hospice meeting in October. We really want this opportunity but, as you know, we can't get a bank to even consider such a small company. Thank you, Dale
Please have your income verified by LC. What are your monthly expenses? Do you have an emergency/savings account? How much?	I sent the emloyee verification and tax information via e-mail.
how can I get a copy of your completed business plan? Can you email me, thanks just use my profile to find my email address.	We will update it and send to your e-mail later today or early tomorrow.
Have you had any thought about expanding into the prehospital arena?	Please clarify your meaning of prehospital. We are looking at areas outside of the hospital with current products, i.e. hospice, home care, long term facilities.

Member Payment Dependent Notes Series 434591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434591	$4,000	$4,000	8.94%	1.00%	August 26, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434591. Member loan 434591 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	GameStop	Debt-to-income ratio:	12.24%
Length of employment:	5 years	Location:	Hollywood, CA

Home town:	Dyer
Current & past employers:	GameStop, Family Video
Education:	Purdue University-Calumet Campus

This borrower member posted the following loan description, which has not been verified:

I am looking to request this money for a down payment on a new vehicle.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,782.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. New car buyers with decent credit can get a rate much lower than 12% through the dealer. Why are you willing to pay more than 12 percent on your loan?	I am financing my current car right now and rolling it over to a used more compact car due to my new location. Because of the financing on my current car I need a down payment to roll it over on the "new" used car I am looking at in order for the dealer's loan company to finance the previous balance. The only reason I am looking to borrow a personal loan for a down payment is simply because I do not want to take the full amount of funds out right now in case of an emergency, even though I know this would work out better for the big picture. For the time being smaller payments would work much better for me until my bonus check kicks in over the next 8 months. I have never missed a payment in my entire credit history and I am actually expecting to pay back this entire loan in the next year. I hope this clarifies your question. Let me know if there is anything else I can answer for you. Thanks.
I would like to help fund your loan, but have a few questions. Have you already found a car you would like to buy? And if so, is it from a car dealer? Do you have any other outstanding debts? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for GameStop? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have found a car. It is a 2005 Volkswagen Beetle from a car dealer. I have one credit card open that is in use. My monthly expenses average around $1000 a month. I am a district manager for Gamestop. I have worked there for the past 5 years. I do have a checking and savings account for emergency. I will verify as soon as they direct deposit the funds for verification. Let me know if you have any other questions. Thanks.

Member Payment Dependent Notes Series 434612

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434612	$20,000	$20,000	11.48%	1.00%	August 28, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434612. Member loan 434612 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Retired	Debt-to-income ratio:	23.52%
Length of employment:	n/a	Location:	Grady, AL

Home town:	Cherokee
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

Trying to borrow money to help my daughter get out of debt

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,123.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 434737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434737	$20,000	$20,000	12.53%	1.00%	August 27, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434737. Member loan 434737 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,425 / month
Current employer:	Benning Power	Debt-to-income ratio:	18.36%
Length of employment:	3 years	Location:	Mesquite, TX

Home town:	Oakland
Current & past employers:	Benning Power, Lucent Tech.
Education:	U. T. Texas

This borrower member posted the following loan description, which has not been verified:

I need 20K to consolidate my CC cards for a better rate.

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1975	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,076.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $25,076.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Benning Power? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Payoff chase, citi, lowes, Home depot. car loan of 374. a month bal. 18000.00, total month including food, gas, mort,. utilities, $4K a month. Have a IRA for emergency fund, I am a production manager with 28 people reporting to me. I can verify my income.
08.16.2009 1. Your job description at Benning Power? 2. Your monthly morthahe payment? (P+I+T+I) 3. Your monthly living expenses? (Car, gas, food, utilities, medical, etc.) 4. Your requesting $20K to consolidate debts into a lower interest rate loan but revolving debt is $25K. Please explain what about the other $5K? 5. Why 4 credit inquiries within last 6 months? Good luck with yur loan. 1 4.	I have already responded to the first 3 questions. I asked for 25K but Lending club came back with 20K. The credit inquiries were me trying to get a loan. I have a credit score over 700 and banks are not letiing ang money get to the public.
Please contact Lendingclub.com to have your income verified. This helps to reassure lenders so that we will invest in your loan. Also, could you give a breakdown of your revolving credit balances, and your monthly expenses? Additionally, do you plan to use all $20,000 towards consolidation of your credit cards? Thanks.	I will contact lending lending tree Monday to verify my income and yes I plan to use all the money to pay debt. I can answer your othe questions on Monday because I am traveling right now. Thanks for the interest.
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (You should not rely on your IRA investments for "emergencies" such as car and appliance repairs). (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	1. already taken care of 2. never late on bills 3. 700.00 4. I put 800 a month into a IRA (tax Free) 5. I have 4K in IRA and 1K in personal savings. 6. Yes
Good job deciding to be debt free in 3 years. Right move. Also, thanks for verifying your income. Happy to help you out. Good luck!	Thank you very much. This is a good system.

Member Payment Dependent Notes Series 434797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434797	$18,000	$18,000	12.18%	1.00%	August 28, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434797. Member loan 434797 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Hattitude	Debt-to-income ratio:	20.24%
Length of employment:	6 years 10 months	Location:	Las Vegas, NV

Home town:	Riverside
Current & past employers:	Hattitude, Housing Helpers Real Estate of Las Vegas
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

I am a young very responsible Realtor here in Las Vegas, like other markets in America, Las Vegas was hit hard. I have been trying to survive in the market but its not working out. I never thought it would get so bad where I had to live off my credit cards... Fortunately, while doing real estate I had a part time job in retail, which kept me a float partially, but was unable to cover all my month expenses, so I had to use my credit cards to make ends meets. I was able to get promoted from my retail part time sales to Retail trainer/recruiter which means I am now able to make ends meet monthly, but the way its going I will be paying off my credit cards for the next 20 years. I am interested in obtaining a loan to pay all credit card debt off which will save me time and most importantly money. I have a flawless credit report. I believe in paying bills on time, makes life much easier. Also having one montly payment for all my cards would be so awesome!

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,358.00	Public Records On File:	0
Revolving Line Utilization:	80.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hattitude? We use that term in the Red Hat Society.	It is a retail hat store

Member Payment Dependent Notes Series 434822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434822	$20,000	$20,000	17.04%	1.00%	August 28, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434822. Member loan 434822 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	University of New Mexico Hospital	Debt-to-income ratio:	17.40%
Length of employment:	1 year 4 months	Location:	Albuquerque, NM

Home town:	Rapid City
Current & past employers:	University of New Mexico Hospital, Waxlander Gallery, AvalonBay Communities, Tully's Coffee
Education:	University of Washignton, Santa Fe Community College, University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

I just graduated and I currently work as an RN, and I am going to school full time for my graduate degree (which my work pays for). However, in order to get my RN degree I ended up in a mound of credit card debt, accumulated while receiving my education. What I really need is one simple payment, I am so busy that it's hard to remember to log on and pay each of my cards, and the interest rates keep on getting higher! Please help me, and I will someday return the favor!

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,595.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also for your credit cards, may I suggest putting them on auto payment? I did that with all my bills and it really reduces the time I spend and the possibility that I forget about them. You can usually autopay the minimum so at the very least they won't ding you for forgetting that. Then you can log in to pay more if you like. Just a suggestion.	Yes, I will contact them and send them my paystubs. I really try to pay different amounts on the cards depending on my expenses for the month, so sometimes the payment is different. I typically pay over $1000, to five different cards, sometimes I only pay $800, sometimes I can pay $1300.... and always over the min. So I guess that is why I never set up automatic payments. Because I would them have to keep track of too many variables. But it is a good suggestion. Thank you.
I'd like to help. First though, will you share with us your monthly expenses (please include dollar amounts) and the average interest rate you are currently paying. Also, will you tell us how this consolidation loan will effect your monthly payments? Thanks!	I pay $850 in rent, I have a $300 car payment, and not much else, my student loan, from my first degree at University of Washington, ($9000) has been deferred because I have been in school. My credit cards are approximate as follows: $5000 @ 27%, $4500 @ 17%, $1200 @ 23%, and $9500 @ 7.99 (which this I doubt will stay that way for long. but I may not pay this off, especially if I only receive partial funding.) I also have a small $700 balance at 3.99, and I bought a a couch, ($1300) that is currently at 0% for 4 more months, and I plan to pay that off. My monthly payments to credit cards are currently about $1000 and I typically pay $1200. Currently, about $250 of that is interest. If this loan works out , I guess it would even everything out, and keep my payments low if I needed extra money for the month, and I would pay extra whenever I could. I really want this loan for the ease of payments, and I cringe at the fact that I pay the CC companies that much interest! I would much rather someone else get that money! Someone like you!
If you are so busy that you can't keep tabs on your finance, why should I think that you will be a on time payer of this loan?	I do keep track of my finances, it's just getting harder to keep track of all of the different payments I have to make. One payment is much easier than four or five, plus it comes directly out of my account, that is the way lending club works....and it's very clear in the agreement that it's a automatic payment. also, as you can see I have never defaulted on payment.
A couple of suggestions - as far as paying bills, I make it a habit to immediatly after I receive a bill in the mail, get on the computer and schedule the payment (I schedule it to get to the recipient 3 days before it is due to them). Credit card companies typically change the # of days in their billing cycles frequently, so I look at each bill to see what the due date is that month. You might also find some of the free financial sites online helpful. (ie, yodlee.com, mint.com, creditkarma.com) Good luck!	Thanks for the suggestions!
One quick question before I fund part of your loan: If you get this loan and pay off your credit cards, what is your plan for credit card utilization at that point, to alleviate the problems you have encountered?	Because I can't cancel them, due to my credit score depending on my available credit, I will keep them at a zero balance. But I will not use them. I dislike credit card companies!

Member Payment Dependent Notes Series 435039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435039	$19,000	$19,000	13.92%	1.00%	August 27, 2009	August 30, 2012	August 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435039. Member loan 435039 was requested on August 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	NYPD	Debt-to-income ratio:	12.90%
Length of employment:	16 years 8 months	Location:	New York, NY

Home town:
Current & past employers:	NYPD
Education:	CUNY Kingsborough Community College

This borrower member posted the following loan description, which has not been verified:

Can set up withdrawal directly from my checking

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,541.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.16.2009 Virginia Beach, VA You have a good paying job in law enforcement and have job security. I am interested funding up to $2,500 of your requested $19,000 personal loan but have questions needing clarification: 1. Your current position A-N-D job description with NYPD? 2. Your monthly home mortgage payment? (P+I+T+I) 3. Your monthly normal living expenses? (Car, gas, utilities, insurance, medical, food, entertainment, etc.) 4. Your revolving credit shows $7,500 usage but your requested debt consolidation loan is for $19,000. Please elaborate as to what is/are other $11,500 in personal debt(s) that you wish to consolidate into one loan at probably a reduced interestrate? Good luck with your requested loan. Semper Fidelis, Master Sergeant USMC (Retired) 1st career Virginia Deputy Sheriff (Retired) 2nd career	My current position in the NYPD is Sergeant. I supervise approx 25 police officer in any given day. My duties consists of command operations and field operations. I own a coop apartment and it is paid off. My maintenance is 400.00 monthly. My monthly expenses are approximately 1300.00 excluding my maintenance. The other debt I wish to consolidate is my spouse's credit card debt.
Since you work for the NYPD, have you consider a loan against you pension contribution?	Yes, but I don't want a shortage.
Can you please contact lending club to verify income? thanks.	I have reply with all additional information requested by lending club.

Member Payment Dependent Notes Series 435117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435117	$20,000	$20,000	13.57%	1.00%	August 31, 2009	August 30, 2012	August 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435117. Member loan 435117 was requested on August 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	UAW Legal Services Plan	Debt-to-income ratio:	23.22%
Length of employment:	3 years 3 months	Location:	Belleair Beach, FL

Home town:
Current & past employers:	UAW Legal Services Plan
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off credit cards that have had rates recently increased. I always pay on time and have never defaulted on an obligation.

A credit bureau reported the following information about this borrower member on August 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,881.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also what is you job at UAW Legal Services Plan? Thank you.	I am an attorney.
Would you mind contacting Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify both your employment and income? Lending Club will provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes when income has been verified. Your requested loan also will completely fund much quicker. Thank you, and good luck!	Lending Club has contacted me to verify employment but not income. I will contact them to find out what is required.

Member Payment Dependent Notes Series 435170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435170	$20,000	$20,000	13.22%	1.00%	August 31, 2009	August 30, 2012	August 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435170. Member loan 435170 was requested on August 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,074 / month
Current employer:	City of Phoenix	Debt-to-income ratio:	20.31%
Length of employment:	10 years 8 months	Location:	Phoenix, AZ

Home town:	Danville
Current & past employers:	City of Phoenix, City of Mesa
Education:	University of Arizona - M.L.S., Minot State University - B.S. cum laude

This borrower member posted the following loan description, which has not been verified:

We are hard working people with secure government jobs and yet we can't seem to get ahead. High interest rates are eating us alive! This loan would help us consolidate our debt and take a step towards a better life. I heard of this company on the news and thought well, we need to start somewhere. If we are successful in obtaining this loan we would consider a second. We appreciate your consideration!

A credit bureau reported the following information about this borrower member on August 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,342.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A $67,000 revolving credit balance is very high. To get ahead you have to stop using your credit cards. Have you taken steps to stop buying things?	I agree, the balance is very high and the interest rates on these accounts are unreasonable. To prevent this from happening again we have put our credit cards away agreeing to only pay cash for what we need. We would use this loan to knock out the cards with the highest interest rates and go from there. We have definitely learned our lesson and would never find ourselves in a situation like this again. Thank you for your question and your consideration.
How did you acquire so much credit card debt? How much debt do you have exactly? Thank you.	Our debt began with the purchase of our house and all of the costs associated with being a home owner. Since then we have remodeled the inside of our home and had landscaping done to meet with homeowner's association guidelines. I agree it is a large amount of debt and unfortunately it accumulated over a period of time. Thank you for your consideration.
What kind of jobs do you and your wife have? What are your monthly expenses? Do you have an emergency/savings account? How much?	We both have secure government positions. I am a Librarian with a large Public Library system and Supervise a branch within that system. My Significant Other works for the Adult Probation Department. We do have a emergency "rainy day" fund to cover our mortgage in the event that the economic times take a turn for the worst. Thank you for your consideration and helping us to eliminate our debt.
Thank you for your reply. One other question. Is the gross income listed yours or that of both you and your spouse? Thank you.	No. The gross income listed is just mine. We were not able to apply for this loan jointly. Thanks!
What is the total joint income of both you and your spouse?	Jointly our gross monthly income is approximately $5900.
What are the current interest rates and balances on EACH of your credit cards?	We have varying interest rates - 24.99% on a $15,000 + balance, 23.24% on a $11,000 balance, 19.24% on a balance of $11,000, 10.99% on a $13,000 balance, and 14.99% on a $16,000 balance. We tried consolidating through our local credit union without success. By obtaining this loan we will be making fewer monthly payments at a lower interest rate with the satisfaction of knowing it will be paid off in 3 years.
Are you willing to provide a budget (ie a list of your monthly expenses)? If so, please list out your monthly expenses. I like the verified income and government job but need to understand your expense situation.	We have the usual monthly expenses - a mortgage, utilities, auto & homeowner???s insurance, cable/internet, cell phone, food & gas. Other unexpected expenses that have come up recently include vehicle repair, pet care, and out-of-state family needs. We don???t splurge on frivolous commodities and all of our vehicles are paid off. We appreciate your concern in asking these questions before offering us this loan. We are honest, trust-worthy people just trying to get ahead and live a more comfortable life. Thank you.

Member Payment Dependent Notes Series 435267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435267	$5,400	$5,400	12.18%	1.00%	August 27, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435267. Member loan 435267 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,460 / month
Current employer:	Daimler Financial Services	Debt-to-income ratio:	18.42%
Length of employment:	6 years 4 months	Location:	ARLINGTON, TX

Home town:	brooklyn
Current & past employers:	Daimler Financial Services
Education:	SUNY @ STONYBROOK, CUNY BROOKLYN COLLEGE

This borrower member posted the following loan description, which has not been verified:

I will use the money to consolidate my credit card so i can get out of debt faster

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	63
Revolving Credit Balance:	$6,638.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe your delinquency from about 5 years ago? Also, what are the 5 credit inquiries from? Thank you and best of luck on your loan? Art	The five inquires were to help my mother get a checking plus account with citibank. after 5 tries she finally got it because some other things fell off her credit. The inquiries show on mine because we have a joint checking account so I had to apply as well
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,638.) Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Could you explain the reasons for the five inquiries on your credit history in the last six months? Can you give a short description of the type of work you perform for Daimler Financial Services? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will be using this to pay off all credit card debt....the $6,638 is the total of 2 credit cards i just want to pay off the one with the higher interest rate. I do not have any other outstanding debt. At daimler I am a credit analyst and buy paper. My total monthly expenses is 2000/mo..i do have a savings account and am willing to verify my income
Can you explain what the situation was with the delinquency?	the delinquency was with ballys gym....when i fisrt signed up they gave me a trial period and when i wanted to cancel my membership they wouldnt let me out of my contract as agreed so i didnt pay it because i was misled

Member Payment Dependent Notes Series 435305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435305	$14,400	$14,400	12.53%	1.00%	September 1, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435305. Member loan 435305 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Venice Consulting Group	Debt-to-income ratio:	9.66%
Length of employment:	3 months	Location:	Redondo Beach, CA

Home town:	Toledo
Current & past employers:	Venice Consulting Group, Avanade, Accenture
Education:	University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I have aquired 18,000 USD worth of debt in the past 2 years. I believed I was going to tackle it in early 2009 when I was able to reduce it to 18,000 from 27,000 then I lost my job. I have a great job, solid income, and just got married. I want to pay this off in 60 months if possible. My real goal is to have payments at around 370$ a month. This way I can make double payments when I want and actually start SAVING money. My income is 75,000 USD a year.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,916.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say your goal is to have payments be 370 a month - however this loan payment is $481.92. Is that still do-able for you? How has your credit utilization changed, in light of your current goals? Thanks and good luck!	With 14,400 I will be able to pay off my credit cards and close my credit card accounts. I will no longer have ANY payments but the 481 a month payment. The extra 111.92 wont be a problem now.
Thank you for your prompt response. Congratulations on getting control of your finances!	Yeah thank you, cant wait to close my cc accounts.

Member Payment Dependent Notes Series 435350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435350	$3,500	$3,500	8.59%	1.00%	August 28, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435350. Member loan 435350 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Correlated Solutions, Inc.	Debt-to-income ratio:	19.74%
Length of employment:	5 months	Location:	Columbia, SC

Home town:	Florissant
Current & past employers:	Correlated Solutions, Inc., Brunswick Corp., General Electric
Education:	Clemson University

This borrower member posted the following loan description, which has not been verified:

Hello, I am a 27 year old engineer in Columbia, SC and am looking to get a loan for my wife's cosmetic surgery. I am employed and love my job and will not have a problem paying off this loan. Thank you.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,929.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the nature of the surgery and why do you feel you need it?	My wife is having some cysts (lumps) removed from her breast because she has fibrocystic breast disease and then having reconstructive surgery. She went and saw a geneticist and she has the jean that is know for breast cancer but insurance still will not pay for it. We feel that she needs this surgery because 2 of her aunts and both of here grandmothers had breast cancer. We are paying for half out of pocket and the other half with this loan. Thank you for your question.

Member Payment Dependent Notes Series 435384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435384	$10,000	$10,000	14.61%	1.00%	August 27, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435384. Member loan 435384 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Sentry Insurance	Debt-to-income ratio:	11.36%
Length of employment:	6 months	Location:	St. Paul, MN

Home town:	Ann Arbor
Current & past employers:	Sentry Insurance
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

I'll be using the money to pay off my full credit card balances left over from college. I'm paying 18% interest on the loans, and would like to reduce that as much as possible, and consolidate it into one monthly payment. I am working as a salaried insurance agent, where I receive a twice monthly salary check, plus commission on any sales I make. I do NOT work on a commission-only structure, and never have to worry about whether or not I'll have income. Having a company car also lowers my costs, as I do not pay for gas, car insurance, or car repair costs. I was a business/finance major in college, and have run several side businesses, including one which I am involved in now. I will have absolutely no problem making payments for this loan, doing so entirely with income outside my main job. I would even like to pay off the loan early if possible. I use Microsoft Excel to track and monitor my budget, income, and spending - all on a spreadsheet that I developed myself. I established and wrote a very successful personal finance blog, while no longer active, is proof of my knowledge in budgeting and finance. I look forward to providing LendingClub investors with a great, reliable return while helping lower my interest rates as well. If you have any questions, I'd be more than happy to answer them. Thank you for your time.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	12	Months Since Last Delinquency:	8
Revolving Credit Balance:	$10,544.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. This is just a suggestion for you. Rather than spending time with your spreadsheet (which I did myself many years ago) buy Quicken. It will change your financial life. It will reduce the time you spend on tracking expenses to minutes a week.	Hi spseale, I appreciate the comment. I actually tried out Quicken and Microsoft Money a few years ago, and determined that they weren't quite enough customizable for my taste. I'm sure the software has been updated quite a bit since then, so I'll have to give Quicken a try again. Thanks! Also - I realized after I typed up my description, that I did not mention that the 2500 per month of income is my base salary, that does not include any commission, nor income from my side business. Thanks again for the suggestion.
Can you explain what happened with the two delinquencies?	One is from a little over a year ago. I received a line of credit from Wells Fargo, which I ended up not using at all because the rewards weren't as good as another card I had. Unfortunately, the card had a $20 dollar per year fee. It was that fee that when charged to me went unnoticed and sat on the card for two months without payment. The second, is actually from a sublet. I moved to my current location about 9 months ago, and sublet my room in the old apartment since my one roommate had wanted to stay. Instead of canceling the cable (in my name), and letting them reopen an account, I agreed to let them just continue paying the bill. Well, obviously it was a mistake. Hope that gives some perspective. I appreciate the question.
You should check out Mint.com for tracking personal finances. Huge time saver. Good luck with your loan.	Thanks Clarkj74, Mint.com is definitely a great one too.

Member Payment Dependent Notes Series 435412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435412	$2,500	$2,500	12.53%	1.00%	August 27, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435412. Member loan 435412 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Metlife Auto and Home	Debt-to-income ratio:	16.41%
Length of employment:	2 years 2 months	Location:	CHANDLER, AZ

Home town:	San Diego
Current & past employers:	Metlife Auto and Home, Earnhardt Dodge
Education:

This borrower member posted the following loan description, which has not been verified:

for personal/funral

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	55
Revolving Credit Balance:	$22,107.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 435440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435440	$9,000	$9,000	12.87%	1.00%	August 27, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435440. Member loan 435440 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,591 / month
Current employer:	Department of Energy	Debt-to-income ratio:	15.85%
Length of employment:	3 months	Location:	GERMANTOWN, MD

Home town:	Morgantown
Current & past employers:	Department of Energy, West Virginia University, National Geographic Television & Film (Intern)
Education:	Allegheny College

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern: I have reached a stage in my life where I am ready to settle down with my long time girlfriend and start a family. Approximately a year ago I moved to be with her, and it was the best decision of my life. She means the world to me and I want to get her the ring of her dreams. People would describe me as enthusiastic, passionate, and driven. I have a secure Government job, good credit, and a history of making payments on-time. Unfortunately I can only afford to make a small down payment on the ring and would like to propose within the next 6 months. This leaves me in a tough scenario as I am also trying to save for a home, but do not see how I can afford to do both without some help. I want to show her how much she means to me, by taking the next step. Thanks so very much.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,002.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you have your income verified with Lending Club? What is your plan for repayment since you seem to have a good bit of revolving credit already? Are you on the GS system with the government or a contractor?	Hello ldosmom, Thank you for your interest in helping me with this loan. I am happy to verify my income with Lending Club, but I am unsure how to do this as I am a new member. Can you please advise? I acknowledge that I have a good bit of revolving credit, but have done a review of my monthly bills and should easily be able to pay off this loan within the specified time frame. I am part of the GS system as a federal employee. Please let me know if you have further questions. Regards.

Member Payment Dependent Notes Series 435468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435468	$9,000	$9,000	13.22%	1.00%	August 27, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435468. Member loan 435468 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,575 / month
Current employer:	Parsons Brinckerhoff	Debt-to-income ratio:	9.81%
Length of employment:	10 years	Location:	CARDIFF BY THE SEA, CA

Home town:
Current & past employers:	Parsons Brinckerhoff
Education:

This borrower member posted the following loan description, which has not been verified:

Desiring loan with a better interest rate

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	12
Revolving Credit Balance:	$19,262.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.19.2009 1. Your job description at Parsons-Brinkerhof? 2. Monthly rent and normal living expenses? 3. Your requesting $9K loan but revolving credit is $19K. Whay not ask for $19K loan and pay-off revolving debt completely? Good luck with loan request.	1. Project Manager for K-12 construction projects. 2. Rent: $1250, Living: $700 3. Some of my debt has a lower interest rate than what is offered here via balance transfer offers. Thanks for your interest in possibly lending to me.
Hi - Concerning the $10K that is at a lower rate via balance transfer offer, what is the current rate, when does the introductory rate expire and what will the new rate be? Also what are the details on the deliquency indicated in the credit history? Thanks.	My balance transfer rate is 5.99% until the balance is paid off. Regarding a deliquency on my history, I assume it is regarding an incident with Bank of America. I paid ALL bills on time and recorded the confirmation numbers. Later, I found out they did not debited my account, even though I had paid online. This made my account deliquent. When I approached them with the dates and confirmation numbers showing that I had tried to pay, they gave me the total runaround and would not remove late fees. About a year later I received a letter that a class action law suit was being filed against Bank of America regarding this issue. Apparently this happened to many other customers as well. I didn't realize this was showing up on my credit report and will look into having it removed immediately. Thanks for your question and your interest in my account.

Member Payment Dependent Notes Series 435522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435522	$15,000	$15,000	11.48%	1.00%	August 26, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435522. Member loan 435522 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Northwestern Mutual	Debt-to-income ratio:	22.88%
Length of employment:	12 years 10 months	Location:	Freeport, NY

Home town:
Current & past employers:	Northwestern Mutual
Education:	University of Notre Dame, Fordham University School of Law

This borrower member posted the following loan description, which has not been verified:

This is my second loan with Lending Club. I find the idea to be very positive, and I hate paying banks. I am moving more debt to Lending Club and will continue to make payments on time for the life of this loan.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1971	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,282.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe your first Lending Club loan (grade, amount, how long you have had it, etc.) Thank you; Art	I had a loan for $12,125 that I took out in September of 2007. All of my payments were on-time. It was a B1 loan at 8.7% interest.
What are the debts you are moving to lending club and the interest rates? Also, are you still paying on your first lending club loan, or is it paid in full? Thanks.	I have a few credit cards that I am paying between 15-18%. I am trying to do this in affordable pieces. I like the fact that this is an installment loan and the debt will be paid off in three years. Yes, I am still paying my first loan and have made over 20 ontime payments bringing that loan down from $12k to less than $5k.
You seem to have around $5.5K in used revolving credit balances. What do you plan to do with the remaining 10K you recieve from this loan?	Actually, my debt is significantly greater than that. I think you are taking my utilization (10%) and dividing it into the revolving credit balance (of $50k). Actually, I owe about $50k. This loan will be used to take out higher rate credit cards and pay them off. I did this almost two years ago and have already worked $10k off of my revolving credit balance. Thanks.

Member Payment Dependent Notes Series 435556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435556	$20,000	$20,000	12.53%	1.00%	September 1, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435556. Member loan 435556 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,042 / month
Current employer:	Sherwin-Williams	Debt-to-income ratio:	21.06%
Length of employment:	8 years 6 months	Location:	Leavenworth, KS

Home town:	Leavenworth
Current & past employers:	Sherwin-Williams
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate high interest debt into a smaller monthly payment. I feel I am credit worthy and would like to use my savings to pay down principal on other debt.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,089.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.19.2009 1. Job description? 2. Monthly mortgage payment? (PITI) 3. Monthly normal living expenses? Good luck with loan.	1) store manager dt sherwin Williams(8.5 years). Annual salary 48500 plus quarterly and annual bonus. 2). No mortgage, living in parents house with 0 rent in an attempt to get out of debt faster. 3) I currently spend around 1800 a month on current expenses including debt expenses and all other bills. Trying to pay off bills with higher intrest to free up cash to apply to principal on other bills. If you have any other questions, I would be glad to answer them. Thank you Bobby
Can you please break down your 36,089 of revolving debt? How did you get into this debt? Thank you.	To be honest, I was one of those thousands of college students that the credit card companies preyed on. I had no idea what the meaning of an APR was and how it could quickly get me into trouble. This amount is credit card debt from 6 different creditors. This amount has actually been paid down from previous higher balances. I have now learned to spend responsibly and want to pay off high interest debt quickly in order to pay off principal faster so I can begin to build a nest egg faster for my family and I. The debt came from buying things during college and afterwards. I can honestly say that many more wants were purchased than needs. I can assure you I have learned my lesson and just like many other americans want to get out of this debt to begin to build a retirement fund. I greatly appreciate any help that lenders such as yourself are able to provide. Thank You BOBBY MILLER
How long ago did you stop charging things on credit cards?	I still use my debit card for purchases but I have cut up almost all of my credit cards with the exception of one that I have around just in case of a major emergency. The debit card purchases are primarily for necessities nothing foolish to be honest.
Thank you for your prompt response. I am funding part of your loan. FYI, you might find some of the free online sites such as yodlee.com useful in maintaining a handle on your finances. Best of luck to you.	Thank you for your contribution as well as all other lenders, I have learned my lesson and will work diligently to be in the position to help another person down the road. Thanks for your kindness. Bobby

Member Payment Dependent Notes Series 435561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435561	$12,000	$12,000	11.83%	1.00%	August 27, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435561. Member loan 435561 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,603 / month
Current employer:	URS Corporation	Debt-to-income ratio:	6.67%
Length of employment:	18 years	Location:	Berkeley, CA

Home town:	Walnut Creek
Current & past employers:	URS Corporation
Education:	U.C. Berkeley

This borrower member posted the following loan description, which has not been verified:

The loan content is for home improvement for my house in the Berkeley hills, California. I intend to extend the dormers in an upstairs room to the edges, thereby making the space larger. And also to level the front porch, which has sagged over the decades since my grandparents built this house in 1923. In addition, I need to replace the old knob-and-tube wiring with modern cable, and sand and finish the floors. I also want to pay off a Wells Fargo credit card.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,107.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 435588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435588	$17,800	$17,800	16.35%	1.00%	September 1, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435588. Member loan 435588 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Wallstreet Systems	Debt-to-income ratio:	19.23%
Length of employment:	1 year 1 month	Location:	LYNDHURST, NJ

Home town:	Buffalo
Current & past employers:	Wallstreet Systems, Citibank, Six Flags, Lasertron, Tim Hortons, Walh Performing Arts Studios, Silvertree Productions
Education:	SUNY at Buffalo, SUNY College at Buffalo, Fordham University, Niagara University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate credit card debt at a lower interest rate. I've been fortunate enough in the last year to secure a great paying job which has made life much more comfortable but I'm bogged down with high interest rate credit that significantly extends the pay off time.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,300.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.19.2009 1. Job description please. 2. Monthly rent payment? 3. Monthly normal living expenses? Godd luck with loan request.	1) Job Description - I'm a business consultant in financial software. Typicaly onsite with the client for long term projects completing new software implementations, upgrades, data migration tasks etc. It is a full time vendor roll with solid base pay as indicated plus variable depending on number of billable days worked each year. I tend to focus in interface work and datamigration but am involved in all aspects of conversion, configuration and testing. I've been with the company for just over a year. 2. Rent Payment - $1750 + $125 for parking. 3. Monthly Normal Living Expenses - Utilities $200, Car payment $440, insurance $190, train pass $125, $500 low interest student loans (from BS+MBA), usually around $150 on groceries.
Can you talk about how you accrued the debt? Thanks.	Sure - college. To elaborate a bit more than that - I did 7 years of school full time while working at times 2 to 3 jobs to try and cover rent, utilities, food, gas etc. Every time I was finally getting ahead I had to sink money into things like my car which I was able to replace this year. Sometimes the work I was doing was barely paying enough to get to and from the job. When I finished school I took a relatively low paying job ($2k monthly take home) which didn't leave much room for working off what I'd accumulated. Classic college credit trap. I took a loan of 2600 when I moved for my job last summer. I paid that off in October and am regularly putting 700 a month into my debt as well as extra where I can. I'm also putting money into savings in case anything unexpected comes up in the future. I appreciate your interest. Thank you.

Member Payment Dependent Notes Series 435594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435594	$20,000	$20,000	12.53%	1.00%	August 31, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435594. Member loan 435594 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Costco Wholesale	Debt-to-income ratio:	6.89%
Length of employment:	15 years	Location:	Sandy, UT

Home town:	Salt Lake City
Current & past employers:	Costco Wholesale
Education:

This borrower member posted the following loan description, which has not been verified:

Purchasing an existing tanning salon. Salon has been in business for 6+ years. Net profit for the last 3 years has been between 30k and 40K each year. Purchase price for the business is 92K. I have 80K on hand and am looking for additional 20k to complete purchase and working capital.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,079.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be leaving your current job to run the salon, or will someone be running the salon for you?	No, I will continue to work my current job. Between my Husband and Myself we will spend approx. 25 hours a week in the salon. The remaining hours covered by PT employees. Thanks for your question and interest.
1)Could u specify reasons for the 4 credit inquiries? 2) Is this a franchise business? And if so what is the name? 3)Total income ( including husband;s salary) and expenses including mortgage? Thank you and good luck	Sure, 1 inquiry is from a recent home improvement project which is actually approx. 14800.00 of the revolving balance. It is on a wells Fargo home account. 2nd is a recent mortgage refinance for better rate. I assume 1 or both of the others are related to purchase o this business. We originally started down the SBA path and changed direction because of the length of the process. No, this is not a franchise. Total household income is about $5100 net. Expenses including mortgage are $3100. Thanks for your interest
First, welcome to Lending Club. A couple of questions investors may be interested in knowing. 1. Could you provide the year to date sales for the last 4 years? (i know you provided a range, but specifics would help) 2. Where is this salon located? (i.e. major intersection; small surface street) 3. Who are your major competitors, and what do you plan on doing different? 4. What are your goals in 5 and 10 years? Your answers will help investors make friendly lending decisions. Thanks!	Gross sales for 2006 were 132K, 2007 were 144K, 2008 were 138K(down economy) and 2009 through July is running 8% up over 2008. Salon is located on a major street in a small strip mall, the salon is located in front, right off of main street. As far as competitors, there are only five other salons within a 6 mile radius. Two of which offer tanning as a secondary service.(Hair salons) What currently sets this salon apart from the others in the area is it's cleanliness and customer service. The equipment is well maintained and the atmosphere is very inviting. The most attractive aspect of this particular salon is they have done zero marketing or advertising and have been successful despite there semi-lack of effort. Both myself and Husband have marketing experience and backgrounds and are excited for the opportunity to really go after it's full potential. In our 5 year plan, we see the potential for this location to increase sales by 40% in this time frame. We will add services that are currently growing in popularity, i.e. Spray tanning. This salon has the equipment and capability to Gross in the neighborhood of 200K per year. With effort and hard work we will get to this goal. Thank you for your interest and we appreciate you questions and advise.
You state you're buying the business for $92,000 are there any debts/liens on the business currently that you will be assuming with your purchase?	No debts or liens attached to the Salon. Thank you for the interest and possibly lending to us.
Congrats on venturing out on your own. We need more entrepreneurs in this country! is there a website or other online info on the business itself?	Thank you so much!!! It is very exciting, something we have talked and dreamed about for so long and it is finally happening.The current owner does not have a website for the salon but we plan on having one up within the first three weeks of the sale. Thanks for your support and interest.
Is the location of the salon leased? If so, what are the terms of the lease and what, if any difficulties might you run into with lease renewals for the business prior to the final payoff date of the loan?	It is a leased location, we have already been in contact with the landlord. We will be signing a five year lease with no changes to the current terms. Thank you for the interest and possible lending.
I commend your passion to own your own business. I don't mean to be a sour puss, but is there any reason why the current owner wishes to sell? Are you aware that there are many states that are considering banning tanning salons due to recent proof that tanning beds cause cancer? Does this salon have spray tans should this ban hit Utah? I read that South Dakota was recently one vote short of banning tanning beds in the state. Have you done your research to make sure that Utah does not have any bills floating around your state government that could shut you down before you even have your grand re-opening? Also, if you are extending your current lease for 5 years, i suggest you negotiate a lower rent. In this environment, commercial real estate landlords (especially in strip malls) are in no position to make demands.	The reason for the sale is because the Gal opened the salon with the intent of her daughter running the salon, which she has done. The daughter now has other interests and wants to move on. The owner doesn't have any interest in running it herself. The salon does not currently offer spray tanning, but will be added within the first 30 days of ownership. Yes, we are aware of all of the negative press the industry has been receiving. The fact is, this has been going on for years. When researching the topic, one will find no new evidence to support their claims. Many Doctors and health care professionals actually support responsible UV exposure for the overwhelming benefits of Vitamin D production. We have spent many hours researching and actively participating in professional forums on this topic. There are no current bills in Utah, just like other states there have been passage of laws concerning under age tanners and the need for parental consent. Thank you for the advise on the lease. Thanks for you interest and insight.
Will you be offering any kind of membership to promote residual business, i.e. unlimited tanning for a flat monthly fee paid via automatic EFT?	Yes, Monthly unlimited is currently offered. However, they do not have EFT program currently. We will implement this upon taking over. Thanks for you interest

Member Payment Dependent Notes Series 435612

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435612	$20,000	$20,000	17.04%	1.00%	September 1, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435612. Member loan 435612 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	Sapient Corporation	Debt-to-income ratio:	10.90%
Length of employment:	1 year 4 months	Location:	New York, NY

Home town:	Baltimore
Current & past employers:	Sapient Corporation, Deutsche Bank
Education:	Brown University

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my high-rate credit cards. As you know, the card companies are raising all of their rates. I always pay my bills on time. You will receive your money with interest as planned. Thank you in advance.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,497.00	Public Records On File:	1
Revolving Line Utilization:	90.30%	Months Since Last Record:	43
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It says you have $51k of revolving debt, and you are taking a loan for $20k. Can you please explain the other $31k? Thanks.	I have about $27k on a high interest credit card, that I want to use this loan to pay $20k (which was a s much as I wanted to borrow). I have another $7.5k on a 0% balance transfer card, I have about $4K on my business AmEx (which get s reimbursed by my company). i have about $9K on an etrade credit card at normal rates (10%), and the rest on a Chase Card. The goal is to lower my highest rate (which is about 30%) so I can pay off all of my debts.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you explain how you got in 51K of debt? Thank you.	I submitted my income verification materials today. I got in $51K of debt because I previously had a job where I received a very generous end-of-year bonus that more than covered this amount. I was laid of in Jan 2008 before I received the bonus to pay off the full amount. I started working again in April 2008, but I do not get the same bonus amount to pay 100% in full. But I will have no problems making the payments as per this loan schedule.
Can you please have your income verified by LC? What is the Public Record on file from 43 months ago? How did you get yourself so deep into debt with such a nice income? What are your monthly expenses? Do you have any savings/emergency funds?	The public record is from a payment plan I had to pay NY state taxes. I made all of my payments on time, but they sent the last one back to me since the amount wasn't the same. I didn't see this immediately as I was traveling for work, so they said I paid late and put it on my credit report. I paid the last $237 as soon as I found out, but the record is there. I got in $51K of debt because I previously had a job where I received a very generous end-of-year bonus that more than covered this amount. I was laid of in Jan 2008 before I received the bonus to pay off the full amount. I started working again in April 2008, but I do not get the same bonus amount to pay 100% in full. But I will have no problems making the payments as per this loan schedule. My monthly expenses are around $5000 (including debt service). Yes, I have emergency funds set aside. I'd rather not disclose the amount.
1) Would you please explain the specific terms of the 0% balance transfer card that you have $7.5 K on? 2) What is your position at Sapient? 3) Would you mind verifying your income? (Contact Lending Club to do this) Thank you	I have about 5 more months at 0%, after that it goes to standard rates. I am a Group Account Director at Sapient, managing our relationship with Citibank. I sent the info to Lending Club to verify income.
Thank you for your prompt response. In 5 months when your 0% loan goes to "standard rates" how much more will you have to pay each month? What is your plan on how to handle that when the time comes?	I will pay off the entire balance with my bonus.

Member Payment Dependent Notes Series 435614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435614	$10,000	$10,000	12.18%	1.00%	August 26, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435614. Member loan 435614 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	B.I. Chemicals	Debt-to-income ratio:	13.96%
Length of employment:	2 years 4 months	Location:	Chester, VA

Home town:	Chicago
Current & past employers:	B.I. Chemicals, Eli Lilly and Company, Abbott Laboratories, MedImmune
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt. In addition, I would like to convert my credit card debt into simple interest.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	66	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,932.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Position/brief job description at B I Chemicals Co is? 2. Monthly mortgage and ususal living expenses is $ ? Good luck with loan request. Va Beach VA	The company I work for manufactures active pharmaceutical ingredients. I am a Quality Assurance Analyst. The work I perform assures that the products that are manufactured follow the FDA regulations for manufacturing pharmaceutical ingredients. My monthly mortgage is 2100.00 and my usual living expenses are about 600.00 a month. I would like to consolidate my credit card debt. I am financially responsible and have never been late on a payment. The loan would help me to consolidate and pay off my credit cards more quickly. I appreciate your interest and any help that you could provide.
Can you please explain the 4 inquiries in the past 6 months? Thanks.	I am trying to consolidate my credit card cards. I have applied for bank loans during this process. Thanks for your interest.
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	I called Lending Club to provide verification of my income and they told me that the credit team will be contacting me. I am current with all my bills. My monthly cash flow will cover this loan because I will pay off credit card debt and use that money for this loan. I do have a monthly budget, I do have at least $1000 in an emergency fund and I do deposit at least a $100 per month deposit into savings. Thank you for your interest.
Can you please contact Lending Club and verify income? Go Huskies!	Sure.

Member Payment Dependent Notes Series 435617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435617	$20,000	$20,000	17.39%	1.00%	September 1, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435617. Member loan 435617 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,917 / month
Current employer:	Wal-Mart Stores	Debt-to-income ratio:	17.68%
Length of employment:	1 year 11 months	Location:	Round O, SC

Home town:	Philadelphia
Current & past employers:	Wal-Mart Stores, CVS/Pharmacy
Education:	Shaw University, Temple Univeristy School of Pharmacy

This borrower member posted the following loan description, which has not been verified:

My newly constructed home is almost complete, and I have persued other avenues to getting the funds to complete the project, so once you pull my credit, it will reflect multi-inquiries.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,572.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, What is your position at your job? And can you please verify your income w/ a W2 or paystub? Thanks.	i am a pharmacist.
can you please verify your income with lending club?	my monthly gross income is $10,000
08.23.2009 Hi, I'm interested in funding portion your home completion loan but have questions needing clarification: 1. Mortgage payment (PITI) on newly constructed home per month is $ ? 2. Usual monthly living expenses are $ ? 3. Is monthly income for one wage earner? Or H&W wage earners? If both wage earners please identify whereother wage earner is employed. 4. Now that Lending Cub has approved (verified empoyment and income) your loan application it should fund much more quickly in future days. Good luck with your loan request.	1. $1415 2. $1000 3. one wage earner
Will the loan form Lending Club be sufficient to get the work done for the occupancy permit? And, how long will it take before you can move in?	yes, this loan will help to get a certificate of occupancy & it will take approximately 8 weeks to finish all of the work.

Member Payment Dependent Notes Series 435681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435681	$20,000	$20,000	14.61%	1.00%	August 31, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435681. Member loan 435681 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Conidien Inc	Debt-to-income ratio:	1.82%
Length of employment:	2 years	Location:	newington, CT

Home town:	Newington
Current & past employers:	Conidien Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I need to purchase the materials needed to reod my kitchen and bathrooms. I have tried going to traditional lenders but they will not give me any funding. I have always paid my bills and never once have I allowed my self to get into bad trouble with my debt. I am trust worthy and really need to complete my home. Please help! Thanks Bonnie

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Position AND job description at Conidien Inc? 2. Monthly mortgage payment? (PITI) 3. Normal monthly living expenses? Good luck with HIP loan request.	Type your answer here.my mortgage is 2k per month i pay about 3200 in bills per month
What was your delinquency 28 months ago. This seems to contracdict "I have alwasy paid my bills"	I have... Always paid my bills on time. That is a cell phone bill that was paid and changed to another provider the company will not remove that from my credit.
Could you detail your bigger monthly expenses (what and how much)? Could you explain your position at Conidien and what Conidien does? Could you please have your income verified with lending club (if you contact them, they can explain the process for verification)? Thanks!	I sent in my income to Lending Club already. I am an HR Manager for Conidien My mortgage is 2000 on my primary My mortgage is 2500 on my second property which is a laundry mat that pays me approximately 500 extra after paying the mortgage.
What was the delinquency 28 months ago?	That is a cell phone bill I paid the fee to disconnect and change my service to another provider and unfortunately the company will not take that bill of my credit. But I was never past due.
Also could you please contact lending club and get your income verified? I want to invest in you but the delinquency along with the unverified income gives me pause.	I sent in my income to lending club. And the delinquency is a cell phone, that will not go away I paid that bill and changed my service provider they will not remover the bill from my credit. I was not late on that account.
Could you please verify you income with LendingClub?	I sent my income to lending club a few days ago
Can you verify income, thanks.	I sent my income in to lending club a few days ago
Did the traditional lender say why they would not give you a heloc?	I am not looking to put a mortgage on my home because I am in a 30 year fixed mortgage with a very good payment. I am looking for a loan or line of credit to do some things to my home.
Can you please verify your income by contacting lending club?	I have sent my income in to lending club
Could you please verify your income with lending club? Could you please detail your major monthly expenses?	I have two mortgages Home Mortgage 2000 Second property ( laundry mat ) 2500 I earn 500 after paying the payment on that piece of property. I sent my income in to lending club a few days ago
Could you please describe your last delinquency?	The delinquency is a cell phone bill that is paid and closed but the company has not removed this from my credit. I paid that bill and changed to another service provider.
Please tell me how large your mortgage is and the size of your loan payment. Also, how long have you owned your home. What is the nature of your job?	My Mortgages are as follows: Home 2000 Commercial 2500 I earn 500 extra after paying the bill. I've been in my home about 2 years now I am an HR Manager
Bonnie, In your loan description you discussed your credit worthiness and how you've never been in trouble with debt. Could you then please explain the delinquency that took place 28 months ago? Also, do you not use any credit cards or other means of utilizing revolving credit?	The delinquency is a cell phone bill that is paid and closed but the company has not removed this from my credit. I paid that bill and changed to another service provider. Yes I use my credit I try my best to responsible in all the actions I take on my credit. I have maintained my High Credit score for many years and plan to continue this in the rest of my years.
I cannot find any info about Conidien, Inc. Will you please tell us something about the company and your job?	Sorry I was typing too fast its Covidien... I am an HR Manager
Bonnie, what was that delinquency 28 months ago? Could you have your income verified? Check with Lending Club about how to do it.	The delinquency is a cell phone bill that is paid and closed but the company has not removed this from my credit. I paid that bill and changed to another service provider. I sent my income in a few days ago
Hello, I have some questions; -Your employer is listed as Conidien Inc, was this a typo, is it maybe Covidien? -What is your job? -Can you provide some more information about your home imp. project - are you doing the work yourself or hiring someone? are you contributing any cash or is it all being financed with this loan? -Your credit report indicates a delinquency 28 months ago, can you explain the delinquency? Thanks.	Yes it is a Typo I appologize but, I am the HR Manager My home definately need to have a little touch up work done to it. My kitchens appliances and flooring is outdated and simply worn. Thats just the beginnign and I have priced it all out I am going to do some of the work with my brothers and then we will hire a contractor to complete the floors
Lending club shows 28 month since your last delinquency, can you explain? also how come other lenders aren't willing to lend to you? Can't you get a home equity loan to do the update? Thank you.	The delinquency is a cell phone bill that is paid and closed but the company has not removed this from my credit. I paid that bill and changed to another service provider. A home equity line is not a good thing to do on my home I am a very good program with a 30 year fixed on both my home and my laundry mat, I don't want to add anything on to those because I plan to pay those off.
ATTENTION LENDERS: PLEASE READ THE RESPONSES HERE BEFORE YOU ASK A QUESTION!! THIS BORROWER HAS BEEN ASKED THE SAME QUESTION ON HER DELINQUENCY OVER A DOZEN TIMES HOW MANY MORE VARIATIONS OF THE SAME ANSWER DO YOU WANT!?!?! Good luck with your loan, Bonnie. I invested some in it and I hope you get it!!	Thank you Kindly... !

Member Payment Dependent Notes Series 435743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435743	$7,000	$7,000	8.59%	1.00%	August 26, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435743. Member loan 435743 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Vector Wealth Management	Debt-to-income ratio:	6.87%
Length of employment:	2 years 10 months	Location:	Saint Paul, MN

Home town:	Zap
Current & past employers:	Vector Wealth Management, Paychex
Education:	Minnesota State University-Mankato

This borrower member posted the following loan description, which has not been verified:

I have approximately 6 years left of a 12.89%, 10 year loan over which I will pay approx. $3,200 in interest. I have two goals. One is to pay off the loan faster and the other is to pay less in interest. I have never been late on a payment, for anything and I have never defaulted on a credit card or line of credit in the past. I simply want to improve the economics of this loan. Thanks!

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,136.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,136.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Vector Wealth Management? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Actually the loan will be used to pay off an amount that is different from my revolving credit balance. My revolving credit balance breaks down as follows... 1) Schwab Rewards Credit Card - approx. 4k (paid off monthly) 2) Discover Card - approx. 3k (0% balance transfer rate for life, paying $200/mo) I do not have a car loan, but I have a student loan at less than 2% interest rate with a balance of approx. 13k. My monthly expenses are roughly $2,000 (including rent, cell phone, insurance, groceries, gas etc.) I bring home approx. $2,400 net. The extra $400 is being split between a Roth IRA and a savings account. I work in the Advanced Planning department at Vector. I just passed the exam to obtain my Certified Financial Planner designation in March of this year. I currently have approx. $1,000 in an emergency fund, but am dilligent about growing that to at least 3 months of income. I must emphasize that this loan is not to get me out of a jam, but simply to improve my economics slightly. If were to keep the loan that this would be replacing I would pay approx. $600 more in interest over the next three years (assuming I accelerated payments to match the term of the lending club loan). If you are wondering why I have $4k on a Schwab Rewards Card that I pay off monthly, but only have $2k in expenses its because I am engaged to be married this fall, and my fiance and I both use the Rewards card. Half of the monthly balance can be attributed to her expenses. She makes approximately the same amount of annual salary that I do. Thanks in advance for helping to fund this loan!

Member Payment Dependent Notes Series 435771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435771	$9,600	$9,600	12.87%	1.00%	August 31, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435771. Member loan 435771 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	AMN Healthcare/MHA Group	Debt-to-income ratio:	24.56%
Length of employment:	4 years 3 months	Location:	Lewisvlle, TX

Home town:	Alma
Current & past employers:	AMN Healthcare/MHA Group, Medical Contracting Services, Inc.
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

Consolidation of 2 credit cards.

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	19
Revolving Credit Balance:	$49,128.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for?	We are using it to consolodate two credit cards.
Could you please provide the breakdown of you monthly income and expenses? Thank you	Monthly income is a little over $9200. Overall expenses break down about $6000. What kind of details did you need?

Member Payment Dependent Notes Series 435798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435798	$6,775	$6,775	8.59%	1.00%	August 27, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435798. Member loan 435798 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	State Of Florida	Debt-to-income ratio:	0.89%
Length of employment:	27 years	Location:	JUPITER, FL

Home town:	Bronx
Current & past employers:	State Of Florida
Education:	Stetson Law School, Florida International University

This borrower member posted the following loan description, which has not been verified:

We are helping our son purchase a truck which he needs to get to work.

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,890.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you going to have your income verified? Thank you.	Once I figure out how:)
08.20.2009 1. Is loan in parnets name(s) or sons name? Or both paren(s) and sons names? 2. Yout position(s) AND job description(s) with State of Florida? 3. Your monthly mortgage payment? (PITI) 4. Your monthy normal living expenses? 5. Any possibility primary borrower will be retiring within normal 3 years loan length? You have excellent credit history and civil service job security. Good luck with loan request to help son buy transportation.	It is in my name. Attorney with the State of Florida (Public Defender). Mortgage pymt is $1675, monthly expenses are all on Discover and that is paid off every month, about $1,500. No retirement in near future.
I would like to help fund your loan, but have a few questions. Has you son already found a truck he would like to buy? And, will you or your son be responsible for the repayment of this loan? Do you have any other outstanding debts, like a home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the State Of Florida? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, he has found one he wants to purchase. The seller is holding it for him. I will be responsible. No other debts outstanding. Monthly expenses all on Discover card and it is paid off every month at about $1500. Public Defender for the State of Florida. Yes, have a savings account. Will verify income once I figure out how. I checked FAQ but it's not addressed there so I sent them an e mail.

Member Payment Dependent Notes Series 435800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435800	$4,000	$4,000	12.53%	1.00%	August 26, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435800. Member loan 435800 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	dynacraft inc	Debt-to-income ratio:	3.01%
Length of employment:	4 years 5 months	Location:	vallejo, CA

Home town:	Kentfield
Current & past employers:	dynacraft inc
Education:	heald college

This borrower member posted the following loan description, which has not been verified:

consoildate bills, what make me a responsible candidate is that I have never been late with any kind of bill in the last five years. I have a secure job, I been on my job for fours years

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,888.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Position AND job description at Dynacraft Corp? 2. Total monthly rent AND normal livng expenses? Good luck with loan.	Dynacraft is one of the lagrest bike manufacture,I'm a warehouse manager,My job description is to provide products to customers and promote efficiency. My rent is $949 and my normal living expenses are about $600 totaling $1549
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,888.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Dynacraft Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes I would be using the loan to completely pay off credit cards.The only loan I have is a student loan which is current. my monthly expenses are about $1600. I'm a warehose manager,provide products to customers and promote efficency. Yes I have emergecy funds. Yes I would verify income thanks

Member Payment Dependent Notes Series 435813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435813	$10,000	$10,000	8.94%	1.00%	August 26, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435813. Member loan 435813 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,750 / month
Current employer:	Wealth Conservation Group, Inc.	Debt-to-income ratio:	7.88%
Length of employment:	3 years	Location:	Ronkonkoma, NY

Home town:	Miller
Current & past employers:	Wealth Conservation Group, Inc., New York Life Insurance Company
Education:	Stony Brook University

This borrower member posted the following loan description, which has not been verified:

I have excellent credit, a great job with consistent income and have never had a delinquency. I am looking to consolidate some of my credit cards and pay them off with a consistent monthly payment.

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,400.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $27,400.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Wealth Conservation Group, Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My credit card consolidation will be for my Amex and Chase card because the APR keeps creeping up on them due to the unstable credit industry. The balance of my debt consists of an outstanding balance on a 0% intro card for $12,000, an intro best buy card with a balance of $1,500 which will be paid off within the next couple of months and a loan with GE Money bank for $3,800 for an ATV (this will be paid off 12/2011 and is a fixed payment of $155/month). We do not have any student loans but do have 2 car loans amounting to a total monthly payment of $870/month. Our mortgage consists of a primary and secondary piggy back with a total monthly payment of $2,600/month. My total annual income is $117,000 and my husband's total annual income is $70,000. Our total monthly expenses amount to approximately $7,000/month. As for my work, I run a financial planning firm and hold a life/health insurance license along with a Series 6 & 63. I sell insurance and investments and my income can be verified. My income consists of a base salary + commission. My last 2 years average income = $110,000 not including my husband's income.
Are you planning to have your income verified? Contact Lending Club to find out how to have this done. (Once you are verified, there is a notation on your listing that lenders can see which makes bidding safer)	Yes, I am happy to verify my income tomorrow during normal business hours.

Member Payment Dependent Notes Series 435870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435870	$5,000	$5,000	14.26%	1.00%	August 28, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435870. Member loan 435870 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,191 / month
Current employer:	Lee & Associates Management	Debt-to-income ratio:	19.99%
Length of employment:	2 years 6 months	Location:	Seattle, WA

Home town:	Mount Vernon
Current & past employers:	Lee & Associates Management, McDonalds, Allied Barton, OSSI
Education:	Bellevue Community College

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I was inolved in a sports injury approximately 18 months ago that severely altered my physical features. Since my family and I did not have the money or insurance for necessary and proper healthcare for me, I was forced to seek private donors and charities who generously helped me in my time of need. There was however a portion of the fees that I was forced to pay for, money which I did not have, so I searched for financing. I was approved for a Capital One Healthcare 18 months interest free loan based on my credit history and a personal letter I sent with my application. I have paid approximately $8,000 of the principal since that time. The loan must be paid off by September 08, 2009 in order to avoid retroactive interest amounting to approximately $3,500. I am not going to be able to come up with the money on my own before my loan must be cured. I really need the last $5,000 in order to avoid this devastating fee. I am responsible with money and I care about my credit. I will pay you back and follow the rules set out in the loan agreement. This would really mean the world to me. Thank you for taking time to read this letter. Thank you, Chandler Walley

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$682.00	Public Records On File:	0
Revolving Line Utilization:	20.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Position AND job description at Lee t Associates and Management? 2. Total mothly rent AND normalliving expenses? 3. Explain reason for 4 credit inquiries within last 6 months? Good luck with loan.	1.) Job Description as of 08/20/09 -I maintain the office (order supplies, handle deliveries, answer telephones), coordinate vendors, enter incoming rent on a monthly basis, update apartment advertising, reconcile bank statements, vendor bills, payroll, etc 2.) My rent is $875 and my normal living expenses amount to approximately $625 per month 3.) The reason I have 4 credit inquiries in the last 6 months is because I was refinancing my car loan.

Member Payment Dependent Notes Series 435921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435921	$5,000	$5,000	13.22%	1.00%	August 31, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435921. Member loan 435921 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,292 / month
Current employer:	Hi Lex Controls, Inc	Debt-to-income ratio:	1.12%
Length of employment:	4 years	Location:	Bloomfield Hills, MI

Home town:	Ferndale
Current & past employers:	Hi Lex Controls, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I would like this loan to help purchase a reliable low-mileage automobile. My current vehicle is beginning to become worrisome. This loan, in addition to my savings I have set aside, would allow me to buy a car I can depend on for years, rather than buy something that could put me in this same situation a year from now. I have over five years of completely unblemished credit history, excellent debt to income ratio, and a good, stable job at a strong automotive supplier. Credit blemishes that occurred when I was younger and had less reliable income jobs are preventing me from getting reasonable interest rates. My rocky start to financing is long in the past, but not quite long enough yet. The road to repair has been long, but this loan should also put me over the hump and in the clear completely. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	56
Revolving Credit Balance:	$1,536.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Purchase price of auto you are buying? 2. Amount you are contributing to purchase price? 3. Total rent AND normal living expenses per month? 4. Position AND job description at Hi-Lux Corp? Good luck with your loan request.	My target nominal purchase price is $8000, the rest I would cover with cash. Total rent and living expenses come out to about $1000 per month. I am an Engineering Lab Technician - I am responsible for setting up, conducting, compiling data, and summarizing results for tests on automotive components.
Greetings - I have a couple of questions. What is it that you do for Hi Lex Controls and could you describe that company? Could you explain your delinquency from about 4 years ago? Thank you; Art	My company designs and manufactures cables and cable driven products for several applications, primarily automotive. I work in the research and development engineering lab. See answers to a previous question for a more specific job description. The delinquency was closer to six years ago, reporting practices seem to make it appear less than that. It was a combination of low and variable income job, poor financial planning, and a dash of immaturity. I'd like to think that I have grown into a different person. Mistakes I regret, but have learned a valuable lesson from. Thanks for your time and consideration.
I would like to help fund your loan, but have a few questions. Have you already found a car you would like to buy? And if so, is it from a car dealer? Do you have any other outstanding debts, like a student loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Hi Lex Controls, Inc.? After you purchase your car, will you have any savings, or any other kind of emergency fund, remaining? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I think I answered some of these questions, but I'll answer the unique ones: I don't have a particular car picked out, but I have an idea of the range I want to look in. Other than a low total revolving credit, I have no additional loans at this time. I have set my target price range based upon leaving a savings cushion / emergency fund. I have no problem verifying my income, thanks for the tip.

Member Payment Dependent Notes Series 435953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435953	$10,000	$10,000	14.26%	1.00%	September 1, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435953. Member loan 435953 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,875 / month
Current employer:	Paladin Logic, Limited	Debt-to-income ratio:	11.63%
Length of employment:	2 years 1 month	Location:	Irving, TX

Home town:	Watertown
Current & past employers:	Paladin Logic, Limited, Club Corporation, Collective Technologies, Raytheon, Texas Instruments, United States Air Force
Education:	Pennsylvania State University-Main Campus, Air Force Institute of Technology, University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

This bridge loan is sought to help finance Paladin Logic's operating expenses during the next 6 months. The principle founder of Paladin Logic has a Ph.D. in Computer Science and decades of experience leading development teams and managing the business of software development. As an adjunct professor of Computer Science, teaches classes in Software Security to large, prime contractors. Paladin Logic is the Dallas-Fort Worth partner for xTuple - the premier, commercial, open-source ERP/MRP solution. Experienced at customizing this solution for small-/mid-sized manufacturers, Paladin Logic is aggressively marketing this cost-effective solution to potential customers in the Metroplex. Paladin Logic is an experienced iPhone developer with one application awaiting approval by Apple and another application nearing completion. A third application is already prototyped and will be completed by the end of September. Paladin Logic is actively marketing its capabilities as an iPhone developer to produce "enterprise" iPhone applications for clients. Paladin Logic is a service disabled veteran owned small business (SDVOSB) in the software engineering domain. As an SDVOSB, Paladin will benefit from the 3% set-aside on federal government projects of greater than $500,000. Paladin Logic is well-positioned to take advantage of the planned expansion of federal government spending.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,567.00	Public Records On File:	0
Revolving Line Utilization:	70.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Position/brief job descriptiom at Paladin Logic are ? 2. Monthly mortgage AND usual living expenses are $ ? 3. Explain credit inquiries please ? Good luck with loan request.	1. Leadership and management of the company including new business development, personnel and financial management. Provide a consistent vision and motivation to employees. Develop and maintain business partnerships with vendors, investors, and customers. Actively oversee all technical projects; guide and assist the project teams on an as-needed basis. 2. Monthly mortgage: $1,400; all other expenses: $4,115; total monthly budget: $5,515 3. Previous credit inquiries for SBA-guaranteed bank loans. Banks are very tight at this time. Presently negotiating an equity investment. This loan bridges Paladin Logic to that equity investment.

Member Payment Dependent Notes Series 435960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435960	$4,500	$4,500	16.35%	1.00%	August 28, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435960. Member loan 435960 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Now Technologies, Inc.	Debt-to-income ratio:	12.94%
Length of employment:	2 years	Location:	Middle River, MD

Home town:	Baltimore
Current & past employers:	Now Technologies, Inc., Transplant Resource Center of Maryland
Education:	Advanced Technology Institute

This borrower member posted the following loan description, which has not been verified:

I'm in the middle of a home improvement project and need some money to finish the project. I have a very well paying job and it's secure. Please advise. Thank you, Matt Deskin

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$2,453.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Position/brief job decription at Now Technologies is ? 2. Monthly mortgage AND usual living expenses are $ ? 3.Please xplain delinquency within last 20 months ? Good luck with loan request.	1. Systems Engineer, Information Technology- Responsible for installing and managing networks and supporting client business needs, currently managing 20 clients myself. Also responsible for designing and implementing new technology solutions for small to medium sized projects. 2. Monthly mortgage is $1850, usual living expenses are food ($400/month), gas ($250/month), and entertainment ($200/month). 3. I recall one delinquency within the past 20 months for an auto loan which I forgot to pay, but resolved when I became aware of the delinquency. Thank you, Matt

Member Payment Dependent Notes Series 435962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435962	$6,000	$6,000	7.40%	1.00%	August 31, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435962. Member loan 435962 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Cisco Systems	Debt-to-income ratio:	12.86%
Length of employment:	2 years 10 months	Location:	Wilmington, MA

Home town:
Current & past employers:	Cisco Systems
Education:

This borrower member posted the following loan description, which has not been verified:

This is a personal loan to refinance a credit card at a better rate.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,621.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you explain the $63K revolving credit balance?	This is a home equity loan shared by my wife and I.
Hi, I'm interested in funding your loan and have a few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	Fascinating questions. Bills are current. this is to cover a credit card that is at 29.9% interest rate. To reduce the rate to approx 8.24% fixed for 3 yrs. I do not use credit cards at this time and have not now for almost 2 yrs with the exception for work. The rest I consider personal and where this is not a mortgage, I shall disregard those few questions. thank you

Member Payment Dependent Notes Series 435969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435969	$20,000	$20,000	11.83%	1.00%	September 1, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435969. Member loan 435969 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,750 / month
Current employer:	Quest Software	Debt-to-income ratio:	16.51%
Length of employment:	n/a	Location:	jackson, CA

Home town:	Los Gatos
Current & past employers:	Quest Software, Bell Microproducts
Education:	SDSU

This borrower member posted the following loan description, which has not been verified:

A few years ago I started my own public relations and marketing consultancy - it had it's ups and downs but the big lesson I learned was that in this time of my life stability and consistency is more important to me than chasing my dream without appropriate start-up capital. I've gotten the majority of it paid off and am down to my last $25K. I have a great job (in-house) now, managing international market strategy for a good sized software company. This loan will make it so much easier for me to get this debt behind me. I've been paying down some revolving rate cards that I used to support my business. With the amount of travelling I do for my current position, managing that debt can be quite cumbersome and it would be so much more manageable to have one payment instead of multiples with varying interest rates. I have very good credit - i pay everything on time and can assure you I am a good investment. Thank you very much for your consideration. I really appreciate it. thank you, Heather

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,727.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 Position/job description at Quest Software is ? 2. Monthly rent AND usual living expenses are $ ? Good luck with loan request.	I am a Sr Product Marketing and Strategy Manager for Enterprise Database Solutions for Europe. I know that is a mouthful. I have been in product marketing with Quest since early 2006. My monthly living expenses including rent is about $3K - rent is $1900. My take home is just under $6K a month. I currently put $2K a month toward paying off my debt and whatever is left at the end of the month i put in a retirement account. I don't have any trouble making the payments - the challenge for me is that the money I owe is not to a fixed loan, it's against multiple lines of credit and the APR is constantly changing (usually not in my favor in this economy) and while the total goes down, it's going down very very slowly. Thanks for the inquiry. i hope i answered your questions to satisfaction. Have a good weekend, Heather
Hi Heather, I suggest you have your income verified with the Lending Club. This will increase lender confidence in your loan.	Hi, thanks for the feedback. That was actually part of the application process, so i assume that is in process. I'll look into it to see if there is an additional step required that I might have missed. thanks - Heather
Hi, Verifying your income with LC will be key to getting your loan funded. A few questions: (1) Are you current with all your bills and debt payments? (2) How will your monthly cash flow cover this loan???s monthly payment? (3) Do you have a written & active monthly expense & savings cash flow plan (budget)? (4) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (5) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	Hi, You are the second person to say something about the income verification. I'll have to look into that. The application included all my employer details so I just assumed that was going to be part of the process. To answer the rest of your questions: 1) Yes, I am current with all my bills and debt payments. 2) My monthly cash flow will easily cover this loan payment. I don't really have a hard time paying my debt down. the thing i don't like about it is that it is on credit cards and not a proper loan with an actual end-date. I travel a lot for work and am in Europe most of the time so consolidating everything will just make it easier for me. 3) i have a mental budget. My expenses stay pretty much the same, so I know how much i have and how much I can spend on things like food, transport, misc. 4) yes. 5) yes. I hope that answered your questions to satisfaction. thank you for your email. Heather
Please verify your inome with LendingClub. You can get instructions on how to do so by calling Member Support at (866) 754-4094.	Thanks for the feedback. that is in process right now so should be available for you to see soon. thanks, Heather

Member Payment Dependent Notes Series 435974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435974	$12,000	$12,000	8.94%	1.00%	August 27, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435974. Member loan 435974 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,719 / month
Current employer:	CA Department of Finance	Debt-to-income ratio:	7.42%
Length of employment:	2 years 9 months	Location:	Sacramento, CA

Home town:	Sacramento
Current & past employers:	CA Department of Finance
Education:	Hillsdale College

This borrower member posted the following loan description, which has not been verified:

I just finished fixing up a new house that I purchased. I ended up putting a lot on credit cards. I have a full time government job where I should be getting 2 substantial raises over the next year and a half. I would like to cut down on the interest I am paying.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,141.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Position/brief job description at CA DOF is ? 2. Monthly mortgage AND usual living expenses are $ ? Good luck with loan request.	My mortgage is $1450 and normal living expenses are $1600. I am currently spending what is left over to pay down credit card debt.
Why do you expect to get raises with the state of the current budget? Do you work for the state?	I work for the state. I am in a job that has 4 different classifications performing the same work. I am at the 2nd level and will be eligible for a promotion to the third in about a month. That will be a 5 percent raise. Six months after that promotion, I will be eligible for a merit salary increase of 5 percent. A year later I will be eligible to promote to the 4th level which will be about a 10 percent raise.
There is nearly a $5,000 difference between your reported credit balance and the amount requested for the loan. Could you clarify this discrepancy? Will you be verifying your income with Lending Club?	The lending club's credit check apparently did not pick up my other $5,000 credit card balance.
If you contact Lending Club and have your income verified, lender confidence in your loan will increase.	I will work on getting my income verified, thanks.
Your revolving balance shown in $7000. You are asking for $12000. Why the discrepancy?	Their credit check did not pick up my other credit card which has a $5,000 balance.
Hello tuzalu, I understand you have $12,000 of revolving credit card balanes? If you are approval of this loan, are you going to reused your line of credit? I readed the others questions/asked mail, it seen to me you will be living paycheck-to-paycheck to repayed this loan. Do you have any emergency reserves available? Thank you.	I have $7,500 in a retirement account that I can access in cases of emergency.

Member Payment Dependent Notes Series 435975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435975	$10,000	$10,000	8.59%	1.00%	September 1, 2009	September 5, 2012	September 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435975. Member loan 435975 was requested on August 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,250 / month
Current employer:	IBM	Debt-to-income ratio:	2.62%
Length of employment:	4 years 1 month	Location:	Concord, MA

Home town:	Newton
Current & past employers:	IBM
Education:	Boston College

This borrower member posted the following loan description, which has not been verified:

Hi, My name is Mike. I am seeking to convert my "variable rate" credit card debt into a fixed rate loan. My wife of three years and I are in the process of working down our college related CC debt. Up until recently there was no reason not to simply work down the numbers on the cards themselves. However, in the past couple of months however, my credit card company decided that fixed interest rates are not so fixed despite be a reliable and responsible customer since graduating university. My wife and I own our car and house outright and have no auto-loans or mortgage. I am employed as a software engineer for a large company at which I have worked for the last four years. Within my company, my group has met 150% of its sales target last quarter despite the financial crisis. In addition I have been rated a 'top-performer' the past three years so my job is relatively secure. My wife is in the process of completing a dissertation in Sociology.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,045.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $10,045.) Do you have any other outstanding debts, like a home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi I am using this loan to completely pay off my credit card debt. I have no student loans or home equity line, but I married some debt ;) which I have brought down to about $10k as well. See below for answers to your questions about expenses.
Hello Mike, your credit record is outstanding. Could you please provided info on your monthly budget (income vs expenses). It's would help to verified your income to LC. More investors would bid on this loan requested. Thank you.	I verify my income shortly. My major monthly expenses are: $1000 paid to the principal of my debt (including my wife's debt) ~$225 paid to the interest of our debt $500 home repair expense fund $800 groceries/dining out $500 monthly home related bills $440 401k contribution (before tax) $140 401k contribution (after tax) My before tax income is $7276 per month.
Could you please verify your income with lending club (if you contact them, they will tell you how to do this)? Could you please detail your major monthly expenses?	I will verify my income shortly, I have detailed my expenses as part of an answer to another users question.
Hi, Verification of your income will be key to the funding of your loan. A few questions: (1) Are you current with all your bills and debt payments? (2) How will your monthly cash flow cover this loan???s monthly payment? (3) Do you have a written & active monthly expense & savings cash flow plan (budget)? (4) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (5) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	Ugh - I wrote such a detailed answers... here goes: (1) Yes all of my bills and debts are in good standing. (2) This loan is to refinance CC debt so does not actually incur additional costs. The block of money that I am looking to refinance I currently spend $700/mon towards the principal and $125/mon in interests payments. If I lowered my repayment trajectory of 15-18 mons. to 36 mon. and only payed the minimum cost of this loan I would save >$400/ mon over my current expenses. That aside, I run an ostensible $800 surplus in my budget cash flow plan and could free up ~$400 by diverting money from long term (401k) savings. (3) Yes. Includes all budget items, outstanding debt and cumulative interest payments over the life of my debt given my current repayment velocity. (4) Yes, I keep approx $3000 in savings, but I consider that far lower than I should have given my expenses. In order to cover job loss, the savings number I am working towards is at least 3x my monthly or about $9k minimum or ideally $10k. However in the really, really rainy day - I have >$40k in retirement savings that could be liquidated in the case of job loss; so I could probably limp for a year if I cut all of my discretionary spending. (5) Yes. Although, but it is much lower than I would like given my savings goal.

Member Payment Dependent Notes Series 435987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435987	$13,200	$13,200	12.53%	1.00%	August 31, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435987. Member loan 435987 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,883 / month
Current employer:	JG Boswell Company	Debt-to-income ratio:	7.98%
Length of employment:	2 years 2 months	Location:	CORCORAN, CA

Home town:	Hanford
Current & past employers:	JG Boswell Company, Vollmer, Daniel, Gaebe, & Grove CPA, Michael Oxenreider CPA, Keenan Farms Inc, Total Pay Management, Ruiz Food Products, Supercuts, Kings County Job Training Office
Education:	West Hills Community College, College of the Sequoias, California State University-Fresno (CSU Fresno), University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

Hello All, I am really ashamed to have to resort to applying for a personal loan, but my credit card debt is getting out of control. I have always been the one to take care of everyone else, now I am going further in the hole by the 24.5%+ interest I am receiving on my credit cards. I work full-time as an entry level accountant for a very stable agricultural company. I am also a full-time student, through the University of Phoenix On-Line program working towards completing my Masters in Business/Accounting sometime May 2010. I am divorced and raising a beautiful child on my own and just got stuck in the rut of using my credit cards to bail me out when times got tough. Now, I am making the minimum payments and not putting a dent into the principle balances. I wanted to apply for a 2 year loan, but Lending Club focuses on 3 year terms. I am determined to pay off this loan before the 3 year maturity. I really appreciate anyone who is willing to consider my situation and provide that heavenly sent help to get me back on track, if not for me and my future, for my child's, as well. Thank you for the consideration.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,683.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you provide a breakdown of your expenses vs the income? Thank you and good luck!	For the month of July 2009: Net Income $2,676.74. Out of that this was paid: $390.00 to pay off a loan for car repairs, $413.91 towards current credit card debt, $55.00 for medical co-payments, $200.00 for child's student uniforms for 2009/2010 school year, $379.85 for groceries/household supplies, $288.00 for day care during summer and after school care for 2009/2010 school year, $450.00 rent, $163.42 for utilities, $114.76 for telephone/cell phone, $53.80 for car insurance. Total expenses were $2,508.74. Remaining $168.00 was used for gas/entertainment/misc. Would have had $390.00 extra, but used it to pay off another debt. If you have any other questions, I would be happy to answer them.
please consider taking Financial Peace University It can relly help you manage your cash flow. I will support your loan http://www.daveramsey.com/fpu/classfinder/index.cfm?fuseaction=actfindclass&intZipCode=93212	Thank you for the advice. I went to the web site and it sounds like an awesome program. I will definitely consider doing this when I have my next break from college classes. Thank you, again, for providing that to me. And thanks for lending to me!!! Much appreciated!!!

Member Payment Dependent Notes Series 436010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436010	$12,000	$12,000	12.53%	1.00%	August 27, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436010. Member loan 436010 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Silverado Resort	Debt-to-income ratio:	19.32%
Length of employment:	10 years 5 months	Location:	Hidden Valley Lake, CA

Home town:
Current & past employers:	Silverado Resort
Education:

This borrower member posted the following loan description, which has not been verified:

I have two major credit cards and two retail specific credit cards that I would like to consolidate. I am sick of having debt and the wife and I have made a pact to get out from under this debt. I am very credit worthy and have never missed a payment and been late only a couple times in the last 10 years of having credit cards. I have just bought a house and I'm now paying less to own than I was paying to rent.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,855.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Position/brief job descriptio at Silverado Resort are ? 2. Monthly mortgage AND usual living expenses are $ ? Good luck with loan request.	I am the Assistant Golf Professional. I am in charge of 30 employees. I give golf lessons and run golf tournaments. Monthly mortgage with taxes and insurance is 1176, but I pay 1200. Usual living expenses are roughly $700. Also my wife's income was not included on my application. She works part time and makes about 20-25k so our annual income is roughly 80-80k.
Can you please talk about how you accrued your credit card debt? Thanks.	Basically it is a typical story of buying things we didn't need. It wasn't all at once. Over a period of a year or more. All of the accounts will be closed if I get this loan funded. My wife and I have made a pact for our future to have nothing but a mortgage and the basic monthly living expenses.
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	I can definitely verify income if needed. I am current with all bills right now. Currently this loan would have a lower monthly payment than the debts it would be paying. I do have a expense/savings budget using Microsoft Money. I actually have $2000 in an emergency fund and this loan is actually almost $2,000 more than all the debts I am trying to consolidate. I actually have $140 per month to put towards savings to replenish if needed. Thank you.
I see in one of the answers you are paying $1200 on your mortgage instead of $1176. Woudn't it make more sense to pay $600 every two weeks? If you get payed by the week or every two weeks. You will pay your mortgage off much sooner.	I could probably do that, but I have a payment booklet. Not sure how I would make sure everything got applied correctly.

Member Payment Dependent Notes Series 436032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436032	$16,000	$16,000	11.83%	1.00%	August 28, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436032. Member loan 436032 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,433 / month
Current employer:	Griffin Fence	Debt-to-income ratio:	10.75%
Length of employment:	7 years	Location:	LAKE PLACID, FL

Home town:	Merced
Current & past employers:	Griffin Fence, The Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my credit cards but would like a longer payment period.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,849.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Position/brief job description at Griffin Fence Co are ? 2. Monthly mortgage AND usual living expenses are $ ? Good luck with loan requests.	I am a secretary for a fence company and a part time employee for The Home Depot, I also do loan closings for myself. As far as my expenses, electric, phone , water, cable and mortgage, I own a duplex and rent it out, I get $600.00 monthly. I am married but chose to apply for this on my own. Please let me know if I can answer anything else. Have a great day!

Member Payment Dependent Notes Series 436062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436062	$6,000	$6,000	11.83%	1.00%	August 27, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436062. Member loan 436062 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Traffic.com & Cox Radio	Debt-to-income ratio:	20.65%
Length of employment:	4 years	Location:	Orlando, FL

Home town:	Orlando
Current & past employers:	Traffic.com & Cox Radio
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I'm looking for $5,000 to pay off my high interest rate loan with Citifinancial, and $1000 I would use to put down on an apartment. This will be my 2nd loan with Lending Club (the first I paid off as soon as I was able). I am very responsible and make sure all my bills are paid on time. Thanks for your help.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 436078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436078	$2,000	$2,000	7.74%	1.00%	August 28, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436078. Member loan 436078 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	sodexo	Debt-to-income ratio:	6.45%
Length of employment:	1 year 2 months	Location:	Burlington, NJ

Home town:	Great Falls
Current & past employers:	sodexo, Military
Education:	The Culinary Institute of America

This borrower member posted the following loan description, which has not been verified:

I would like a personal loan to pay for some car repairs and also I will be moving from New Jersey to Georgia the beginning of Sept. and I will need some money for that too.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Why are you moving? And, will you be leaving your current job? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for sodexo? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am relocating to GA to start a new position, I will be working withthe same company. I dont have a car loan but I will start paying my student loans in Oct. My monthly expenses will total about $500 a month. I had savings account but I had to use most of this money to get prepared for this move. I am an executive chef for Sodexo. I am willing to verify my income.
Please explain the purpose of your move. Do you have a new job lined up? Are you moving to a different facility but still working with Sodexo? A few details please.	I am relocating to GA to start a new position with Sodexo. I will be working with the same company as there executive chef in St. Francis hospital in Columbus GA.

Member Payment Dependent Notes Series 436141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436141	$3,600	$3,600	11.83%	1.00%	August 26, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436141. Member loan 436141 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,083 / month
Current employer:	Universal Health Svcs.	Debt-to-income ratio:	15.14%
Length of employment:	1 year 2 months	Location:	Richmond, VA

Home town:	Shreveport
Current & past employers:	Universal Health Svcs.
Education:	Commonwealth Institute of Funeral Service

This borrower member posted the following loan description, which has not been verified:

own rental property, need alittle TLC before next tenants rents property.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	80
Revolving Credit Balance:	$25,998.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 436152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436152	$11,000	$11,000	8.94%	1.00%	August 31, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436152. Member loan 436152 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	WildCat Corporation	Debt-to-income ratio:	11.00%
Length of employment:	9 years 6 months	Location:	New York, NY

Home town:	New York
Current & past employers:	WildCat Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

I always aspired to send my son to the best school he was able to get into regardless of the cost becasue I wanted him to get a better education and have even more opportunities then I ever had. Despite scholarships and school loans there were room and board expenses not covered now that he has started working as a police officer I wanted to help him out and get him started on the right foot. My hope with this loan is to keep him away from a paycheck to paycheck lifestyle but also keep him responsible. He too will help pay for the loan making our combined income around 100,000. There is no reason we would ever default.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	3
Revolving Credit Balance:	$2,140.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Borrower is you? Or son? Or joint co-signers?2. Position/brief jpb description at Wildcat Corp is? 3. Monthly rent AND usual living expenses are $? Good luck with loan request/	Borrower is me. I will always make the payments from my direct deposit account. In order to teach him some responsibility he will pay half but through me. Either way the payments will be made on time. I mentioned him in the first place because two incomes is always safer then one. At Wildcat Corp I work in the accounting/expense department, keeping the books on expenses credits and debits. I rent an apartment in manhattan but its rent controlled for the past 30 years the rent is just 900 for a three bedroom and I split it with my sister along with all other expenses.
Could you please give details about the delinquency from 3 months ago?	To be completely honest the deliquency is news to me. It could either be one of two things. One I had one of my credit cards stolen and didn't realize it for a couple of weeks had alot of extra charges that I wasn't taking into account. After the police report and investigation I cleared it up. Or two I helped my son buy a bedroom set through a 12 month no finance deal with a small payments every month. Apparently we tried setting up monthly online payments but it didn't go through two or three months later we realized it but it was cleared up immediately. I will look into more if you would like.

Member Payment Dependent Notes Series 436178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436178	$6,700	$6,700	15.31%	1.00%	September 1, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436178. Member loan 436178 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	AT&T Inc.	Debt-to-income ratio:	3.78%
Length of employment:	6 months	Location:	Las Vegas, NV

Home town:	Davenport
Current & past employers:	AT&T Inc., Protective Services, APAC, Medco Health Solutions
Education:	Fort Scott Community College

This borrower member posted the following loan description, which has not been verified:

My Fiance and I met through work while we were both chosen for business assignments in Arizona. I was living in Iowa at the time and she was down from Las Vegas. We hit if off instantly and within 7 weeks I proposed. This happened last October but I wasn't able to move out to Las Vegas to be with her until March. I am a very stable man and had been at my previous job for almost 7 years when I moved. My fiance has worked at Medco for the last 6 years and would be contributing to paying off this loan with me. I worked for APAC in Iowa, a company Medco contracted with to handle some of their customer service. In 3 weeks I will be starting with Medco myself but have been working elsewhere in the meantime. I took the first thing I could find so I could move out to be with her. I currently work at AT&T and do private security part time to make extra money so we wouldn't need as much funding. While she is not on this loan with me, we share finances and together bring home $4,500 Net a month. Our expenses are as follows: rent- 795 ulilities-140 cars-425 insurance-185 food-300 kindergarten tuition-300 Credit cards-200 phones-100 gas-160 misc-250 give or take a couple hundred due to unplanned expenses, we have over 1k a month in discretionary income. My part time income of $800 per month is purely discretionary and I will not be quitting it once I start at Medco even though I will be making significantly more than I am currently making at AT&T. We anticipate paying off this loan early as late Dec-Feb is overtime season at Medco. We are both work-a-holics and try to work as much OT as we can. We anticipate that with us both doing so, plus our tax returns next spring, we should have the loan paid off by April May. My fiance grossed over 5k in the month of January alone this year. Our predicament is that I can't get a loan through a bank because I just moved to be with her and don't have the current job history or address history necessary. I can assure any lender that I am VERY responsible and stable. She also has had a lot of past medical collections on her credit that she has worn herself out trying to fight. They are all errors and when we tried to apply for a loan with her as the primary because she has the current history, we were denied because of her credit. We are getting Married Dec. 14th. We make plenty of money to make the monthly payments. We have already paid $5,500 toward the wedding and honeymoon but can't get it all paid off before hand. We can get it paid off within the year at the latest easily. Thank you in advance to all the lenders that support our wedding and honeymoon. It means so much to us!

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	54
Revolving Credit Balance:	$4,200.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are getting married and taking your honeymoon during Medco's Over Time period. This seems like bad planning to leave during the time you can make the most money. Other than that Fiji is great for SCUBA diving and water activites, I recently got married and we honeymooned there.	The ovetime opportunities only really start the last week of December. We get back Dec 24th so we'll be jumping back into it right away. The bulk of the OT is in January and February. She's worked every New Years Eve holiday the 6 years she's worked there so right away we'll be getting some great holiday pay too. Double time and a half will be nice when we both are working it. Even if we didn't work any OT in Dec. There's no shortage to go around in January. A couple years ago they even were offering everyone double time to come in instead of the usual time and a half. It's easy to get 100hrs of OT without even trying.
What do you -- and your fiancee -- do at Medco? Is it the Medco that administers health insurance, or some other business?	Yes it is Medco the PBM (Prescription Benefit Manager). She is a Client Service Specialist. In short, if your Rx benefits were managed by Medco and you were having a service issue that you went and complained to your HR rep about...she'd be the person who got that call from your HR rep. It's her responsibilty to be the point of contact to the Benefit's Offices and their eligibility vendors whenever they have issues they need addressed for their employees. I have been hired to come in as a Customer Service Rep starting September 13th. My last day at AT&T will be the 12th. When I interviewed for the position, they asked me to go through the call center Supervisor position also. I have completed that process and will be hearing back next week if they want me to start as a supervisor or rep. If I come in as a supervisor the Salary is aproximately mid 40k to start. My fiance is hourly and makes $18.73 p/h
Congratulations on your upcoming nuptials! Can you please explain the delinquency from 54 months ago? Thanks.	That was on a payment for my previous car, which I caught up on, and ended up paying off early.

Member Payment Dependent Notes Series 436222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436222	$7,550	$7,550	14.61%	1.00%	August 28, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436222. Member loan 436222 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,777 / month
Current employer:	US Census Bureau	Debt-to-income ratio:	17.61%
Length of employment:	6 months	Location:	BUFFALO, NY

Home town:	Buffalo
Current & past employers:	US Census Bureau, Transitional Services, Inc., State University of New York at Buffalo
Education:	State University of New York at Buffalo

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate debt between two credit cards, Bank of America and Bowflex, debt totaling just under $10,000.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,948.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1. Is Census Bureau job permenent? Or is it temporary and just for upcoming 2010 census? 2. Position/brief job description at Census Bureau is ? 3. Total monthly rent AND usual living expenses are $ ? Goodluck with loan request.	1. Yes, the Census Bureau job is temporary, but it will last throughout 2010. 2. My position at the Census Bureau is Inventory Control. I manage stock and supply, and ship and receive supply orders as they come. 3. I live in a house owned by my mother, in a separate apartment, so I actually don't pay rent, but I do pay utilities for my apartment, roughly $100 per month for the utilities, and about $60/week for groceries. Thanks.
What is your plan for using credit cards if you get this loan?	Paying off the Bowflex card and paying off the Bank of America card. The only card I could rack up again out of those two would be the Bank of America card, but I'd pay off the Bowflex card first because it would show as less revolving credit in my name. If possible, I'd like to get a credit card from my bank (Citizens) and transfer the remaining balance beyond what the loan would pay, given a lower interest rate on the new card, and then cancel the Bank of America card.

Member Payment Dependent Notes Series 436240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436240	$12,000	$12,000	11.14%	1.00%	August 27, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436240. Member loan 436240 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Woods Hole Oceanographic Institution	Debt-to-income ratio:	6.58%
Length of employment:	5 years 2 months	Location:	Falmouth, MA

Home town:	Tiffin
Current & past employers:	Woods Hole Oceanographic Institution, University of Washington
Education:	Northwestern University, University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan for a kitchen remodel. My wife and I have obtained detailed cost estimates for the project, which sum to $28,300. At this time, we have $18,000 saved for the project, and a loan of $12,000 from the Lending Club would provide us with the difference (plus a margin of additional funds for the unexpected). We bought our house at the end of 2005, which was just about at the peak of housing prices in our area. We put 20% down on our house at purchase, and have a fixed rate mortgage at 6%. Although cursory appraisals do not indicate that we are ???upside down??? with our mortgage, we have not had any success securing a traditional home equity loan though either our local credit union or a large national bank. It appears that our situation is typical for these strange economic times: we have strong credit scores, a reasonable financing goal and steady income, but limited options for borrowing for remodeling. Hence, we decided to turn to the Lending Club to finance this project. My wife and I have two kids, ages 5 and 7, and we expect that our current house will be our ???forever house???. We do not view our home as a short- or medium-term investment; it is simply where we want to live. That stated, our kitchen is the weakest part of our house, and so we expect a relatively high return on this remodeling project. Should something terrible happen and we are forced to sell our house, Lending Club lenders would share a proportionally small fraction of this risk, since our own funds will support well over half of the cost of the remodeling project. My income is very reliable: I have a Ph.D. and a tenure-track position at a major research institution. I have held this position for nearly six years. My annual reviews have been very positive, and I have every indication that I will spend my career here. In addition, over the last year I have had success with private consulting, which is the source for much of our savings. I have been married for 11 years. My wife is a painter, and is doing quite well on the local art scene. Naturally, she has a day job, which is in the area of non-profit administration. She has worked on and off in this area for over ten years, and she has held her current position for over four years. It is a part-time situation that supports our finances but leaves her afternoons free to spend time in the studio before the kids get home from school. As my credit report shows, we have consistently managed our finances responsibly. The one blemish on my report is from a mortgage payment I missed a few years ago: I failed to update our automatic bill payment after our mortgage rate was adjusted (former mortgage, again our current mortgage is fixed). If I recall correctly I underpaid by $26, but the lender was unsympathetic and reported it despite my pleadings. Our current mortgage payment is approximately 20% of our gross income, and we pay on time, always. We quit using credit cards about two years ago. I have two modest car payments: $200 and $270. The latter is for a car I bought my mother, who has been on disability since I was a teen and needs our help. The estimated payment for the loan we are seeking will be in the vicinity of $375/month. This is about what we paid in preschool tuition for my 5-year-old last year. But he is going to kindergarten, and we will soon be relieved of this expenditure. So, in effect, our monthly finances will change little when we take on this remodeling loan, and we know that we will be comfortable with this payment. Taking the new payment into account, our monthly household debt-to-income ratio (not including mortgage) will be about 12%.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	59
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1. Total mortggage AND usual living expenese are $ ? 2. Suggest you have Lending Club verify your employment and income. That always makes lenders feel more secure with their invesments. My compliments; an articulate description of your personal situation/employment history et al. Good luck with loan request.	Thank you for your compliments. I will initiate the income verification process on Monday (8/24) morning. Our mortgage payment is $1,900, and car payments sum to $470. Other regular expenses (utilities, food, etc.) are typical for a family of four. We have no revolving credit payments.
Hello, Do you also have an emergency fund, or a plan for how to handle any if your savings are going for the kitchen? I, too, appreciate your forthcoming explanations. Thank you.	Yes, our plan will still leave us with a few thousand dollars in cash savings. We also have less liquid assets (403b, 529, etc.).

Member Payment Dependent Notes Series 436243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436243	$6,000	$6,000	8.59%	1.00%	August 27, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436243. Member loan 436243 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Trinity Health	Debt-to-income ratio:	21.60%
Length of employment:	2 years	Location:	Farmington Hills, MI

Home town:	Commerce Township
Current & past employers:	Trinity Health, Trinity Health, Oakland Community College, Walled Lake Consolidated School District
Education:	Walsh College of Accountancy and Business Administration, Oakland Community College

This borrower member posted the following loan description, which has not been verified:

My wife and I were blessed with a very quick placement during our adoption process. Unfortunately the quick placement required us to use a balance transfer offer from Chase. The offer is currently a 0% APR for 6 months, and it will jump to 15% APR soon. We will be eligible for the federal adoption tax credit of almost $11,000 payable over a maximum of 6 years. We expect to exhaust the credit within 3-4 years.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,813.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much of the revolving credit balance is for the adoption fee? Do you have other credit card balances?	$5978 of that balance is the balance transfer I used to cover adoption expenses. That is the only balance I have an my credit cards. The other part of the balance was the credit card we use every day, which we never keep a balance on. I like to keep the money I will use for payment in my savings account until a few days before the payment is due, so the balance seems much higher. Also, our last statement balance was much higher than normal due to the medical bills we payed to the hospital where our daughter was born. Unfortunately our insurance company would not cover the expenses.
Why do you have 13 open credit lines? How many of these have balances on them?	The open credit lines were from when I was foolishly chasing the best deal at each store. I have not closed the accounts because I understand it may hurt my credit score. I have 'open' but unused accounts with Dell, Jared, Kohls, Circuit City and so on. The only card we currently have a balance on a Chase Platinum card that we used a balance transfer offer from to cover adoption expenses. The only other active credit card we use is our every day card which we do not keep a balance on.
Would you feel comfortable having your income verified? (Contact Lending Club to find out how - a notation gets made on your listing if you do). It would give me and I'm sure other borrowers more confidence to bid if you are willing.	Yes I am comfortable having my income verified. I actually checked the box saying I am willing to have my income verified when I did the initial application, but I may have missed a step. I will pursue having my income verified.
I suggest you contact Lending Club and have your income verified; this will increase lender confidence in your loan. Congrats on your new child!	I will pursue having my income verified. Thank you for the congratulations!

Member Payment Dependent Notes Series 436275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436275	$4,800	$4,800	13.92%	1.00%	August 27, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436275. Member loan 436275 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Heritage Mint, Ltd.	Debt-to-income ratio:	8.78%
Length of employment:	7 years 8 months	Location:	Phoenix, AZ

Home town:	Williston
Current & past employers:	Heritage Mint, Ltd., Collins College, Theodore Roosevelt Medora Foundation
Education:	Collins College

This borrower member posted the following loan description, which has not been verified:

Looking to improve my credit and pay less in interest on my credit card debt.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	43
Revolving Credit Balance:	$4,645.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $250 of your requested $4.8K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $4,667 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto	1. My current position is Creative Director. I am in charge of all of the design needs for Heritage Mint, Ltd. 2. Yes, 1 wage-earner. 3. $600 4. Monthly Expenses: Church Contribution-450, Rent-600, Child Care-320, Phone & Internet-150, Electric-100, Car Insurance-150, Health Insurance-100, Student Loan-100, Car Expenses (Gas, etc)-400, Food-400, Misc-400 5. Thank you. I'll be looking into that shortly.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $4,645.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at the Heritage Mint, Ltd.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, this will pay off all of my credit card debt. I do have student loans as well but no other debt. Monthly Expenses: Church Contribution-450, Rent-600, Child Care-320, Phone & Internet-150, Electric-100, Car Insurance-150, Health Insurance-100, Student Loan-100, Car Expenses (Gas, etc)-400, Food-400, Misc-400 My current position is Creative Director. I am in charge of all of the design needs for Heritage Mint, Ltd. I don't have any savings currently. I will be looking into the income verification with Lending Club. Thanks.
-What is the monthly payment on your credit card? -Am I reading correctly when you wrote that you donate $450/month to your church? If so, why not put that towards your credit card payments instead? -Your expenses add up to $3170 which seems like you are living paycheck-to-paycheck. Is this the case?	My minimum monthly credit card payment is $135. My contribution at church is the most important thing I do with my money.

Member Payment Dependent Notes Series 436278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436278	$10,000	$10,000	13.22%	1.00%	September 1, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436278. Member loan 436278 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	NGP Management LLC	Debt-to-income ratio:	22.43%
Length of employment:	7 months	Location:	MALDEN, MA

Home town:	Burlington
Current & past employers:	NGP Management LLC, PricewaterhouseCoopers, LLP
Education:	Suffolk University

This borrower member posted the following loan description, which has not been verified:

Hello, I would like to eliminate my credit cards and unsecured debt, and need to take out a $10,000 loan to finance my debt consolidation. I have never been late on any payment. Thank you!

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,082.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do for NGP and what was your job before this one? Your are requesting $10,000 but your listing shows credit card debt of about $5,000. Could you please itemize how the $10,000 will be used. Thank you; Art	Hello, I am a Financial Analyst / General Ledger Accountant for NGP (a Dunkin Donuts franchisee), and our business has still been great through this downturn. Before I came to NGP, I was an auditor for PricewaterhouseCoopers. My $10,000 would be used as follows: $5,000 for credit card debt, and $5,000 for CitiFinancial unsecured loan. I have never been late on any payments, but I just need to reduce my interest rate and get out of this debt in 3 years. Thank you very much for your assistance thus far. Best, Dan
I would like to help fund your loan, but have a few questions. What are the interest rates on the credit cards and unsecured debt you wish to consolidate? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello, The interest rates on my credit cards and unsecured debt are 23% APR. I do have an outstanding car loan and a student loan, with a total combined monthly payment of $725. I will be more than happy to verify my income. Thanks again for your help! Dan
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	Absolutely...I've contacted Lending Club to try to take care of this. It should be confirmed shortly. Thanks!

Member Payment Dependent Notes Series 436279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436279	$10,400	$10,400	8.94%	1.00%	August 28, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436279. Member loan 436279 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Retif	Debt-to-income ratio:	8.37%
Length of employment:	4 years	Location:	Covington, LA

Home town:
Current & past employers:	Retif
Education:

This borrower member posted the following loan description, which has not been verified:

The credit crisis. The credit crunch. Whatever you want to call it, it affects everyone. I thought my great credit history would prevent me from being involved, but I was wrong. I almost got away unscathed until I received this letter from my credit card company: "Due to current market conditions we are raising your interest rate." Are they raising my rate because I was late, or over my credit limit? No! They are raising it because "everyone else is doing it." What a scam! And this is not just a small nudge, its a 70% increase (almost double the interest). I refuse to give my business to companies who treat their best and lowest risk customers like dirt. This loan is in an amount that I can comfortably afford to pay back monthly and will be used to pay down the credit card that raised it's rate on me. I have other credit card accounts with low rate (less than 2% for the life) and a home equity loan.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,416.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1. Position/brief job description at Retif are ? 2. Total montly mortgage (PITP) AND usual living expenses are $ ? Good luck with loan request.	Please see other question.
Please provide breakup of Revolving Credit Balance $24,416.00 What is it that you do at Retif? Would you be willing to verify your income with lending club?	Please see other question.
Hello user_521928, your credit record shows revolving credit balance of $24,416.00. Are you still using this credit line? What do you pay monthly on your mortgage?	Please see other question.
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	Speaking as both a Borrower and Lender both here and at (another P2P lender) [my edit, not Lending Club's] This is one of the best questions I have ever read! Quick note to all lenders: Please read the credit report and Lending Club rating before posting questions! Question 1. This is not my first loan from Lending Club. They called my employer the first time to verify my employment and income. If they do it again, so be it, but I don't think anyone with Lending Club's "A" credit rating needs to. Questions 2. Lenders, please read the provided credit report before asking questions about prior history! Let me copy and paste it for you. Accounts Now Delinquent 0 Delinquent Amount $0.00 Delinquencies (Last 2 yrs) 0 I am current with 0 Delinquencies Question 3. This one is a classic Lender question. As a general answer: when a responsible borrower consolidates loans, they no longer have to pay on those loans. So, they use that money to pay on their one big new (lower APR) loan! Easy! In my particular case I will be doing the same thing, except with one credit card (instead of several) Question 4 What a great reminder to the borrower! I use Quicken to track my money, so can I track my expense with reports and graphs, my budget as well. Question 5. Another great reminder to anyone! Except the rule of thumb for an Emergency Expense fund is 3 months worth of all living expenses. This goes for all you Lenders out there, not just me. Yes, I have this. Question 6. Another great reminder to anyone! This is the classic "Pay yourself first" rule. It states that you should set money aside for yourself before you start spending money on the rest of your budget. Not only is this a great way to save up for that Emergency Fund (from question 5 above) but it will also ensure you have money for vacations, gifts, etc. with out having to borrow...... ;) In my particular case. I have been doing this long enough to have an adequate Emergency Fund, but not long enough to not have to borrow. My goal is to not have to borrow after 4 years. Thank you DebtBuster1 for some great questions!
Wait You totaly blew off the other quesitons!	You are right, I "totaly" did. I just wanted to get to DebtBuster1's question. Many people asked: What do you do at Retif? For privacy reason's I am going to answer: I am employed full time with benefits. A retired Marine asked: "Total montly mortgage (PITP) AND usual living expenses are" ? I'm not going to break it down for you, and for privacy reason's I am not going to answer. I have Lending Club's best letter (A) rating. If you really need to know how much I pay for my electric bill, invest in some other loan. Someone asked: "your credit record shows revolving credit balance of $24,416.00. Are you still using this credit line?" Note to Lenders, this is how you read Lending Club's credit report: My Revolving Credit Balance is $24,416.00 This means, across all my credit cards and loans I have a total balance of $24,416 (excluding my mortgage). This is how much I owe across all my credit cards and loans. Revolving Line Utilization 36.70% This means, across all my credit cards and loans, I am using only 36.70% of my entire credit line. This in turn means that (after a little quick math in my head) my entire credit line across all my credit cards and loans is around $72K to $75K.
Do you have any questions for us Lenders?	I'm glad you asked that question! I do have a question for the Lenders. I'm curious how many Lenders made an investment (or did not make an investment) based solely on responses I've made to previous questions. I know people who use LendingMatch??? will never see this, but to those of you who take the time to view every detail on the loans, I ask this: Did my description and/or answers to questions sell you on loaning your money to me? Or did it make you click on the "next" button? Please reply by "Typing your question here" in the box below, and give me your thoughts (or real questions you still have). Thank you!
08.24.2009 Your totally uncooperative attitude toward lenders legitimate, civil questions stinks. I intended to invest $500 in your loan. But not now. Your arrogant "better than you" attitude is typical of north end of south bound jackass that your wise acre blow-off answers exemplify. Go buzz off!!	Thank you for your candid and honest response. Although I don't agree with RetiredUSMCInvestor's the phrase of "better than you attitude" I was wondering if the wording in which I phrased some of my answers would potentially offend some. (To be honest I didn't think it would be you, RetiredUSMCInvestor... and Thank You for your service. And if you don't use USAA, you need to, they are the best bank I have ever had.)
I was going to invest, but your flippant attitude is not acceptable. No one asked for identifying info such as SS#, name, address. The lenders are doing due diligence	Thank you for you response. I was wondering if not answering any questions at all would harm my chances of getting funded. I'm interested to know what response labeled my entire listing as having a "flippant attitude" as Lender mnm puts it. Was it the "I'm not going to break it down for you" regarding my monthly expenses response? Hmm.... I guess I should have avoided answering that question altogether. To all Lenders -- let me put it this way: (From Credit Report) My credit score is 714-749 (good) I own my house (a plus--shows responsibility) I make $3000+ a month I've never been late with a payment (great) I have a credit card since 1995 (established credit for almost 15 years) After all that, do you really need to know how much my telephone bill is? I have looked at my budget and have enough each month to make this payment--with a cushion, see DebtBuster1's question above. I chose exactly $10,400 to borrow because it's an amount I can comfortably pay back each month.
You said: "This is not my first loan from Lending Club. They called my employer the first time to verify my employment and income." We, as lenders, don't know that you are still employed by a previously verified employer at the same pay rate. You may have lost your job recently as many have. You may have been forced into part-time employment. We have no proof of that. Your A5 rating could be temporary if you've just lost your employment. Your continuously snide remarks have made me decide you are definitely not worth the risk. "Don't bite the hand that feeds you" comes to mind. I don't really care how much your telephone bill is, but I certainly do care how you treat those from whom you ask assistance.	xBobbiex said "Your A5 rating could be temporary if you've just lost your employment." This statement is a very good question in these tough economic times. I pay a fee of 1.25% of my loan amount to Lending Club to make sure that they check out and verify that my information is correct. That's $130. "Don't bite the hand that feeds you" a very true statement, I don't see how I "bit" anyone other than saying "I'm not going to divulge personal information." "but I certainly do care how you treat those from whom you ask assistance." I make no mistake about what this is. This is a business transaction. A transaction in which Lenders will make money off of me. Also keep in mind that I am not afraid to tell Lenders what information I am willing an not willing to divulge. I could have just clicked the "Ignore" button for every question. I instead chose to be honest and not skirt around the issue (if a bit blunt at that). Lenders: I appreciate all the honest input I have received about my responses and I hope that some of the prior Lenders have at least taken a look back at my reply to their "critiques." I still welcome any and all opinions.
Well, this was entertaining to read if nothing else. I think I need to invest just to see if you will pay it back! :)	I'll say. I sure have learned a lot. And thank you for your investment user_521913! As of this time (About 84% funded) over 120 Lenders have trusted their money in my loan. Although negative reactions have been voiced, the positive reactions have certainly been received as well--as the funding for my loan keeps going up and up and up. ---- An interesting thought occurred to me. As only Lenders can see Loan descriptions and the questions and responses, I wonder what comments other Borrowers would have.
Since you asked for feedback: Your loan request did not merit any funding based on my criteria. If Lending Club rates your loan an A5, then they can lend you their money. I rate your loan, and your attitude, an F. Therefore, using your own terms, I refuse to fund your loan.	StocksMan said: "Your loan request did not merit any funding based on my criteria." I can understand that, we all have our different criteria. "If Lending Club rates your loan an A5, then they can lend you their money." They won't, it's not their business. " I rate your loan, and your attitude, an F." I still don't know exactly what part of my responses merit a "F" rating. Please copy and paste some examples. Nobody has been able to do this. ---- At about 88% complete, I would like to thank the 135+ people who have decided to fund my loan (even after reading all of these responses). I still hope to hear from more Lenders--disdain or delight.
Since you asked, I am going to pass on your loan. I have almost 2000 notes and accept nearly all A rated ones. Your refusal to give details about your job and your low income -$3,000 doesn't go far these day. You need that much just for expenses of daily living.	VeniceGunther says "I have almost 2000 notes and accept nearly all A rated ones." Wow. I don't have nearly that many. Thank you for being such an active member of LendingClub! I'm sorry you broke your record of accepting A rated loans with my loan. Oh well. "....and your low income -$3,000 doesn't go far these day. You need that much just for expenses of daily living." Cost of living is greatly influenced by where you live. If I lived in New York city with only $3K per month income... I'd be living in a one bedroom apartment with 4 roommates. Because I live in Covington, Louisiana, I can afford to pay the mortgage on my single family home as well as all my other living expenses. (But I still won't break it down for you.) -------- Since my loan is now fully funded, this is going to be the last question I answer. I would like to thank RetiredUSMCInvestor, mnm, xBobbiex, user_521913, StocksMan, and VeniceGunther for their feedback on my loan. I wish the best for all of you. Lenders, I know you want to scrutinize every aspect of a potential loan. My point to all this is, with almost 15 years of credit history and LendingClub's "A" rating, plus the standard credit info LendingClub provides, a micro level of detail is not necessary to make a decision on a loan. I believe that maintaining such a great credit history merits this. If I had a "B" rating or worse I would not hesitate to offer the details of my life (possibly compromising my own privacy). ----- To All: If you can take away one it should be this: Make sure you have an Emergency Fund. This was a great suggestion by DebtBuster1. An Emergency Fund is simply a savings account or money market account with at least 3 months living expenses worth of money in it. It can save you a huge amount of trouble when you do have an emergency. ---- Once again, Thank you.

Member Payment Dependent Notes Series 436281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436281	$6,000	$6,000	12.87%	1.00%	August 27, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436281. Member loan 436281 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Medin Corp	Debt-to-income ratio:	9.09%
Length of employment:	3 years 8 months	Location:	MIDLAND PARK, NJ

Home town:	Hackensack
Current & past employers:	Medin Corp
Education:	Bergen Community College

This borrower member posted the following loan description, which has not been verified:

I am buying an engagement ring for my girlfriend. I have several bank accounts with Valley National Bank in Wayne NJ some of which I have had over 15 years. In that time I have had 3 personal loans and 1 auto loan. All 4 loans were paid off early. I bought a house in Midland Park with my brother in May of 2007. The mortgage is $2900 a month. I pay 50% and my brother pays 50%. I contacted Valley about a personal loan for the engagement ring and they say that my 88,000.00 annual gross income doesn't cover my $2900 a month mortgage. I explained to them that I only pay $1400 a month because I split the payment with my brother. My brother and I both have Valley National Bank. Valley can see we have a joint account for the last 2 -1/2 years that we both contribute equally and house expenses get deducted from this account. Valley says that they need a cosigner on the loan because they can not assume that I split the mortgage even though they can plainly see we do split. I would consider asking my brother or another family member to cosign on a Valley loan but I do not want anyone knowing my intentions to propose. I am in a bit of a bind. I need a personal loan for $6000.00 without any penalties for paying off early. I also want it directly deducted from my checking account monthly.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	63
Revolving Credit Balance:	$3,236.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1 Position/brief job description at Medin Group are ? 2. Monthly usual living expenses are $? Good luck with loan request.	Mechanical Engineer / Assembly Manager. I design medical devices in a fast paced ISO9001 & FDA controlled enviornment. I also act as a lieason between manufacturing and engineering to improve product designs. I have $400 a week directly deposited into my house account and that covers paying my home loan, escrow, PSE&G & cable and has worked well for the 2-1/2 years I have lived in my home. The remainder of my paycheck (approx $650 a week) easliy covers my credit cards, phone bill, car loan, food expences, weekend trips etc.
Do you currently live in the home with your brother? If you are going to get married are you going to move out or is he? Getting married will most likely change your housing status and therefore could leave you covering the entire $2,900 payment.	We live together. We each file 50% ownership on our NJ property taxes. We agreed to place the house on the market in the spring of 2009 sell it and go our own ways. Another option we have discussed would be having my girlfriend move in and buying him out at which point he would move out. We would do this by having the house appraised and agree on the dollar amount the home is worth. Then we would take that figure and subtract the amount we owe on it from what it apraised for split it in half (example, house apraises for 400k and we owe 320k a difference of 80k. My girlfriend and I would try to get a home Loan in our names for 360k, pay my brother 40k to move out.) those are our two options as of this point.
I'm interested in loaning to you, but can you verify your income through lending club? I think you need to send your w2s and/or pay stubs to it.	I would send my w2's if I could find how. My annual salary is 87,000.00 a year.

Member Payment Dependent Notes Series 436294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436294	$5,000	$5,000	11.14%	1.00%	August 28, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436294. Member loan 436294 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Fleet Car Carriers	Debt-to-income ratio:	10.32%
Length of employment:	7 months	Location:	south richmond hill, NY

Home town:	Guyana
Current & past employers:	Fleet Car Carriers, Nemet Motors
Education:

This borrower member posted the following loan description, which has not been verified:

I need a loan to help pay for my son college expenses.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,350.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Regards, Tell us where you son is in school (year) and what is he studing? How much of a college ed can $5000 support? Does he get any scholarship support? What college? Thanks, Barry	He is currently a sophmore at new york city college of technology. His fall semester begins August 1. This year he didn't receive any aid.

Member Payment Dependent Notes Series 436320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436320	$10,000	$10,000	11.14%	1.00%	August 27, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436320. Member loan 436320 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	Best Buy	Debt-to-income ratio:	6.55%
Length of employment:	2 years	Location:	LANSDALE, PA

Home town:	Honolulu
Current & past employers:	Best Buy, Drexel University
Education:	East Stroudsburg University of Pennsylvania, Montgomery County Community College-Blue Bell, Denison University

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my credit cards into 1 payment a month therefore getting myself out of debt before I have to buy a car and house in the near future. I have never had a late payment on any account of mine and always pay on time and more than the minimum that is required.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,027.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Thanks for the advice. I will call today!
Greetings - You appear to have a quite a bit of debt for your income level. Is there anything you are doing to cut your spending or increase your income? Do you have a savings account where you put something away every month? Best of luck on your loan; Art	I am currently cutting out any extras to save money and only buying necessities. I am forced to stay at my current job until October due to some health insurance issues but after that I will begin looking for a new job with a higher income. I do also have a savings account that I put a little away each paycheck.
08.22.2009 1. Total monthly mortgage (PITI) AND usual liveing expenses are $ ? 2. Position/brief at BB are ? Good luck with loan request.	I pay $400 a month to live a home with my father. That is the only expense I pay in regards to the home. My only other bills are my Verizon Wireless account (usually about $50 a month) and Car Insurance (less than $100 a month). I am a member of the leadership team at Best Buy. I oversee the cashiers and customer service representatives. I also count down the tills and do the nightly deposit.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $9,027.) Do you have any other outstanding debts, like a car loan or student loans? Could you explain a bit more why you are forced to stay at your current job until October due to some health insurance issues?	I will be using the loan money to pay off all my credit card debt and I do have one student loan. It has only about a $700 balance. I do not have any other outstanding debts...I will be purchasing a car next year but I will be waiting as long as possible so that I can get as much of my debt taken care of as possible. I need to stay at my current job because I had some dental work done and the insurance only paid half up front and the other half will not be paid until the end of October.

Member Payment Dependent Notes Series 436364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436364	$8,400	$8,400	8.94%	1.00%	August 28, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436364. Member loan 436364 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	County of San Bernardino	Debt-to-income ratio:	6.52%
Length of employment:	10 years 6 months	Location:	Joshua Tree, CA

Home town:	Santa Monica
Current & past employers:	County of San Bernardino, Coldwell Banker, Pacific Telesis, Pitney Bowes
Education:	University of California-Los Angeles (UCLA), University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

Been working over 10 years at the same job as a social worker and make a good income (over $55,000/year). Also am a part time realtor, and as we all know, sales have been down. Since I have not sold many houses this year, that extra money that I was used to having isn't available to knock out the credit card debt like usual. The bank interest is now an awful 19% variable, since they decided to change the terms of the agreement. I have never been late on a payment and pay everything on time. I am also an investor here and have been pleased with the returns. So I am looking to increase your savings rate as we, together, reduce the bank's very high interest. Have gotten more conservative about what I am spending and am on the way with Dave Ramsey's notion that "debt is dumb." After the 2 credit cards are done, I'll work on the car then the house. Thanks for your consideration!

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,883.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1. Monthly rent AND usual living expenses are $ ? Good luck with loan request.	Monthly rent is $525, Food & dining out $300, Electric $60, Cable $50, Internet & Cell phone $130, Loan on Retirement account $165, Visa 1 $95, Visa 2, $195. Will be paying down 1 Visa and paying off the other with the loan proceeds.
I hope you are also making lifestyle changes needed due to new economic conditions and not just relying on return of good times in housing markets. All the best with the loan!	Shawn 99, You know it! Feeling more in control, doing things more simply--like fixing stuff myself instead of calling in the handiman. Must admit though it took me 3 tries to get the swap cooler working, but very satisfying!
Employment, credit history, and request looks good. Are you planning to have your income verified? (contact lending club to find out what you have to do and a notation will be made by lending club once it's done). gives more confidence to lenders if you are willing.	Have started the process of income verification. Requested the loan on the weekend, which is why it is not yet complete. Should be done in the next couple of days.
Hello I am interested in funding your loan and have the following questions Would you please verify your income for LendingClub? Please call them to find out how Would you let us know how much your monthly expenses are? Your credit profile lists total outstanding of $7883, and you are requesting $8400. Please let us know your plans for the remainder of the loan amount. Good luck with your loan	See the above answers. My credit profile shows one Visa. The other Visa I am paying off was formerly with Washington Mutual, which was bought by Chase. They "offered" to keep my account open for 29% interest or honor the 7% interest I always had on the card. Told them to close the account, so that is where the extra balance is going.
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	See the above answeres for #1. I am current and have always been current with bills and debts. #3 see above expenses. #4 I have an Excel spreadsheet for my active monthly expenses and savings. I have more than $1000 in savings for emergencies (currently just $2000, but contributing $100/month). It has prevented me from having to use any credit the past 6 months since I have been on this plan. Excellent questions DebtBuster!

Member Payment Dependent Notes Series 436389

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436389	$11,225	$11,225	11.14%	1.00%	August 31, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436389. Member loan 436389 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,466 / month
Current employer:	York Machine Works	Debt-to-income ratio:	8.89%
Length of employment:	2 years 10 months	Location:	Napa, CA

Home town:	St. Helena
Current & past employers:	York Machine Works, Ground Control Systems
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

I had to live beyond my means for a little while in order to move back to my home town and marry my wife. Over the past 3 years I have increased my income and am now slowly paying off the debt I incurred when I took a pay cut in order to move back home. The APRs on my credit cards are higher than I would like and I would like to find someone who wants my business more than the credit card companies. I have a good and very stable job as a machinist in the Napa Valley wine country. In fact, I will be buying the company I work for in the coming year. I also own my home jointly with my father and don't have a car payment. In addition to the income from my job, I also have rental income from two tenants in my house. I am a very responsible borrower and would like to get me and my wife out from under high interest rates as we continue to make a life for ourselves.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,243.00	Public Records On File:	0
Revolving Line Utilization:	68.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1. Mortgage (PITI) AND usual living expenses are $ per month? Good luck with loan request.	Thanks for the help. My mortgage PITI is $1,681.47 per month. My usual living expenses are around $1,450 per month. That includes food, fuel, utilities, student loan, etc. Thanks for the interest, Alex
1. Would you be willing to verify your income? Lending Club will tell you how. Is the $4,466 monthly income including the tenant income, and if not please break that out. 2. I see that you had 2 inquiries in the last 6 months, can you explain these? 3. You say that you will be buying the business within a year, congratulations. Have you entered into an aggreement for this already, is this already budgeted out or will you be looking for money to complete that transaction? Thank you, and good luck.	I would be willing to verify my income. I will try to find out how. The $4,466 number is all of my income, rental included. My job pays me about $3,520 per month after taxes. The rest is from a room in my house and a studio that is attached to the garage behind my house. One of the inquiries should have come from my wife's application for a "Care Credit" credit card to help her finance a root canal and crown she just had done. The other one I believe came from when I was looking into getting a personal loan from Wells Fargo to pay off my credit cards. I didn't like what they offered me so I didn't go through with it. Also, I forgot to mention before, that one of the main reasons I have been forced to put a lot on my credit cards is that 2 years ago I herniated a disc in my back and have had medical bills to pay. Physical therapy, and this summer I had an operation to shave the bulged disc down. My insurance payed most of it, but it has put a real big dent in my expendable income. Not to mention the work time I lost in the process. I'm working full time again and doing well, but any saving I can make will help. The business purchase has not been finalized yet, but the owner and I have been gathering all the information we need and it is a sure thing. I will not be needing a loan to buy the business. The current owner will be my financier, and my Grandfather has set up a trust for me with the express purpose of buying or starting a business. Thanks for the interest, Alex
You can find out how to verify your income with Lending Club by calling Member Services at (866) 754-4094	Thank you. I just talked to them this evening. The lady I talked to kept telling me I didn't need to and that they didn't require me to, but I was able to get a fax number from her so I could do it anyway. I will try to fax the information to them tomorrow. Thanks again for the help.

Member Payment Dependent Notes Series 436420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436420	$11,000	$11,000	8.59%	1.00%	August 31, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436420. Member loan 436420 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	care-van inc.	Debt-to-income ratio:	16.06%
Length of employment:	11 years	Location:	winnetka, CA

Home town:	los angeles
Current & past employers:	care-van inc.
Education:	high school

This borrower member posted the following loan description, which has not been verified:

I need this loan to pay off a credit card with a very high interest . the same monthly payment will go to you but with a better rate ( i hope). I have an excellent credit history .

A credit bureau reported the following information about this borrower member on August 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,706.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current amount you owe on your credit card and what is the current interest rate? Thanks.	I owe about $10,000 and the current interest is 23%. which I think is too high . Thank you

Member Payment Dependent Notes Series 436433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436433	$4,000	$4,000	11.48%	1.00%	August 31, 2009	September 5, 2012	September 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436433. Member loan 436433 was requested on August 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,767 / month
Current employer:	LBJ hospital	Debt-to-income ratio:	21.48%
Length of employment:	8 years	Location:	HOUSTON, TX

Home town:	san salvador
Current & past employers:	LBJ hospital, harris county
Education:	none

This borrower member posted the following loan description, which has not been verified:

consolidate credit cards and student loan

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,529.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.23.2009 1. Position/brief job description at LBJ Hospital are ? 2. Total monthlly rent AND usual living expenses are $ ? Good luck with requested loan.	i am an emergency admitting representative , i register patients once they arrive at the emergency section. my total rent cost is $650 - husband pays. personal expenses are: 100 cell phone/month 175 utilities/month 200 groceries/month that is pretty much it, let me know if you have any more questions

Member Payment Dependent Notes Series 436438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436438	$2,500	$2,500	11.14%	1.00%	August 27, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436438. Member loan 436438 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,577 / month
Current employer:	Richfield Public Schools	Debt-to-income ratio:	6.34%
Length of employment:	6 years 2 months	Location:	MINNEAPOLIS, MN

Home town:	Worthington
Current & past employers:	Richfield Public Schools, Renville County west Schools
Education:	University of Minnesota-Morris

This borrower member posted the following loan description, which has not been verified:

I would like to but a new laptop to use at work. I am a band director who just recently moved from the Richfield Middle School to the High School.

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	25
Revolving Credit Balance:	$1,882.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.26.2009 Hi, I'm interested funding $250 of your requested $2.5K loan. I have questions requiring answers: 1. Current position and very brief job description at Richfiled Public Schools are ? 2. Is reported $4,577 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Hi, thanks for the questions. I hope this helps... 1. I will be the High School Band Director this year, the past 6 years I was the middle school band director. I teach young people how to make music! 2. I am the only person in my household. So 1 wage earner. 3. Rent = $795 4. Car = $0. Paid off in June. 5. approx $1000
I would like to help fund your loan, but have a few questions. Did your move from Middle School to the High School affect your salary or tenure? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I will be making about $5000 more this upcoming school year. My tenure was not affected since I am in the same district. I paid off my car in June. I have 1 year left on my school loans ($260/mo.) Total monthly expenses are about $1900 Yes, I have a savings account. Sure, I can verify my income; I'll look into it. Thanks!

Member Payment Dependent Notes Series 436466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436466	$20,000	$20,000	11.48%	1.00%	August 31, 2009	September 5, 2012	September 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436466. Member loan 436466 was requested on August 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,246 / month
Current employer:	Random House	Debt-to-income ratio:	9.19%
Length of employment:	5 years 5 months	Location:	new york, NY

Home town:	Sulphur Springs
Current & past employers:	Random House, Sue Devitt Studio, Estee Lauder, Belk, The Crate
Education:	Berry College

This borrower member posted the following loan description, which has not been verified:

I just turned 30 and realized..time to grow up, acknowledge the mess I got myself into and take care of it in a responsible way. As of today, I owe $22987.17. I will use every dollar loaned to pay off all credit cards with a balance. I am closing 5 credit cards. I have a full time job and am seeking a part time job as well for added income. My ultimate goal is to pay off the debt responsibly, save my credit and fico scores and start my own business in the future. I have set up a budget on mint.com and am actively looking at ways to be more responsible with my money. This loan is the first step. Once I am approved for this loan and have a monthly payment amount, my plan will be in place and I can start a healthier new financial life.

A credit bureau reported the following information about this borrower member on August 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,818.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.23.2009 1. Position/job description at Random House are ? 2. Monthly rent AND usual living expenses in high-cost NYC are $ ? Congratulations on your articulate and concise self-description of current credit card mess. Hope this Lending Club loan sets you on straighter financial path. Good luck with loan request.	1. Provide administrative support to the daily operations of a busy Vice President & Creative Art Director. Responsibilities include maintaining the cover/jacket art schedule, routing mechanical art design for jackets/ARC/reprints/salesproofs, preparation of departmental correspondence, managing rights and clearing permissions for artwork, accounting and tracking of departmental finances, processing and researching invoices and contracts from vendors, creating agenda and meeting minutes for weekly packaging meeting, maintaining in-house archives and files, and serving as the liaison between the art department and other departments. I have been with RH for 5 1/2 years and survived several major layoffs. 2. I live with my older sister so she is giving me a break on the rent. Normally I pay 960 but now I will pay 600. She also took 8500 of my debt when I was spiraling so some of this loan will be to pay her back for assuming some of my debt and keeping me out of collections. So...rent is 600, utilities 150, student loan 180, transport 125, cell 75, food 350, misc like rx-doc 200/250 avg, Luckily, there are lots of free things to do in NYC! I am in the process of interviewing for part-time work with a minimum goal of an additional $750-900 monthly. I work in cosmetics, which also allows for commissions as well. The part time money will go towards the repayment of the loan. Thank you for considering me.
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Thank you. I will call first thing Monday morning.
Hi, Your income verification will be key to getting your loan funded. A few questions: (1) Are you current with all your bills and debt payments? (2) How will your monthly cash flow cover this loan???s monthly payment? (3) Do you have a written & active monthly expense & savings cash flow plan (budget)? (4) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (5) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	I called about the verification. There is a procedure in place and they are verifying everything now. (1) Are you current with all your bills and debt payments? Yes, it has been very difficult to do so but yes, I am current. I do not have any late payments. (2) How will your monthly cash flow cover this loan????????s monthly payment? I have lowered my rent payment (I live with my sister so we bargained a deal in writing of what my rent payments will be) and other monthly expenses so that if I had to make the Lending Club payment today, I could do so. I am interviewing for part-time work as well with a goal of $750-900 extra a month, in cosmetics b/c there is commission. All of the money I make part-time will go towards the repayment of this loan. (3) Do you have a written & active monthly expense & savings cash flow plan (budget)? Yes, I have everything logged in and budgeted on mint.com. (4) Do you have at least a $1000 emergency fund in a savings account so you don????????t have to rely on credit cards or loans to cover unexpected expenses? Yes, I presently have $700 in the fund. I have $50 a paycheck automatically deducted and put directly into my savings account. (5) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Yes, $50 a paycheck is automatically deducted and put directly into savings. As my monthly income increases, this amount will increase.

Member Payment Dependent Notes Series 436481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436481	$5,375	$5,375	8.94%	1.00%	August 28, 2009	September 5, 2012	September 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436481. Member loan 436481 was requested on August 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,659 / month
Current employer:	GTSI	Debt-to-income ratio:	15.13%
Length of employment:	7 years 3 months	Location:	Frederick, MD

Home town:	Alexandria
Current & past employers:	GTSI
Education:	University of Maryland

This borrower member posted the following loan description, which has not been verified:

I am an executive with a very good income. I only want to swap some credit card debt for a similar loan with a lower rate. I am not looking to increase total debt, in fact, my wife and I are on a 5 year plan to eliminate all debt, including the mortgage.

A credit bureau reported the following information about this borrower member on August 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	75
Revolving Credit Balance:	$74,809.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income with lending club (if you contact them, they will tell you how to do this)? Could you please detail your major monthly expenses?	Yes, I will verify my income. Our major expenses are mortgage (13%), student [parent] loans (5%), Utilities (7%), 401k contributions (11%), Misc (10%), other CC (6%) -- all on a combined gross income of about $200k.
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? (7) Please detail the components of the $74,809 Revolving Credit Balance in your credit history. Thank You! DebtBuster1	1) Yes, I will verify my income. 2) yes, all bills are current. 3) I am swapping this loan for a CC loan that has a higher rate, so covering the payment is no problem. 4) Yes. we keep track of every expense in Excel. 5) We have $15k in emergency funds and 500k in retirement funds -- almost all in cash. 6) yes. 7) we have student (parent) loans, one for each child, 3, that should be paid off within 5 years, if not sooner.
Can you please contact Lending Club to verify income? Thank you.	Yes, will do.
Whats the breakup of the Revolving Credit Balance $74,809.00?	Primarily student (parent) loans. All are on schedule to be paid off within 5 years. Sooner if possible.
user, What does GTSI do and what do you do at GTSI? What type of mortgage do you have (ie, are you utilizing a special mortgage product such as Option ARM or Alt-A, and, if so, when is the loan set to recast and how will this change your expenses?)	1) gtsi is a government reseller (target market is primarily the federal govt). 2) I am a senior manager in the IT dept. 3) we have a mortgage that floats with 6-mo LIBOR, and it has adjusted down twice in the last year. we have reinvested the difference into paying down the mortgage more quickly.

Member Payment Dependent Notes Series 436519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436519	$6,000	$6,000	12.18%	1.00%	August 28, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436519. Member loan 436519 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	South Shore Mental Health	Debt-to-income ratio:	14.43%
Length of employment:	11 years 8 months	Location:	PROVIDENCE, RI

Home town:	Warwick
Current & past employers:	South Shore Mental Health
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off high interest credit cards. While it took me a while to realize that too much debt severely limits my choices, I have learned the lesson and have been consistently paying off my debt. I've had late payments in the past but none in about 8 months. Despite decreasing debt and prompt payments, the credit card company will not reduce my interrest rate. I have had 2 previous car loans and one previous personal loan, all paid off successfully. I work full-time as a public health professional, and have worked for the same agency for 11 years. I am on the Board of the state Public health association. I am interested in continuing to grow in my profession but feel the debt has hindered me. I have changed my lifestyle in order to decrease debt.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	31
Revolving Credit Balance:	$8,978.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $250 of your requested $6K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $3,750 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto)	My current position is assistant manager of an outreach team, supervising case managers who serve community based mental health patients. My income is from one wage earner. My rent is $650 monthly. No car payment. Reimbursed for work-related car use. Utilities including phone, electric and gas, average about $175 monthly. Health insurance and flexible spending account have historically covered all medical. Student loan is $253 monthly. Additional spending including entertainment, food and everything else $400 monthly. I will contact the Lending Club. Thank you for your advice.
What is your current interest rate on your credit cards and how much are you currently paying to those cards monthly?	Type your answer here. Two cards, 27% and 29% interest. Minimum monthly payment recently was about $300 monthly and I have been paying $350 - $400 monthly to reduce the debt.

Member Payment Dependent Notes Series 436579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436579	$5,000	$5,000	13.92%	1.00%	August 27, 2009	September 6, 2012	September 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436579. Member loan 436579 was requested on August 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Union Pacific Railroad	Debt-to-income ratio:	21.68%
Length of employment:	16 years 5 months	Location:	Vancouver, WA

Home town:	Huntington Park
Current & past employers:	Union Pacific Railroad, Marlette Homes
Education:	Salt Lake Community College

This borrower member posted the following loan description, which has not been verified:

To eliminate a couple of high interest credit cards, and to get out of a payday loan loop that I thought was a solution to an immediate situation, but obviously turned out to be a poor situation.

A credit bureau reported the following information about this borrower member on August 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	51
Revolving Credit Balance:	$38,436.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.24.209 Position and brief job description at UP RR is ? 2. Monthly rent payment is $ ? Monthly usual living expenese are $? Good luck with loan.	As an Electronics Technician For UPRR, I provide technical assistance involving the signal system to the local area Signal Department employees in the Northwest. I also perform upgrades and updates to signal equipment and it's software as mandated by the Federal Rails Administration and the manufacturer of the equipment being used. I am the signal "Answer Man" for the 300 miles of railroad I attend to. My monthly rent is $945. My monthly living expenses including rent is around $2800 which also includes a hefty $725 child support payment for one child from a divorce 8 years ago. Not doing the marriage thing again! Please feel free to ask additional questions as they arise.........
Could you please detail the revolving credit balance of $38,000? Also, how many years do you have left on child support? Will be driving through Vancouver this weekend. Nice city!	Most of the revolving balance on my credit is from my previous marriage.... I was married to a spender. It was around the $50k mark at the time of the divorce, but I've managed to pay down to where I'm at now.... Still working on it. The more I can juggle funds from higher interest accounts to lower, the faster the debt deminishes. My child is ten years old and I will paying child support until she is 18 (or 21 depending if she continues her education, which will most likely be the case).

Member Payment Dependent Notes Series 436584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436584	$6,500	$6,500	8.59%	1.00%	August 27, 2009	September 6, 2012	September 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436584. Member loan 436584 was requested on August 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,958 / month
Current employer:	Dorchester House Health center	Debt-to-income ratio:	11.48%
Length of employment:	1 year	Location:	Brockton, MA

Home town:	Guadalajara
Current & past employers:	Dorchester House Health center, Orametrix
Education:	Boston University School of Dental Medicine

This borrower member posted the following loan description, which has not been verified:

Hello, I am a financially stable individual with a flawless payment record. Great income and reliable. I need a loan for a used motorcycle no need for a new one. Thanks

A credit bureau reported the following information about this borrower member on August 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,653.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already found a motorcycle you would like to buy? And if so, is it from a motorcycle dealer? Do you have any other outstanding debts, like a home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at the Dorchester House Health center? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello, Thanks for your reply. Yes i already found a motorcycle, this is from a provate party, it took me 3 months of research to find the best deal and resale value I am extremely cautious . I don't have any credit card debt and my most recent credit card statement is just $100 dlls. I have a flawless payment history. Monthly expenses are $2500 rougly. I am a recent graduate working in the dental field in a comunity health center( for low income, disable or unpriviledge people). I do have an IRA account . Please be sure that your money is safe and will be paid back in full i just need a cheap way of transportation as you can see i don't need a new flashy vehicle just a reliable one. Thanks

Member Payment Dependent Notes Series 436649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436649	$5,175	$5,175	18.43%	1.00%	August 31, 2009	September 6, 2012	September 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436649. Member loan 436649 was requested on August 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	self	Debt-to-income ratio:	20.64%
Length of employment:	n/a	Location:	los angeles, CA

Home town:	portland
Current & past employers:	self, Telefund, Inc., Market Developoment Company, Music Matters
Education:	LACC, TSU, Nashville Tech, Vanderbilt University

This borrower member posted the following loan description, which has not been verified:

as a student of legal studies, i want to continue my legal education in business and media law as i develop a marketing company to network hollywood artists with viable web-based structures. in contrast to primitive industry methods, the capital will go towards cutting edge dispersal methods, tour structuring, branding, merchandising, and multi-media tie-ins. the success of premium artists in the live touring marketplace will easily replenish the investment capital.

A credit bureau reported the following information about this borrower member on August 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,177.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan description left me with a bunch of questions. Lots of words but I don't think you actually said much. I don't understand how your legal studies of business or media compliment a marketing company. Also, can you explain what viable web-structures this marketing company will take advantage of? Specifically I'd like to know what new technology or emerging channels you're referring to when you describe 'cutting edge dispersal methods'. Lastly, as a start-up, how do you plan to recruit the business of premium artists?	as a beginning i have lined up a core team of web developer to build a site for my first artist, an emerging talent who is world traveled in the music festival circuit. in launch of his solo career, we must develop a web presence in addition to what he has already. please research the conceptualization of Polyphonic, a new venture capital group from MAMA management. the idea being that with the drastic shifts in the music and arts dispersal systems new avenues of monetization must be explored in the live music scene. luckily my friend who seeks management and publicity with my future group, and has already vastly benefitted from my support and connections, has himself very critical connections with lollapalooza's founder and many others. the objective would be to launch the solo career on a grand scale propulsing it to the festival circuit, with paying gigs and a publicity budget and to have a keen mind for the transmission systems as new emerging technologies every day alter and affect the strategies and branding of music and arts. integrative marketing, TV spots, advertisement tie-ins, and exploration of merchandising options will also inform the business viability of these emerging artists and acts. i am very lucky to be in contact with interscope execs, nine inch nails sound engineer, and blacklisted a new recording company with 150,000 in venture capital which will consider the artists i promote. my experience in guerilla marketing with music matters and market development company informs my understanding of the task. in close friendship with lefthouserecordings and iron bark entertainment i have gained insight into the very specified and exclusive nature of the kind of support i want to offer artists. my media law studies enhance my understanding of cutting edge issues affecting copyright and intellectual property protection. i have written arts reviews for alisterz.com and grew up in a music industry family with my father's research of the history of twentieth century music transmissions and music biography at play. i really appreciate your interest and patience, and am deeply aware of the challenges facing new artists in web 3.0 but aware of the vast potential of viral marketing to lead to prosperous powerful transmissions of art. thank you so much for your interest! i would love to proffer more specific details of place and person and begin the process with more financial support for my heart's passion.

Member Payment Dependent Notes Series 436709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436709	$10,000	$10,000	17.04%	1.00%	August 31, 2009	September 6, 2012	September 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436709. Member loan 436709 was requested on August 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	IT Consultant	Debt-to-income ratio:	10.67%
Length of employment:	3 years 2 months	Location:	Austin, TX

Home town:
Current & past employers:	IT Consultant, Self-employed IT Consultant
Education:	Austin Community College

This borrower member posted the following loan description, which has not been verified:

We are serious about being debt free and started paying off our credit card debt that we've accumulated over the past 10 years. I want to reach that goal, based on our income and ability to pay towards our debt, in mid 2010. Our current situation is: 8 credit cards with interest rates 21.90% - 29.99% with a total of $10,757 1 credit card at 16.99% with $3,412 2 credit cards at 9.99% & 10.90% with $5,151 We don't qualify for any 0% balance transfer credit cards at the moment, and at this point I am trying to refinance the very expensive portion of our debt (> 20%) at a lower rate. Realistically somewhere in the 10% - 15% range. The $10,000 loan from you would be used to pay off all 8 credit cards with the 20+ percent interest rates. Right now we are paying minimum payments on all cards , and about $700 - $1000 a month towards the currently most expensive card. I am a self-employed IT consultant Texas and I will be making around $125k this year.

A credit bureau reported the following information about this borrower member on August 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,575.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.24.209 1. Total rent AND monthly living expenses per month are $ ? Your reasons describing why requesting cc consolidation/refinance at lower interest rates was well written, to the point. articulate and quite informative. I suggest that you have Lending Club verify your income. That makes potential lenders more comfortable with all potential borrowers ability to repay unescured promissory notes. Good luck with your loan request!	Thank you for your comments. Our monthly fixed expenses are: Rent: $1,400 2 cars (payments, insurance, gas): $1,250 Health Insurance: $600 Other Living Expenses: $1,500 We also pay more towards the cars. Car loans for 2 cars are $850 (at 7.45% and 8.65%), but we're paying $1,000 a month right now to have more cushion down the road. We might increase that number, but I don't want to take away from our credit card debt reduction efforts. Both cars are 2 and 2 1/2 years into 5 year loans.
Could you please verify your income. This will give investors including me some confidence in your repayment ability.	I will contact LendingClub and try to get my income verified with them.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	I've contacted LendingClub about getting my income verified. I am surprised myself that this step isn't an automated process since it seems very crucial.
With an E rating loan, it's very crucial. I'm waiting as well.	Thanks everyone for funding my loan so quickly. My income has been verified with Lending Club.

Member Payment Dependent Notes Series 436852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436852	$5,000	$5,000	7.74%	1.00%	August 31, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436852. Member loan 436852 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Travis Consulting LLC	Debt-to-income ratio:	5.12%
Length of employment:	5 years 4 months	Location:	BARRINGTON, RI

Home town:	Barrington
Current & past employers:	Travis Consulting LLC
Education:	Plymouth State University

This borrower member posted the following loan description, which has not been verified:

The loan is for a used car. Steve

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,215.00	Public Records On File:	0
Revolving Line Utilization:	65.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of car are you buying?	2001 Toyota Corolla. Nice car that has been inspected by my mechanic. Steve
Could you explain what makes up your $33K revolving credit balance? Also, could you briefly describe your position at Travis Consulting?	I am VP of Sales/Mktg. The credit balance is $28K. This was initially for bill consolidation and then some home improvement. Interest paid only now. Business is good and will start paying down the balance soon. Thanks Steve

Member Payment Dependent Notes Series 436877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436877	$1,200	$1,200	14.26%	1.00%	August 27, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436877. Member loan 436877 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	adp	Debt-to-income ratio:	14.54%
Length of employment:	2 years	Location:	bridgewater, NJ

Home town:	new york city
Current & past employers:	adp
Education:	New Jersey Institute of Technology

This borrower member posted the following loan description, which has not been verified:

loan for medical expenses

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	44
Revolving Credit Balance:	$16,653.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 436915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436915	$3,200	$3,200	11.83%	1.00%	August 27, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436915. Member loan 436915 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,561 / month
Current employer:	NYC Department of Education	Debt-to-income ratio:	20.96%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:	BRONXVILLE
Current & past employers:	NYC Department of Education
Education:	SUNY STONY BROOK

This borrower member posted the following loan description, which has not been verified:

My financial situation: I a public servant: A New York City school teacher instructing in a high-need discipline: Special Education. Purpose of loan: Directly pay off a Bank of America balance remaining of about $4000 @ 20.99% APR (which has steadily risen since 2000 when I opened the account). Bank of America and Citibank have received billions of dollars of our taxpayer money, and in an attempt to keep their outrageous profits alive, they have turned their attention away from the down and out to the people who have paid their bills on time - this article is very helpful on the topic: http://www.nytimes.com/2009/05/19/business/19credit.html?scp=4&sq=credit%20cards&st=cse I would like to save $100 a month in interest payments, handing any additional profit over to the people, not the banks that have ALREADY benefited from my tax money and interest payments well above the Federal Reserve Rate I have paid on-time for the past 10 years I have had credit cards. I have about $10,000 in 8-4%APR credit card debt that is fixed...the rest will be paid off with this loan and cash by years end. All Amounts Per-Month Salaried Income after all taxes and deductions: $3000.00 (deductions include 403b, pension, union dues) Overtime can vary, from $0 a month to $2000.00 a month in addition to my salary. Expenses Break-Down Rent ($1000.00) Utilities ($200.00) Car Insurance / Gas ($150.00) Groceries ($300.00) Credit Cards ($500.00)* Student Loans ($325.00) Thank you for your support! Please contact me with any questions you may have.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,948.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have done a commendable job of listing your loan objective and proving us Lenders with sufficent information to make a sound decision. I ask one final thing from you and that is have you submitted your income to Lending Club for verification? If not are you planning to do so? It is one additional step that gives Lenders assurance that you will be able to make your monthly payments and typically gets your loan funded quicker. Thank you	Thanks. When I applied for the loan I checked off that they may verify my income. I'm assuming it will be verified in a few days, as the loan just listed last night. The income is my base salary, without any additional overtime - volunteer or not.

Member Payment Dependent Notes Series 436924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436924	$3,000	$3,000	7.40%	1.00%	August 27, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436924. Member loan 436924 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Hertz Auto	Debt-to-income ratio:	2.80%
Length of employment:	9 years 7 months	Location:	cranston, RI

Home town:	providence
Current & past employers:	Hertz Auto, Retied from Juv Corrections
Education:	CCRI & RI COLLEGE

This borrower member posted the following loan description, which has not been verified:

Looking at small boats, prices are very low. Would like to have money available for the right boat

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1971	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	59
Revolving Credit Balance:	$3,771.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 436925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436925	$1,500	$1,500	8.94%	1.00%	August 27, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436925. Member loan 436925 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Andersons auto	Debt-to-income ratio:	8.52%
Length of employment:	2 years	Location:	Sandy Hook, CT

Home town:	Newtown
Current & past employers:	Andersons auto
Education:

This borrower member posted the following loan description, which has not been verified:

This is the first time I have ever used this service my friends can lend me money. as they feel I'm always good to pay them back. but every body I know is taped out from summer. and I don't want to give money to banks that we just helped Bale out I would rather see it go to some one how is actually investing. Thank you

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,649.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 436953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436953	$2,000	$2,000	7.40%	1.00%	August 27, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436953. Member loan 436953 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	3M Company	Debt-to-income ratio:	18.31%
Length of employment:	21 years	Location:	Woodville, WI

Home town:	Plum City
Current & past employers:	3M Company, St Croix County
Education:	Northeast Metro Tech

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan for the purchase of an ATV. I have a very good credit history and have never defaulted on a loan.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,305.00	Public Records On File:	0
Revolving Line Utilization:	46.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 436955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436955	$9,000	$9,000	8.94%	1.00%	August 31, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436955. Member loan 436955 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,230 / month
Current employer:	Euthenics Inc.	Debt-to-income ratio:	21.49%
Length of employment:	3 years 3 months	Location:	LAKEWOOD, OH

Home town:	Millersburg
Current & past employers:	Euthenics Inc.
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

This money will be used to pay off high interest credit cards and allow us to begin saving for a house to be bought in a few years.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,695.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It doesn't make sense to borrow to begin saving for a house. Before you can begin saving you must pay off the loan. How quickly do you plan to pay off this $9K loan?	Sorry, maybe that doesn't make as much sense as I thought it would. My fiance has some high interest credit cards and I would be using this to pay those off. This saves us a lot on the interest on this debt allowing us to put more in a savings account for the future. To answer your question about when this debt will be paid, I plan on using the full 3 year term of the loan.
What do you do for Euthenics Inc. and how stable is your position? Have you submitted paperwork for income verification with Lending Club yet? If not are you going to do that? Thanks	I am a civil engineer doing bridge design and inspection in and around the Cleveland area. My position there is very stable. I can submit the paperwork for income verification as needed.

Member Payment Dependent Notes Series 436995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436995	$7,500	$7,500	11.14%	1.00%	August 28, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436995. Member loan 436995 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Drnach Environmental	Debt-to-income ratio:	17.52%
Length of employment:	3 years 4 months	Location:	MCKEESPORT, PA

Home town:	Pittsburgh
Current & past employers:	Drnach Environmental, Don Farr Moving
Education:	Saint Vincent College

This borrower member posted the following loan description, which has not been verified:

Thank you for this loan. It is going to help get me back on my feet.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,639.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $500 of your requested $7.5K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $2,500 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto)	Thank you for your question I am happy to answer. 1) my job title is actually sewer flow meter specialist, and I work for a company that does flow metering and reporting for municipalities and sometimes bussinesses. 2) The $2,500 income is just from me , I am the only wage earner. 3&4) I do not have rent or mortgage payments because I live with my mother and do not own a car. I'd say my monthly expenses are around 500 for student loan repayments and cell phone. I do have a few credit card bills also but they will be gone once I receive this loan. Thanks I hope I answered your questions well.
Greetings - Could you describe specifically what you plan to use the loan for? Also, what is your job at Drnach? Thank you; Art	I will be using the loan mainly to pay off a debt I have with the state, as well as 2 credit cards. My position at Drnach environmental is called flow meter specialist. We install and maintain sewage flow meters and generate reports for the communities that we do the studies for in order for them to diagnose problems in their sewer systems.

Member Payment Dependent Notes Series 437150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437150	$4,600	$4,600	8.59%	1.00%	August 31, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437150. Member loan 437150 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Bostik Inc.	Debt-to-income ratio:	11.91%
Length of employment:	9 years 5 months	Location:	Westampton, NJ

Home town:	Staten Island
Current & past employers:	Bostik Inc., Manhattan Management Company, LLC
Education:	Burlington County College, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan request is to consolidate four higher interest credit cards / lines into one easy to manage monthly payment. While this loan will definitely make managing the monthly bills easier, it will save me significant money on interest in the long run. My credit history and FICO score should be on the high end, or above the national US average.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,429.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $4,429.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Bostik Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thanks for the question. This loan will be utilized to completely pay off all my credit card debt, hence the $4,600 request. If you see my credit, you will also know that I do have an outstanding auto loan, which I just refinanced to a rate about 25% lower than I was paying initially. In addition, I do also have student loan balances totalling around $1,300.00. This amount and my current tuition expenses are paid 100% by my employer. I am in a management position with Bostik. I have been employed almost 10 years. (since I was 20 years of age) Finally, yes I do have emergency funding available.

Member Payment Dependent Notes Series 437221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437221	$5,000	$5,000	11.83%	1.00%	September 1, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437221. Member loan 437221 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,483 / month
Current employer:	Cricket Communicaitons	Debt-to-income ratio:	13.63%
Length of employment:	8 years 9 months	Location:	Sugar Land, TX

Home town:	El Paso
Current & past employers:	Cricket Communicaitons, Target
Education:	Colorado Technical University

This borrower member posted the following loan description, which has not been verified:

Debt to income high, but have never missed a payment to a lender. please consider this

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,128.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.26.2009 Hi, I'm interested funding $500 of your requested $5K loan. I have questions requiring answers: 1. Current position and very brief job description are ? 2. Is reported $9,483 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	1. Current position and very brief job description are ? Regional Operations Manager..8 Market Ops Managers report into me 2. Is reported $9,483 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? One wage earner plus lease payment ($1400) from home owned in El Paso, Texas. Wife just finished school and is currently seeking employment in medical field. 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $3400 ? 4. Total car payment(s) per month is/are $ 0? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $1800? (Please do not itemize, just provide monthly grand total $.) Loan is being requested to pay off balance of a credit card that changed terms on me. I want to avoid bouncing balance to another credit card and want to payoff and close. This loan would provide about 10% less interest and I'm avoiding dipping into reserve funds until my wife gains employment. Thanks

Member Payment Dependent Notes Series 437237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437237	$1,000	$1,000	11.83%	1.00%	September 1, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437237. Member loan 437237 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	OryonTechnologiesDevelopment	Debt-to-income ratio:	16.80%
Length of employment:	2 years 6 months	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	OryonTechnologiesDevelopment, Jayco Interface Technologies, Paneltec, Inc.
Education:	Rio Salado College, Estrella Mountain Community College

This borrower member posted the following loan description, which has not been verified:

I was on my way to work today when my car overheated. The repairs (dead water pump, belts, radiator hoses, etc) is almost $1000. I need to fund this to get my car back. Thank you.

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	40
Revolving Credit Balance:	$8,035.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 437323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437323	$3,000	$3,000	7.74%	1.00%	August 31, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437323. Member loan 437323 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	self	Debt-to-income ratio:	15.26%
Length of employment:	20 years	Location:	GULF SHORES, AL

Home town:	Mobile
Current & past employers:	self, Peninsula Racquet Club
Education:	Some College

This borrower member posted the following loan description, which has not been verified:

Daughter needs a little help until next April, so I agreed to borrow $3,000.00 for her. If she pays me back ...good, if she doesn't I'll consider it a gift to her.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,380.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, You are listed as self employed. Just wondering what you do??? Good luck with your loan.	Type your answer here. Investement Company

Member Payment Dependent Notes Series 437386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437386	$10,000	$10,000	8.94%	1.00%	August 28, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437386. Member loan 437386 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Thomas Weisel Partners	Debt-to-income ratio:	14.37%
Length of employment:	1 year 8 months	Location:	San Francisco, CA

Home town:	Sacramento
Current & past employers:	Thomas Weisel Partners, Nanostellar Inc
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

I will use the loan and pay off all of my outstanding credit card debts that are spread out. It would be great to just focus on paying back one lender with a lower interest rate and not have to worry about keeping track each CC individually.

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,176.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $1,176.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Thomas Weisel Partners? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi, You are correct in that on my report it shows a credit balance of $1176, however, I will have a pending charge of approx $2,000 due to unexpected car repair charges that I expect to go through in the next several days. I have $3100 on my student loan during my years at SJSU. The rest of the discrepency between my loan amount and my outstanding debts will go to my savings account. My rough monthly breakdown of expenses are: Rent - 900 Utilities - 25 Car insurance - 100 Food/Entertainment - 500 Gym - 50 Cell - 100 Student Loan - 150 I am a Senior Accounting mostly performing GL duties, month-end close process, quarter-end prcoess, balance sheet reconciliations, accounts analysis, fixed assets. I do have a savings account but it is not funded enough to help me survive for 6 months if something happens to my job (which I feel is secure at this moment) I will verify my income in the next day or so. Thanks for taking the time to look at my application and please let me know if you have further questions.

Member Payment Dependent Notes Series 437401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437401	$2,200	$2,200	7.40%	1.00%	August 31, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437401. Member loan 437401 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Mount Diablo School District	Debt-to-income ratio:	1.43%
Length of employment:	6 years	Location:	Danville, CA

Home town:	Santa Monica
Current & past employers:	Mount Diablo School District
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Hello all, I own a home and have been wanting to remodel the kitchen for sometime. Unfortunately, my bank isn't allowing me to take a small home equity loan, so I'm looking to you, the gracious lending club members to help me out. As you see, I have little to no debt and have a solid income to repay this loan. I simply don't have the lump some of money on hand. Thanks in advance!

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$441.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you be willing to verify your income? Contact lending club to find out how. It should help your application. Good luck.	Yes- absolutely. I'm waiting for them to make the small deposits.
Do you know why you're home equity was denied? I see 2 inquiries in the last 6 months, 1 assuming is for the home equity, what about the other?	The lender raised the level of home equity required to qualify for the loan.

Member Payment Dependent Notes Series 437498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437498	$2,000	$2,000	14.26%	1.00%	September 1, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437498. Member loan 437498 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,510 / month
Current employer:	Cornell University	Debt-to-income ratio:	15.38%
Length of employment:	5 years 1 month	Location:	Locke, NY

Home town:	Ithaca
Current & past employers:	Cornell University
Education:	Tompkins-Cortland Community College, Cornell University

This borrower member posted the following loan description, which has not been verified:

I have been offered another loan for this amount from another bank I do business with and just wanted to check with others. I don't really need the loan, but the extra money would make things not as tight when it comes to expenses during this joyest wedding time. Thank you, Allen

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	23
Revolving Credit Balance:	$3,759.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.27.2009 I'm interested funding $250 of your requested $2K wedding expenses loan. I have questions requiring answers: 1. Current position and brief job description at Cornell University are ? 2. Is reported $2,510 income to repay loan 1 wage-earner? Or 2 wage-earners including either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (No need to itemize, just provide monthly grand total $.) You should contact Lending Club either by email support@lendingclub.com or (866) 754-4094 8AM - 5PM PST M - F to begin verification process both your employment and income. You may be asked to submit either Pay Stub, or W-2, or 1099, or latest Tax Return, etc. After verification completed your application will be changed from "Under Review" to "Approved". Benefits to borrower are loan fully funds faster and $$ proceeds can be deposited more quickly into your bank account. Good luck with your requested loan. Advance thank you for your expected reply answering my five questions. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Is reported $2,510 income to repay loan 1 wage-earner? Yes ??? I wage ??? earner. I actually gross $2,575.60 a month. Or 2 wage-earners including either spouse, or parents, or other family members? My soon to be spouse actually grosses over $4,700 per month. She is a health and benefit specialist for the Health and dental plans her at Cornell University as well. She has been there over 15 years. Housing expenses, rent payment, per month is $700 shared with spouse Total car payment per month is only $600 per month my future spouse pays this direct deposit out of her check Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $565?

Member Payment Dependent Notes Series 437507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437507	$3,500	$3,500	16.00%	1.00%	September 1, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437507. Member loan 437507 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Angel Otero	Debt-to-income ratio:	8.89%
Length of employment:	1 month	Location:	Astoria, NY

Home town:	Springfield
Current & past employers:	Angel Otero, Brooklyn Arts Exchange, Boxart, Inc.
Education:	School of Visual Arts, Greenfield Community College

This borrower member posted the following loan description, which has not been verified:

I am artist. This money will be used for projects and personal expenses. I just got a new job and need to catch up on all my expenses. This amount of money should do it. I always pay my bills on time and never defaulted.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,869.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 437563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437563	$5,000	$5,000	14.61%	1.00%	September 1, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437563. Member loan 437563 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,483 / month
Current employer:	att mobility	Debt-to-income ratio:	20.21%
Length of employment:	7 years 1 month	Location:	wichita falls, TX

Home town:	Manila
Current & past employers:	att mobility
Education:	Midwestern State University

This borrower member posted the following loan description, which has not been verified:

i will pay my credit card and medical expenses.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,986.00	Public Records On File:	1
Revolving Line Utilization:	38.80%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.27.2009 I'm interested funding $250 of your requested $5K loan. I have questions requiring answers: 1. Current position and brief job description at ATT Mobility are ? 2. Is reported $2,583 income to repay loan 1 wage-earner? Or 2 wage-earners including either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (No need to itemize, just provide monthly grand total $.) 6. Credit history shows 1 public record on file, either bankruptcy or lien against property. Please explain. You should contact Lending Club either by email support@lendingclub.com or (866) 754-4094 8AM - 5PM PST M - F to begin verification process both your employment and income. You may be asked to submit either Pay Stub, or W-2, or 1099, or latest Tax Return, etc. After verification completed your application will be changed from "Under Review" to "Approved". Benefits to borrower are loan fully funds faster and $$ proceeds can be deposited more quickly into your bank account. Good luck with your requested loan. Advance thank you for your expected reply answering my six questions. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	I work at ATT as a Payroll Clerk. I ensure all checks are accurate. It is only my income. My car payment is $301 and my other expenses will $ 200 a month including cell phone bill. I'm trying to establish my credit at the same time. As far my rent, my husband paid for rent/morgage for $804. Thanks for approving me for $250 but i would have to decline it. Thank you very much.
08.27.2009 Thank you for your reply. But I believe you are confused concerning how Lending Club borrower loans are funded. NO single investor funds ALL of a borrowers loan. Instead many individual small investors c-o-m-b-i-n-e-d fund the borrowers total loan. A typical $5,000 refinancing credir cards at lower interest rate loan such as yours may have 50, or 75, or even 100 individual investrors each funding a portion of the $5,000 loan. My investment would be $250 of the total $5,000 loan, other investors would fund the remaining $4,750 balance. Notice the "Funding Received" and "Lenders" section at right-top of screen. Currently 3 other investors have already funded $125 of the $5,000 loan. Your loan has another maximum 13 days to be completely funded. But a $5,000 loan most probably will be completely funded in another 3 to 4 days. Semper Fidelis	Yes, you are right. I found out after I responded to your email. Addition to my response why I filled bancrupcy was because of my husband was physically abused me during the marriage. He put me to so much debt. I was naive when i was young. Thanks!

Member Payment Dependent Notes Series 437580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437580	$10,000	$10,000	8.94%	1.00%	August 31, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437580. Member loan 437580 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Rebling Plastics	Debt-to-income ratio:	19.75%
Length of employment:	6 years 3 months	Location:	Southampton, PA

Home town:
Current & past employers:	Rebling Plastics
Education:

This borrower member posted the following loan description, which has not been verified:

I AM APPLYING FOR THIS LOAN TO PAY OFF MY AMEX CARD & CLOSE THE ACCOUNT. ALTHOUGH MY CREDIT HISTORY WITH AMEX IS GREAT, I HAVE RECEIVED NOTICE THAT THEY ARE RAISING MY RATE ANYWAY, JUST LIKE MOST CREDIT CARD COMPANIES ARE DOING IN THIS ECONOMY.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	59
Revolving Credit Balance:	$12,377.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you please explain why you re-listed this loan? (Your previous loan was removed for some reason) Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $12,377.) Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Rebling Plastics? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The loan is relisted because of an error on my part. I sent Lending Club an email that said I wasn't sure if I wanted to go through with the application until I looked further into what Lending Club is all about. With that they closed my application. I called them the next day and they relisted it for me. Over the past few days I have done a lot of research on Lending Club, feel more confident, and have a much better understanding of how it works. The 10K will pay off my American Express balance that has an interest rate. I am closing that card immediately. I have one other card that I use for emergencies only, and that has a 0% balance until May 2010. That card is for emergencies only and I leave it at home. Yes I have a car loan at 0% financing, due to my good credit rating. My total monthly expenses including rent, car & utilities is around $2K. I am the Materials Mgr. at my job, responsible for purchasing, inventory control, & production scheduling, along with overseeing the front office staff. I have an emergency fund and a 401K with profit sharing in the company. Thank you.
Can you please explain the delinquency from about 5 years ago?	I honestly don't know.

Member Payment Dependent Notes Series 437684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437684	$6,600	$6,600	11.14%	1.00%	September 1, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437684. Member loan 437684 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,350 / month
Current employer:	Law Office	Debt-to-income ratio:	2.87%
Length of employment:	3 years	Location:	Alhambra, CA

Home town:
Current & past employers:	Law Office
Education:	Ohio State University-Main Campus, Glendale Community College

This borrower member posted the following loan description, which has not been verified:

Hi, everyone. Thank you for reading my loan request. As I mentioned in the title, first part of the loan is for my root canal. I need to come up with 1900.00 to do root canal for 2 teeth that is currently bringing me a lot of pain. I can't eat too much or hard food. My company just started to offer health insurance for employees 2 months ago. So I thought I can use the benefit to repair my teeth, but I found out that root canal is not covered by the insurance policy. So I have to come up with 1900.00 from my own pocket to fix the teeth and get rid of the pain. But it is an unexpected spending to me, so I am not able to afford 1900.00 at one time. I have saving, but since I still have fixed expenses every month, including rent, phone bill, insurance, credit cards debt ,etc. I don't have that much left to fund the root canal treatment but around 400.00 now. So I really need you help with the 1600.00 so that I can have my teeth saved in the next two weeks instead of removing them eventually. For the rest of 5000.00, I am going to use it to consolidate my high interest rate credit cards debt. Although I am able to make payments on each credit card on time monthly, but since the interest rate is not fixed, I still feel insecure to have such debts. And making payments different times a month really frustrates me and I have been trying to find a way to consolidate them. But the interest rate from banks are so high, and even the lowest interest rate for personal loan is still higher than that from my credit cards. All the credit card debts incurred when I was in college because I did not even have full time job back then and I had to support my life. After I graduated, I have stopped using them for my living expense or paying bills as I know it is not the right way to use them. It is a lesson I have learned, and I have been paying them on time monthly till now. But it seems to me that I have never got ahead of the interest raise. So I really hope I can consolidate them and make payment in a lump sum amount every month. In doing so, I know I am making progress in managing my debt well and I can see the end of the tunnel. About me, as you may have noticed, I have good credit score, and I have never been late on even 1 payment. I am responsible for what I did. Also, I have worked for a law firm as a paralegal for 3 years, so I have a stale job and income and am able to make payments. Thank you again for your help in advance.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,164.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sorry to hear you are having tooth problems...Make sure your dentist uses "calcium hydroxide" for disinfection and leaves it in there for 4 weeks--I have a read a lot on this subject and it is crucial that the calcium hydrozide is left in there enough time to properly sterilize the teeth (regardless of what the dentist tells you, it is very hard to kill all the bacteria inside the tooth's canals otherwise).	Thank you very much for your advise. I will see my dentist this Saturday morning and work on one of my them. I will talk to her to see if she can use "Calcium hydroxide". Right now I am using Prevident 5000 booster Pastorl to brush my teeth and taking Amox-Clav 500MG to control the pain as my left face is swollen already. Thank you again and I really appreciated it.

Member Payment Dependent Notes Series 437707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437707	$13,475	$13,475	8.94%	1.00%	September 1, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437707. Member loan 437707 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,375 / month
Current employer:	Hilton Hotels Corporation	Debt-to-income ratio:	18.70%
Length of employment:	15 years 8 months	Location:	Thousand Oaks, CA

Home town:
Current & past employers:	Hilton Hotels Corporation, Hilton Hotels
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I am a responsible borrower and have always made payments on time. My goal is to pay off my debt and lower my loan amounts as quickly as possible. However, due to increased interest rates, this is becoming more difficult. I want to consolidate my highest interest rate cards into one loan.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,660.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you willing to have your income verified? If so, please contact Lending Club to find out how. Lenders, incl. me feel more comfortable if income is verified and a notation gets made on your listing once the process is complete if you choose to do it.	Yes, I am willing to have my income verified, but don't know how to go about it yet as this is my first experience with this type of lending. I contacted Lending Club to initiate the verification process. Thank you for your question.

Member Payment Dependent Notes Series 437743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437743	$3,500	$3,500	15.31%	1.00%	September 1, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437743. Member loan 437743 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	GARDA	Debt-to-income ratio:	17.52%
Length of employment:	4 years 2 months	Location:	LITTLETON, CO

Home town:	DENVER
Current & past employers:	GARDA, Intel Screening Service
Education:	Colorado State University (CSU), Colorado School of Mines

This borrower member posted the following loan description, which has not been verified:

Am buying a Car for $3500 from a friend

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,357.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.27.2009 I'm interested funding $250 of your requested $3.5K loan. I have questions requiring answers: 1. Current position and brief job description at Garda are ? 2. Is reported $5,833 income to repay loan 1 wage-earner? Or 2 wage-earners including either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (No need to itemize, just provide monthly grand total $.) You should contact Lending Club either by email support@lendingclub.com or (866) 754-4094 8AM - 5PM PST M - F to begin verification process both your employment and income. You may be asked to submit either Pay Stub, or W-2, or 1099, or latest Tax Return, etc. After verification completed your application will be changed from "Under Review" to "Approved". Benefits to borrower are loan fully funds faster and $$ proceeds can be deposited more quickly into your bank account. Good luck with your requested loan. Advance thank you for your expected reply answering my five questions. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Hi, thank you for showing your interest in providing funding. 1) I currently work for Garda Cash Logistics, which is an armored truck company. My title is a Supervisor of the pre-employment division. I prescreen all the new employees and armored truck drivers applying to the company. 2) The monthly income of $5,833 is a 2-wage earner between me and my spouse. 3-5) Our total household montly expenses equals out to about $4,000 which includes bills, rent, car payments, and misc. expenses.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for GARDA? Could you please explain the reasons for the seven inquiries on your credit history in the last six months? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi, thank you for your interest in providing me funds. I do have student loans, I recently received a bachelors degree in Communication Design, but decided to change fields and am currently a student at Colorado School of Mines working towards a Bachelors degree in Mechanical Engineering. I will be in school for the next three years and will not have to repay loans till I graduate. I do have a car loan which I am still paying off. A rough estimate of my total monthly expenses is $4,000 which my spouse and I pay equally. I have been working for Garda Cash Logistics for four years, I am a Supervisor for the pre-employment screening division where I pre-screen all the new employees applying for the company. The inquiries on my credit were for my current car, bed and household furniture (paid off already), and the other inquires are from trying to get a loan from a bank for a second car. The car that I am asking for funds to purchase costs $6,000. I am only asking for $3,500 because I am paying $2,500 from my savings account. I also have reserve funds which I do not wish to spend because I am saving it to buy a house. I will be contacting lending club today to go through the process to verify my income and employment.

Member Payment Dependent Notes Series 437795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437795	$12,000	$12,000	8.94%	1.00%	September 1, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437795. Member loan 437795 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	olmsted-kirk paper company	Debt-to-income ratio:	15.86%
Length of employment:	1 year 6 months	Location:	houston, TX

Home town:	la mesa
Current & past employers:	olmsted-kirk paper company
Education:	Blinn College, sussex institute of technology

This borrower member posted the following loan description, which has not been verified:

wish to use this money to have a cushion for work that may need to be done to our home and to fund projects and expenses as they arise

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$498.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	Type your answer here. my employer can be contacted and my income verified there. i am getting money this way so i do not have to draw and incur a penalty from my ira.

Prospectus Supplement (Sales Report) No. 5 dated September 1, 2009